Exhibit 99.2

___________________________________________________

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Mid-Southern Bancorp, Inc.
Salem, Indiana
___________________________________________________

As Of:
February 28, 2018

Prepared By:

Keller & Company, Inc.
555 Metro Place North
Suite 524
Dublin, Ohio 43017
(614) 766-1426

KELLER & COMPANY

___________________________________________________

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Mid-Southern Bancorp, Inc.
Salem, Indiana
___________________________________________________

As Of:
February 28, 2018

KELLER & COMPANY, INC.
FINANCIAL INSTITUTION CONSULTANTS
555 METRO PLACE NORTH
SUITE 524
DUBLIN, OHIO 43017
_______________________________________

(614) 766-1426        (614) 766-1459 FAX

March 16, 2018

Board of Directors
Mid-Southern Bancorp, Inc.
Mid-Southern Savings Bank, FSB
300 North Water Street
Salem, Indiana 47167

To the Board:

We hereby submit an independent appraisal ("Appraisal") of the pro forma market value of the common stock to be issued by the new Mid-Southern Bancorp, Inc. (the "Corporation") in connection with the second stage stock conversion of Mid-Southern, M.H.C. (the "M.H.C.") from the mutual to the stock form of ownership. The M.H.C. currently owns 71.69 percent of the stock of Mid-Southern Savings Bank, FSB (the "Bank"), which increased from 70.72 as a result of the inclusion of the $926,000 in cash held by the M.H.C.  Such cash held at Mid-Southern M.H.C. did result in an increase in the value by $1.0 million.  The remaining 29.28 percent of the Corporation's common stock is owned by public shareholders.  The exchange ratios established by the Corporation as applied to the value established herein are 1.5595 shares, 1.8347 shares, 2.1099 shares, and 2.4264 shares for each share of the Corporation's common stock at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the valuation range.  This appraisal was prepared and provided to the Corporation in accordance with regulatory appraisal requirements.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks.  The firm is a full-service consulting organization, as described in more detail in Exhibit A in the Appraisal, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks.  The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C in the Appraisal.

Our appraisal is based on the assumption that the data provided to us by the Bancorp and the Bank and the material provided by the independent auditors, Monroe Shine & Co., Inc., CPAs, New Albany, Indiana, are both accurate and complete.  We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities.  We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Mid-Southern Bancorp, Inc.
Mid-Southern Savings Bank, FSB
March 16, 2018

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Breyer & Associates, PC, McLean, Virginia, the Bank's conversion counsel, and with Keefe, Bruyette & Woods, Inc., the Bank's investment banking firm.  Further, we viewed the Bank's local economy and primary market area and also reviewed the Bank's most recent Business Plan as part of our review process.

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition.  Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions.  Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in such appraisal update.

It is our opinion that as of February 28, 2018, the pro forma market value or appraised value of the Corporation was $27,000,000 at the midpoint, with a public offering of $19,356,300 or 1,935,630 shares at $10 per share, representing 71.69 percent of the total valuation.  The pro forma valuation range of the Corporation is from a minimum of $22,950,000 to a maximum of $31,050,000, with a maximum, as adjusted, of $35,707,500, representing public offering ranges of $16,452,855 at the minimum to a maximum of $22,259,745, with a maximum, as adjusted, of $25,598,707, representing 1,645,286 shares, 2,225,975 shares and 2,559,871 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of the Corporation as of February 28, 2018, is $27,000,000, at the midpoint with a midpoint public offering of $19,356,300.

Very truly yours,

KELLER & COMPANY, INC.

 TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS
NUMERICAL EXHIBITS		PAGE

1	Consolidated Balance Sheet - At December 31, 2017	69
2	Consolidated Balance Sheets - At December 31, 2013 through 2016	70
3	Consolidated Statement of Income for the Year Ended December 31, 2017	71
4	Consolidated Statements of Income for the Years Ended December 31, 2013 through 2016	72
5	Selected Financial Information	73
6	Income and Expense Trends	74
7	Normalized Earnings Trend	75
8	Performance Indicators	76
9	Volume/Rate Analysis	77
10	Yield and Cost Trends	78
11	Net PortfolioValue	79
12	Loan Portfolio Composition	80
13	Loan Maturity Schedule/Fixed & Adjustable-Rate Loans Schedule	81
14	Loan Originations	83
15	Delinquent Loans	84
16	Nonperforming Assets	85
17	Allowance for Loan Losses	86
18	Investment Portfolio Composition	87
19	Mix of Deposits	88
20	Certificates of Deposit by Rate and Maturity	89
21	Deposit Activity	90
22	Offices of Mid-Southern Savings Bank, FSB	91
23	Management of the Bank	92
24	Key Demographic Data and Trends	93
25	Key Housing Data	94
26	Major Sources of Employment	95
27	Unemployment Rates	96
28	Market Share of Deposits	97
29	National Interest Rates by Quarter	98
30	Share Data Prices and Pricing Ratios	99
31	Key Financial Data and Ratios	106
32	Recent Second Stage Conversions	113
33	Acquisitions and Pending Acquisitions	114

 LIST OF EXHIBITS (cont.)

NUMERICAL EXHIBITS		PAGE

34	Balance Sheets Parameters - Comparable Group Selection	115
35	Operating Performance and Asset Quality Parameters - Comparable Group Selection	117
36	Balance Sheet Ratios Final Comparable Group	119
37	Operating Performance and Asset Quality Ratios Final Comparable Group	120
38	Balance Sheet Totals - Final Comparable Group	121
39	Balance Sheet - Asset Composition Most Recent Quarter	122
40	Balance Sheet - Liability and Equity Most Recent Quarter	123
41	Income and Expense Comparison Trailing Four Quarters	124
42	Income and Expense Comparison as a Percent of Average Assets - Trailing Four Quarters	125
43	Yields, Costs and Earnings Ratios Trailing Four Quarters	126
44	Reserves and Supplemental Data	127
45	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of February 28, 2018	128
46	Valuation Analysis and Conclusions	129
47	Pro Forma Effects of Conversion Proceeds - Minimum	130
48	Pro Forma Effects of Conversion Proceeds - Midpoint	131
49	Pro Forma Effects of Conversion Proceeds - Maximum	132
50	Pro Forma Effects of Conversion Proceeds - Maximum as Adjusted	133
51	Summary of Valuation Premium or Discount	134

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	135
B	RB 20 Certification	139
C	Affidavit of Independence	140

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of the new Mid-Southern Bancorp, Inc. (the "Corporation"), a newly formed Indiana corporation and the new holding company of Mid-Southern Savings Bank, FSB ("Mid-Southern" or the "Bank"), in connection with the conversion of Mid-Southern, M.H.C.  The shares of common stock to be issued represent the majority interest in Mid-Southern, M.H.C., which was formed in 1998.  Mid-Southern is a subsidiary of Mid-Southern, M.H.C.  Under the Plan of Conversion, Mid-Southern, M.H.C. will cease to exist, with Mid-Southern becoming a wholly owned subsidiary of the Corporation.  The existing shares of stock in Mid-Southern will be exchanged for new shares of stock in the Corporation based on their current appraised value as determined in this Report.

The Application is being filed with the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB") and the Securities and Exchange Commission ("SEC").  In accordance with the conversion, there will be an issuance of 70.72 percent of the Corporation's stock, representing the ownership of Mid-Southern, M.H.C., in the Corporation, along with the balance of assets held by Mid-Southern, M.H.C. of $920,000, resulting in a 70.72 percent public offering based on the midpoint valuation.  Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Breyer & Associates, PC, McLean, Virginia.

This conversion appraisal was prepared based on the guidelines used by the OCC entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," in accordance with the OCC application requirements and the Revised Guidelines for Appraisal Reports and represents a full appraisal report.  The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of

Introduction  (cont.)

the fourteen factors that need to be considered.  Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

We define the pro forma market value as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction.  The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended December 31, 2013 through 2017, and discussed them with Mid-Southern's management and with Mid-Southern's independent auditors, Monroe Shine & Co., Inc., CPAs, New Albany, Indiana.  We have also discussed and reviewed with management other financial matters and have reviewed internal projections.  We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

To gain insight into the Bank's local market condition, we have visited Mid-Southern's market area of Washington, Orange and Lawrence Counties in Indiana.  We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank's primary market area relative to Indiana and the United States.  We have also examined the competitive market within which Mid-Southern operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular.  We have examined the performance of selected

Introduction  (cont.)

publicly traded thrift institutions and compared the performance of Mid-Southern to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation.  Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in the second stage stock offering will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.	DESCRIPTION OF MID-SOUTHERN

GENERAL
Mid-Southern ("Mid-Southern") was organized in 1886 as an Indiana chartered mutual savings and loan association with the name Salem Building Loan Fund and Savings Association, later changing its name to Salem Savings and Loan Association in 1964.  The Bank became a federally chartered savings and loan association in 1981, changing its name to Mid-Southern Federal Savings and Loan Association and then in 1988, the Bank converted its charter to a federal mutual savings bank and adopted its current name, Mid-Southern Savings Bank, FSB.  In 1998, the Bank formed its mutual holding company, Mid-Southern, M.H.C.  In 1998, the Corporation completed a minority stock offering.  In January 2018, a new holding company was organized, Mid-Southern Bancorp, Inc., an Indiana corporation, and will become the holding company of Mid-Southern.  The Corporation plans to complete a stock offering equal to all the shares owned by Mid-Southern, M.H.C. and resulting in its elimination.

Mid-Southern conducts its business from its main office, located in Salem, Indiana, and it branches located in Mitchell, Indiana, and Orleans, Indiana.  The Bank also operates a loan origination office located in New Albany, Indiana.  The Bank's primary retail market area is focused on the communities of Salem, Mitchell, and Orleans, while the Bank's lending market extends into the immediately surrounding Washington, Orange and Lawrence Counties as well as their surrounding counties of Jackson, Bartholomew, Jennings, Decatur, Ripley, Jefferson, Scott, Clark, Floyd, Harrison, Perry, Crawford, Dubois, Martin, Daviess, Greene, Monroe and Brown.

Mid-Southern's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF").  The Bank is also subject to certain reserve requirements of the FRB.  Mid-Southern is a member of the Federal Home

General  (cont.)

Loan Bank (the "FHLB") of Indianapolis and is regulated by the OCC.  As of December 31, 2017, Mid-Southern had assets of $176,676,828, deposits of $151,893,271 and equity of $24,154, 373.

Mid-Southern has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution.  Mid-Southern has been actively involved in the origination of one- to four-family mortgage loans including home equity lines of credit, commercial real estate loans and multi-family loans.  At December 31, 2017, 68.6 percent of the Bank's gross loans consisted of one- to four-family real estate loans, compared to a larger 69.2 percent at December 31, 2016, with the primary sources of funds being retail deposits from residents in its local communities.  The Bank is also an originator of commercial real estate loans, multi-family loans, construction loans, commercial business loans, and consumer and other loans.  Consumer and other loans include automobile loans, loans on deposit accounts, and other secured and unsecured personal loans.

The Bank had cash and investments of $30.2 million, or 17.1 percent of its assets, excluding FHLB stock which totaled $777,600 or 0.4 percent of assets at December 31, 2017.  The Bank had $23.1 million of its investments in mortgage-backed and related securities representing 13.1 percent of assets.  Deposits, principal payments, and equity have been the primary sources of funds for the Bank's lending and investment activities.  The Bank has not made use of FHLB advances.

The total amount of stock to be sold in the second stage stock offering will be $19,094,400 or 1,909,400 shares at $10 per share based on the midpoint of the appraised value of $27.0 million and representing 70.72 percent of the total appraised value.  The net conversion proceeds will be $17.8 million, reflecting conversion expenses of approximately $1,250,000.  The actual cash proceeds to the Bank of $8.9 million will represent 50.0 percent of the net

General  (cont.)

conversion proceeds. The new ESOP will represent 8.00 percent of the public shares sold or 152,755 shares at $10 per share, representing $1,527,552. The Bank's net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments.  The Bank may also use the proceeds to expand services, expand operations, diversify into other businesses, or for any other purposes authorized by law.  The Corporation will use its proceeds to fund the ESOP, to purchase short-and intermediate-term government or  federal agency securities or to invest in short-term deposits.

The Bank has experienced a moderate deposit decrease over the previous three fiscal years of 2013 to 2016, with deposits decreasing 15.7 percent from December 31, 2013, to December 31, 2016, or an average 5.2 percent per year.  From December 31, 2016, to December 31, 2017, deposits then decreased by 1.4 percent, decreasing $2.2 million to $151.9 million.

The Bank has focused on improving its asset quality position, monitoring its net interest margin and earnings and strengthening its equity to assets ratio during the past four years.  Equity to assets increased from 9.94 percent of assets at December 31, 2013, to 12.91 percent at December 31, 2016, impacted by the Bank's moderate shrinkage in assets and then increased modestly to 13.67 percent at December 31, 2017, due to moderate earnings combined with a continued decrease in assets.

The primary lending strategy of Mid-Southern has been to focus on the origination of one- to four-family mortgage loans, which include home equity lines of credit, commercial real estate loans and multi-family loans, with less emphasis on the origination of commercial business loans, construction loans and consumer loans.

The Bank's share of one- to four-family mortgage loans has decreased slightly from 69.2 percent of gross loans at December 31, 2016, to 68.6 percent of gross loans as of December 31, 2017.  Commercial real estate loans have decreased from 19.8 percent of gross loans to 19.1 percent from December 31, 2016, to December 31, 2017, and multi-family loans have increased

General  (cont.)

from 4.7 percent at December 31, 2016, to 5.4 percent at December 31, 2017.  All types of real estate loans, including home equity lines of credit, as a group remained at 95.0 percent at December 31, 2016, and at December 31, 2017.  The share of real estate loans is offset by the Bank's share of commercial loans and consumer loans.  The Bank's share of consumer loans witnessed a decrease in their share of gross loans from 1.8 percent at December 31, 2016, to 1.7 percent at December 31, 2017, and the Bank's share of commercial business loans increased from 3.2 percent to 3.3 percent, during the same time period.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and  maintain an adequate level of general valuation allowances and also in recognition of the Bank's higher historical level of nonperforming assets.  At December 31, 2016, Mid-Southern had $2,503,000 in its loan loss allowance or 2.1 percent of gross loans, and 104.4 percent of nonperforming loans with the loan loss allowance decreasing to $1,723,000 and representing a lower 1.5 percent of gross loans and a lower 91.7 percent of nonperforming loans at
December 31, 2017.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with a continued emphasis on strengthening noninterest income and controlling noninterest expenses.  With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank's net interest margin without undertaking excessive credit risk combined with controlling the Bank's interest risk position and continue to maintain reasonable noninterest income.

PERFORMANCE OVERVIEW

The financial position of Mid-Southern at fiscal year end December 31, 2013, through December 31, 2017, is shown in Exhibits 1 and 2, and the earnings performance of Mid-Southern for the fiscal years ended December 31, 2013, through December 31, 2017, is shown in Exhibits 3 and 4.  Exhibit 5 provides selected financial data at December 31, 2016, and at December 31, 2017.  Mid-Southern has recently focused on slightly increasing its loan portfolio decreasing its deposits and decreasing its asset base in 2017.  The most recent trend for the Bank from December 31, 2016, through December 31, 2017, was a minimal increase in assets, a slight decrease in investments, a minimal increase in loans and a modest decrease in deposits.

With regard to the Bank's historical financial condition, Mid-Southern experienced a moderate decrease in assets from December 31, 2013, through December 31, 2016, with a greater decrease in loans, a modest decrease in deposits, a moderate decrease in investments and a modest increase in the dollar level of equity over these past four years.

The Bank witnessed a decrease in assets of $26.0 million or 12.8 percent for the period of December 31, 2013, to December 31, 2016, representing an average annual decrease of 4.3 percent.  For the year ended December 31, 2017, assets decreased $949,000 or 0.5 percent.  Over the past four fiscal periods, the Bank experienced its largest dollar decrease in assets of $11.0 million in fiscal year 2015, due primarily to a $16.7 million decrease in portfolio loans, with a lesser $12.1 million decrease in deposits.  The Bank had no increases in assets from fiscal 2013 to 2017.

Mid-Southern's net loan portfolio, which includes mortgage loans and nonmortgage loans, decreased from $155.1 million at December 31, 2013, to $114.5 million at December 31, 2016, and represented a total decrease of $40.6 million, or 26.2 percent.  The average annual decrease during that period was 8.7 percent.   For the year ended December 31, 2017, net loans increased $374,000 or 0.3 percent to $114.9 million.

Performance Overview  (cont.)

Mid-Southern has obtained funds through deposits, with no FHLB advances at fiscal years ended December 31, 2013, through December 31, 2017.  The Bank's competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits.  Deposits decreased $28.7 million or 15.7 percent from fiscal 2013 to 2016, representing an average annual rate of decrease of 5.2 percent, decreasing to $154.1 million at December 31, 2016.  For the year ended December 31, 2017, deposits decreased by $2.2 million or 1.4 percent.  The Bank's largest fiscal year deposit decrease was in 2015, when deposits decreased $12.1 million or a moderate 7.0 percent.

The Bank witnessed an increase in its dollar equity level from 2013 to 2016, with increases occurring each year.  Equity then increased in the year ended December 31, 2017.  At December 31, 2013, the Bank had equity of $20.2 million, representing a 9.94 percent equity to assets ratio, and equity increased to $22.9 million at December 31, 2016,  representing a higher 12.91 percent equity to assets ratio.  At December 31, 2017, equity was a larger $24.2 million and a modestly higher 13.67 percent of assets.

The overall increase in the equity to assets ratio from December 31, 2013, to December 31, 2016,  was the result of the Bank's positive earnings in fiscal years 2014, 2015, and 2016.  The dollar level of equity increased 13.2 percent from December 31, 2013, to
December 31, 2016, representing an average annual increase of 4.4 percent, and then increased 5.4 percent from December 31, 2016, through December 31, 2017.

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Mid-Southern.  This table provides key income and expense figures in dollars for the fiscal years of 2016 and 2017.

Mid-Southern witnessed a modest increase in its dollar level of interest income from fiscal 2016 to fiscal 2017.  Interest income was $6.40 million in 2016 and a higher $6.48 million in 2017.  The increase represented $80,000 or 1.25 percent.

The Bank's interest expense experienced a decrease from fiscal year 2016 to 2017.  Interest expense decreased from $714,000 in 2016 to $655,000 in 2017, representing a decrease of $59,000 or 8.3 percent.  Interest income increased a larger $80,000.  Such increase in interest income from 2016 to 2017, notwithstanding the decrease in interest expense, resulted in a dollar increase in annual net interest income and a modest increase in net interest margin.

The Bank has made credits to its provisions for loan losses in each of the past two fiscal years of 2016 and 2017, after making positive large provisions in 2013 and 2014.  The amounts of those provisions were determined in recognition of the Bank's balance of loans, level of nonperforming assets, charge-offs and level of repossessed assets.  The loan loss provisions were $(449,000) in 2016 and $(700,000) in 2017.  The impact of these loan loss provisions has been to provide Mid-Southern with a general valuation allowance of $1,723,058 at December 31, 2017, or 1.5 percent of gross loans and 91.7 percent of nonperforming loans.

Total other income or noninterest income indicated a minimal increase from 2016 to 2017.  Noninterest income was $883,000 or 0.50 percent of assets in 2016 and a similar $884,000 in fiscal year 2017 or 0.50 percent of assets.  Noninterest income consists primarily of service charges, gains on the sale of securities, BOLI income, ATM and debit card income, and other income.

The Bank's general and administrative expenses or noninterest expenses decreased from $5,371,000 for the fiscal year of 2016 to $5,252,000 for the fiscal year ended December 31,

Income and Expense (cont.)

2017, representing a percentage decrease of 2.2 percent.  On a percent of average assets basis, operating expenses increased from 2.99 percent of average assets for the fiscal year ended December 31, 2016, to 3.07 percent for the fiscal year ended December 31, 2017, impacted by the Bank's decrease in assets.

The net earnings position of Mid-Southern has indicated moderate volatility from 2013 to 2017.  The annual net income figures for the fiscal years of 2013, 2014, 2015 and 2016 were $(1,221,316), $129,764, $1,492,393 and $1,138,485, respectively, representing returns on average assets of (0.57) percent, 0.07 percent, 0.79 percent and 0.64 percent for fiscal years 2013, 2014, 2015 and 2016, respectively.  For the year ended December 31, 2017, earnings were $1,173,438, representing a return on average assets of 0.67 percent.

Exhibit 7 provides the Bank's normalized earnings or core earnings for the year ended December 31, 2017.  The Bank's normalized earnings eliminate any nonrecurring income and expense items.  There was one adjustment related to the Bank's $700,000 credit to provision for loan losses, resulting in core income being a lower $960,000, compared to actual net income of $1,173,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance.  The Bank's return on assets changed from 0.64 percent in 2016 to 0.67 percent in fiscal year 2017.  The Bank's return on average equity increased slightly from 2016 to 2017.  The return on average equity increased from 5.08 percent in 2016, to 5.10 percent in 2017.

The Bank's net interest rate spread increased from 3.27 percent in 2016 to 3.40 percent in 2017.  The Bank's net interest margin indicated a similar trend, from 3.37 percent in 2016 to 3.50 percent in 2017.  Mid-Southern's net interest rate spread increased 13 basis points from 2016 to 2017.  The Bank's net interest margin followed a similar trend, increasing 13 basis points from 2016 to 2017.

Income and Expense (cont.)

Mid-Southern's ratio of interest-earning assets to interest-bearing liabilities increased slightly from 122.1 percent at December 31, 2016, to 125.1 percent at December 31, 2017.  The Bank's modest increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank's larger increase in its interest-earning assets.

Another key performance ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio."  The industry norm is 55.5 percent for all thrifts and 70.8 percent for thrifts with assets of greater than $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency.  The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 81.8 percent in 2016 to 78.3 percent in 2017, due to a rise in net interest income and a decrease in noninterest expenses.

Earnings performance can be affected by an institution's asset quality position.  The ratio of nonperforming assets to total assets is a key indicator of asset quality.  Mid-Southern witnessed a decrease in its nonperforming assets ratio from 2016  to 2017.  The ratio is still higher than the industry norm.  Nonperforming assets, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and real estate owned nonaccruing loans.  Mid-Southern's nonperforming assets consisted of real estate owned and nonaccrual loans, with no loans 90 days or more past due.  The ratio of nonperforming assets to total assets was 1.2 percent at December 31, 2017, decreasing from 1.5 percent at December 31, 2016.  The Bank also had $1,875,000 in restructured loans.

Two other indicators of asset quality are the Bank's ratios of allowance for loan losses to total loans and also to nonperforming loans.  The Bank's allowance for loan losses was 2.1 percent of loans at December 31, 2016, and decreased to 1.5 percent at December 31, 2017.  As a percentage of nonperforming loans, Mid-Southern's allowance for loan losses to nonperforming loans was 104.4 percent at December 31, 2016, and a lower 91.7 percent at

Income and Expense (cont.)

December 31, 2017.  The Bank did experience a noticeable increase in net charge-offs to average loans, increasing from 0.2 percent in 2016 to 1.5 percent in 2017.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year of 2017.  For the year ended December 31, 2017, net interest income increased $139,000, due to an increase in interest income of $80,000, accented by a $59,000 decrease in interest expense.  The increase in interest income was due to an increase due to volume of $53,000, accented by an increase due to rate of $27,000.  The decrease in interest expense was due to a $15,000 decrease due to rate, accented by a $106,000 decrease, due to volume.

YIELDS AND COSTS

The overview of yield and cost trends for the fiscal years ended December 31, 2016 and 2017, and at December 31, 2017, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Mid-Southern's weighted average yield on its loan portfolio decreased 10 basis points from fiscal year 2016 to 2017, from 4.69 percent to 4.59 percent and then increased 3 basis points to 4.62 percent at December 31, 2017.  The yield on investment securities increased 21 basis points from 2.38 percent in 2016 to 2.59 percent in fiscal year 2017, and then increased 11 basis points to 2.70 percent at December 31, 2017.  The yield on interest-bearing deposits increased 48 basis points from 0.32 percent in fiscal 2016 to 0.80 percent in fiscal 2017 and then increased 24 basis points to 1.04 percent at December 31, 2017.  The yield on Federal Home Loan Bank stock remained at 4.24 percent for all periods.  The combined weighted average yield on all interest-earning assets increased 10 basis points to 3.88 percent from fiscal year 2016 to 2017 and then increased 9 basis points to 3.97 percent at December 31, 2017.

Mid-Southern's weighted average cost of interest-bearing liabilities decreased 3 basis points to 0.48 percent from fiscal year 2016 to 2017, which was less than the Bank's 10 basis point increase in yield, resulting in an increase in the Bank's net interest rate spread of 13 basis points from 3.27 percent to 3.40 percent from 2016 to 2017.  Then the Bank's interest rate spread increased 8 basis points to 3.48 percent at December 31, 2017.  The Bank's net interest margin increased from 3.37 percent in fiscal year 2016 to 3.50 percent in fiscal year 2017, representing an increase of 13 basis points.

The Bank's ratio of average interest-earning assets to interest-bearing liabilities increased from 122.1 percent for the year ended December 31, 2016, to 125.1 percent for the year ended December 31, 2017.

INTEREST RATE SENSITIVITY

Mid-Southern has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining a moderate share of adjustable-rate commercial real estate loans and adjustable-rate commercial loans, to offset its share of fixed-rate residential mortgage loans.  Mid-Southern recognizes the thrift industry's historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past.  Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution's "gap."  The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss.  In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position.  This frequently results in a decline in the institution's net interest margin and overall earnings performance.  Mid-Southern has responded to the interest rate sensitivity issue by maintaining higher shares of adjustable-rate one- to four-family loans, multi-family loans and commercial real estate loans.

The Bank's key measure of its interest rate risk is through the use of its economic value of equity ("EVE") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts.  The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank's EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates.  Such changes in EVE ratio under changing rates are reflective of the Bank's interest rate risk exposure.  The Bank also measures its interest rate risk through the use of the change in its net interest income under rising and falling interest rates.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates.  Such key factors to consider when analyzing interest rate

Interest Rate Sensitivity (cont.)

sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

Exhibit 11 provides the Bank's EVE levels as of December 31, 2017, based on the most recent calculations and reflects the changes in the Bank's EVE levels under rising and declining interest rates.

The Bank's change in its EVE level at December 31, 2017, based on a rise in interest rates of 100 basis points was a 2.3 percent decrease, representing a dollar decrease in equity value of $(801,000).  In comparison, based on a decline in interest rates of 100 basis points, the Bank's EVE level was estimated to decrease 0.7 percent or $(259,000) at December 31, 2017.  The Bank's exposure increases to an 8.2 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,907,000.  The Bank's exposure is not measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates.  Due to Mid-Southern's recognition of the need to control its interest rates exposure, the Bank has recognized the importance of maintaining its share of adjustable-rate mortgage loans.  The Bank plans to increase its lending activity in the future.  The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned second stage stock offering will strengthen the Bank's EVE ratio, based on any change in interest rates.

LENDING ACTIVITIES

Mid-Southern has focused its lending activity on the origination of one- to four-family mortgage loans, commercial real estate loans and multi-family loans, and has also made construction loans, commercial business loans and consumer loans.  Exhibit 12 provides a summary of Mid-Southern's loan portfolio by loan type at December 31, 2016, and at December 31, 2017.

The primary loan type for Mid-Southern has been one- to four-family mortgage loans, including home equity lines of credit, representing a strong 68.6 percent of the Bank's gross loans as of December 31, 2017.  This share of loans has seen a slight decrease from 69.2 percent at December 31, 2016.  The second largest loan type as of December 31, 2017, was commercial real estate loans, which comprised a moderate 19.1 percent of gross loans, compared to 19.8 percent as of December 31, 2016, and represented the second largest real estate loan category in 2017.  The third largest loan category at December 31, 2017, was multi-family loans, which represented 5.4 percent of loans compared to a smaller 4.7 percent at December 31, 2016.  The next largest loan category at December 31, 2017, was commercial business loans, which represented 3.3 percent of loans compared to a smaller 3.2 percent at December 31, 2016.  The final real estate loan category was construction loans, including residential and commercial construction loans, which represented a modest 1.9 percent of gross loans at December 31, 2017, and a lesser 1.3 percent at December 31, 2016.  The six real estate loan categories represented a strong 95.0 percent of gross loans at December 31, 2017, compared to an identical 95.0 percent of gross loans at December 31, 2016.

          Commercial business loans represent a modest size loan category for Mid-Southern.  Commercial business loans totaled $3.9 million and represented 3.3 percent of gross loans at December 31, 2017, compared to a similar $3.8 million or 3.2 percent of gross loans at December 31, 2016.

Lending Activities (cont.)

The combined consumer and other loan category was the smallest loan category at December 31, 2017, and represented a minimal 1.7 percent of gross loans compared to a similar 1.8 percent at December 31, 2016.  The Bank's consumer and other loans include automobile loans, savings account loans, and secured and unsecured personal loans.  The overall mix of loans has witnessed modest change from December 31, 2016, to December 31, 2017, with the Bank having decreased its shares of one- to four-family loans and commercial real estate loans to offset its modest increases in construction loans and multi-family loans with the emphasis of Mid-Southern's lending activity being the origination of one- to four-family loans, commercial real estate loans and multi-family loans for its portfolio.

The Bank offers several types of adjustable-rate mortgage loans, ("ARMs") with adjustment periods of five years, seven years and ten years.  The interest rates on ARMs are generally indexed to the rate on five-year Treasury bills.  ARMs have a maximum rate adjustment of 2.25 percent at each adjustment period, and 6.0 percent for the life of the loan.  Rate adjustments are computed by adding a stated margin to the index.  The Bank normally retains all ARMs which it originates.  The majority of ARMs have terms of up to 30 years, the maximum term offered, with some having terms of 15 and 20 years.

The Bank's one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay.  These mortgage loans contain "due on sale" clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank's other key mortgage loan product is a fixed-rate mortgage loans.  Fixed-rate mortgage loans have a maximum term of 30 years.  The Bank's adjustable-rate and fixed-rate mortgage loans normally do not conform to FHLMC or Fannie Mae underwriting standards.

Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Mid-Southern.  Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership.

Mid-Southern has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans.  The Bank had a total of $22.3 million in commercial real estate loans and $6.4 million in multi-family loans at December 31, 2017, or a combined 24.5 percent of gross loans, compared to a similar $28.6 million or 24.5 percent of gross loans at
December 31, 2016.

The major portion of commercial real estate are secured by churches, retail establishments, industrial and office buildings, farm properties, and other owner-occupied properties used for business.   Multi-family loans are secured by apartment buildings with five or more units in the Bank's local market.  Multi-family and commercial real estate loans have terms of 20 years and an amortization period of 20 years.  The maximum loan-to-value ratio is normally 70.0 percent.

The Bank is an originator of commercial and industrial  loans, which totaled $3.9 million at December 31, 2017, and represented 3.3 percent of gross loans.  Commercial and industrial loans include secured and unsecured loans to professionals, small businesses and sole proprietorships.  Commercial business loans have terms of fixed and revolving lines of credit and a loan-to-value ratio of the collateral of up to 70.0 percent.

The Bank also originates residential and commercial construction loans.  The Bank had $2.2 million or 1.9 percent of gross loans in construction loans at December 31, 2017.  Construction loans normally have a term of 12 months with an adjustable interest rate for the

Lending Activities (cont.)

term of the loan and a loan-to-value ratio of no more than 80.0 percent of appraised value or 90.0 percent of cost.  The Bank's construction loans provide for interest only payments during the term of the loan with the principal amount due at the end of the loan term.

Mid-Southern is also an originator of consumer and other loans, with these loans totaling only $2.0 million at December 31, 2017, and representing 1.7 percent of gross loans.  Consumer loans primarily include automobile loans, share loans and secured and unsecured personal loans.

Exhibit 13 provides a loan portfolio maturity schedule and breakdown and summary of Mid-Southern's fixed- and adjustable-rate loans, indicating a strong majority of adjustable-rate loans.  At December 31, 2017, 82.1 percent of the Bank's loans due after December 31, 2018, were adjustable-rate and 17.9 percent were fixed-rate.  At December 31, 2017, the Bank had a modest 13.0 percent of its loans due on or before December 31, 2018, or in one year or less, with 24.4 percent due by December 31, 2018, or in one to five years.  The Bank had an additional 62.6 percent of its loans with a maturity of more than 5 years.

As indicated in Exhibit 14, Mid-Southern experienced a moderate increase in its adjustable-rate one- to four-family loan originations and total loan originations form fiscal year 2016 to 2017.  Total loan originations in fiscal year 2016 were $27.2 million compared to a larger $32.4 million in fiscal year 2017, reflective of the higher level of adjustable-rate one- to four-family loans originated, increasing from $9.0 million to $14.1 million.  The increase in adjustable-rate one- to four-family loan originations form 2016 to 2017 of $5.1 million represented 98.1 percent of the Association's $5.2 million aggregate increase in total loan originations from 2016 to 2017, with adjustable-rate commercial real estate loans increasing $2.7 million and commercial real estate construction loans increasing $3.4 million.  Residential construction loan originations decreased $989,000 from 2016 to 2017, all consumer loans decreased $369,000 from 2016 to 2017, and all commercial business loans increased $441,000.

Lending Activities (cont.)

Overall, loan originations exceeded principal payments, charge-offs, loan repayments and other deductions in 2016 but fell short of these deductions in 2017.  In fiscal 2016, loan originations exceeded deductions by $371,000, impacted by $27.2 million in loan originations, and then fell short of deductions by $413,000 in 2017, impacted by a stronger $32.8 million in principal payments.

NONPERFORMING ASSETS

Mid-Southern understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned.  The quality of assets has been a key concern to financial institutions throughout many regions of the country.  A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances and being subject to much higher provision for loan losses.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans, multi-family loans and nonowner-occupied one- to four-family loans.  Mid-Southern has been faced with a modestly higher level of nonperforming assets in 2013, with nonperforming assets decreasing steadily thereafter to a lower level by 2017.

Exhibit 15 provides a summary of Mid-Southern's delinquent loans at December 31, 2017.  The Bank had $3,132,000 in loans delinquent 30 to 89 days at December 31, 2017.  Loans delinquent 90 days or more totaled $613,000 at December 31, 2017, with these two categories representing 3.2 percent of portfolio loans with 89.9 percent of these loans consisting of one- to four-family real estate loans and the remainder in commercial real estate loans.

It is a normal procedure for Mid-Southern to contact a borrower when the borrower fails to make a loan payment.  When a loan is delinquent 15 days, the Bank sends a late notice to the borrower, followed by a phone call within 30 days delinquency and then a delinquency letter is normally sent.  The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent.  Under certain circumstances, the Bank may arrange for an alternative payment structure through a workout agreement.  A decision as to whether and when to initiate foreclosure proceeding is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower's ability and willingness to cooperate in

Nonperforming Assets (cont.)

curing the delinquency.  The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

Exhibit 16 provides a summary of Mid-Southern's nonperforming assets at December 31, 2016 and 2017.  Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets.  The Bank carried a higher level of nonperforming assets at December 31, 2016, and December 31, 2017, relative to industry norms.  Mid-Southern's level of nonperforming assets was $2,710,000 at December 31, 2016, and a moderately lower $2,054,000 at December 31, 2017, which represented 1.5 percent of assets in 2016 and 1.2 percent in 2017.  The Bank's nonperforming assets included $2,397,000 in nonaccrual loans, no loans 90 days or more past due, no nonaccruing troubled debt restructurings,  and $313,000 in real estate owned for a total of $2,710,000 at December 31, 2016.  At December 31, 2017, nonperforming assets included no loans 90 days or more past due, $1,878,000 in nonaccrual loans, no nonaccruing troubled debt restructurings, and $176,000 in real estate owned for a total of $2,054,000 at December 31, 2017.

Exhibit 17 shows Mid-Southern's allowance for loan losses at activity for the years ended December 31, 2016 and 2017, indicating the activity and the resultant balances.  Mid-Southern has witnessed a moderate decrease in its balance of allowance for loan losses from $2,503,000 at December 31, 2016, to $1,723,000 at December 31, 2017, in response to its decrease in loans and decrease in nonperforming assets.  The Bank had negative provisions for loan losses of $(449,000) in the fiscal year ended December 31, 2016, and $(700,000) in the fiscal year ended December 31, 2017.

The Bank had total charge-offs of $244,000 in 2016 and $101,000 in 2017 with total recoveries of $66,000 in 2016, and $21,000 in 2017.  The Bank's ratio of allowance for loan losses to gross loans was 2.10 percent at December 31, 2016, and a lower 1.50 percent at December 31, 2017, impacted by the Bank's credit to allowance for loan losses.  Allowance for

Nonperforming Assets (cont.)

loan losses to nonperforming loans was 104.4 percent at December 31, 2016, and a lower 91.7 percent at December 31, 2017.

INVESTMENTS

          The investment and securities portfolio, excluding interest-bearing deposits, has been comprised of U.S. government and federal agency obligations, municipal obligations, and mortgage-backed securities.  Exhibit 18 provides a summary of Mid-Southern's investment portfolio at December 31, 2016 and 2017, including FHLB stock.  Investment securities totaled $45.2 million at December 31, 2016, based on fair value, compared to $46.7 million at December 31, 2017.  The Bank had $26.8 million in mortgage-backed securities at December 31, 2016, and a smaller $23.1 million at December 31, 2017, both of which are included in total investments.

The primary component of investment securities at December 31, 2017, was mortgage-backed securities, representing 49.4 percent of total investments, including FHLB stock, compared to a larger 59.2 percent at December 31, 2016.  The Bank also had cash and interest-bearing deposits totaling $7.5 million at December 31, 2017, and a larger $9.3 million at December 31, 2016.  The Bank had $778,000 in FHLB stock at December 31, 2016 and 2017.  The weighted average yield on investment securities was 3.44 percent for the year ended December 31, 2017, with a lower 0.80 percent yield on other interest-earning deposits for the year ended December 31, 2017.

DEPOSIT ACTIVITIES

The mix of deposits by amount at and for the years ended December 31, 2016 and 2017, is provided in Exhibit 19.  There has been a modest change in total deposits and in the deposit mix during this period.  Total deposits decreased from $154.1 million at December 31, 2016, to $151.9 million at December 31, 2017, representing a decrease of $2.2 million or 1.4 percent.  Certificates of deposit decreased from $59.1 million at December 31, 2016, to $51.6 million at December 31, 2107, representing a decrease of $7.5 million or 12.7 percent, while interest and noninterest checking accounts, savings accounts, and MMDA accounts increased $5.3 million from $95.0 million at December 31, 2016, to $100.3 million at December 31, 2017 or 5.6 percent.

Exhibit 20 provides a breakdown of certificates of deposits by maturity and rate as of December 31, 2017.  A modest 16.9 percent of these certificates of deposit mature in six months or less.  The largest category of these certificates based on maturity was certificates maturing over three years, which represented 31.8 percent of certificates.  The smallest category of these certificates based on maturity was certificates with a maturity of over one year and less than two years, totaling $9.2 million, representing 17.9 percent of certificates of deposit.  Long-term certificates of deposit with a maturity of over three years represent a moderate 24.7 percent of deposits.

Exhibit 21 provides a summary of the Bank's deposit activity in fiscal year 2016 and 2017.  Each year indicated negative net deposits with net withdrawals exceeding deposits.  In 2016, there was a net decrease in deposits of $6.2 million, representing a 3.8 percent decrease in deposits.  In 2017, there was a net decrease in deposits of $2.2 million, representing a 1.4 percent decrease in deposits.

BORROWINGS

Mid-Southern has not made regular use of FHLB advances in each of the years ended December 31, 2016 and 2017.  The Bank had no FHLB advances at December 31, 2016, or December 31, 2017.

SUBSIDIARIES

Mid-Southern had one active subsidiary at December 31, 2017, Mid-Southern Investments, Inc.  Mid-Southern Investments, Inc. was formed in 2017 to invest in general market municipal bonds.  The Bank's capital investment in Mid-Southern Investments totaled $10.2 million at December 31, 2017.

OFFICE PROPERTIES

Mid-Southern had three retail offices at December 31, 2017, with its home office located in Salem, Indiana, with branches in Orleans, Indiana, and Mitchell, Indiana (reference Exhibit 23).  The Bank also has one loan office in New Albany, Indiana.  At December 31, 2017, the Bank's net investment in premises and equipment, based on depreciated cost, was $2.0 million or 1.15 percent of assets.

MANAGEMENT

The president and chief executive officer of Mid-Southern is Mr. Alexander G. Babey (reference Exhibit 24).  He has served as president and chief executive officer of the Bank since October 2016.  Mr. Babey is also president and chief executive officer of Mid-Southern Bancorp, positions he has held since its formation in January 2018.  He is also a director of the Bank, a position he has held since 2016.  Mr. Babey has been with the Bank since 2013.  He has

Management (cont.)

extensive banking experience with particular expertise in lending.  Prior to joining Mid-Southern, he served as executive vice president and senior loan officer at a community bank.  Mr. Frank M. Benson, III, has been the executive vice president and senior loan officer of Mid-Southern since June 2014.   Prior to joining Mid-Southern, he was senior vice president of lending at MainSource Bank from 1998 through June 2014.  Ms. Erica B. Schmidt serves Mid-Southern as executive vice president, chief financial officer and treasurer.  Ms. Schmidt has served as executive vice president and chief financial officer since January 2014.  Prior to that, Ms. Schmidt served the Bank as controller from September 2005 through December 2013.  Ms. Schmidt has been treasurer since 2008 and has been corporate secretary since 2013.

II.      DESCRIPTION OF PRIMARY MARKET AREA

Mid-Southern's lending market area encompasses all of Lawrence, Orange and Washington Counties in Indiana and extends into the surrounding area, and the retail market area is currently focused on the communities of Salem, Orleans and Mitchell and their immediately surrounding areas.

  Exhibit 24 shows the trends in population, households and income for Lawrence, Orange and Washington Counties, Indiana and the United States.  The population trends indicate a minimal increases in all three counties.  For the period from 2000 to 2010, population increased by 0.5 percent, 2.8 percent and 3.8 percent in Lawrence County, Orange County and Washington County, with Indiana and the United States increasing in population by 6.6 percent and 9.7 percent, respectively.  Lawrence and Orange Counties are projected to decrease in population at rates of 1.2 percent and 0.1 percent through 2020, with Washington County, Indiana and the United States increasing in population by 0.7 percent, 4.7 percent  and 7.6 percent, respectively, through 2020.

More important is the trend in households.  Washington County experienced a slightly higher 5.7 percent increase in households from 2000 through 2010, compared to increases of 1.5 percent in households in Lawrence County, 3.3 percent increase in households in Orange County, 7.1 percent increase in households in Indiana and 10.7 percent in the United States.  Washington County, Indiana and the United States are projected to increase in households from 2010 through 2020 by 0.7 percent, 4.6 percent and 7.5 percent, respectively.  Lawrence and Orange Counties are projected to decrease in households by 1.2 percent and 0.2 percent, respectively.

Lawrence County had a per capita income level of $17,653 in 2000, with Orange  County, Washington County and Indiana at per capita income levels of $16,717, $16,748 and $20,397, respectively, lower than the United States at $22,162.  Per capita income increased from 2000 to 2010.  Lawrence County's per capita level increased to $21,352.  Orange County's per capita income level increased to $19,119, Washington County's per capita income increased to

Description of Primary Market Area (cont.)

$19,278, Indiana's per capita income level increased to $22,806, with all four of those areas still below the United States' $26,059 per capita income level.

In 2000, the median household income level in Lawrence County was $36,280, with Orange and Washington Counties and Indiana at $31,564, $36,630 and $41,567, with median household income in the United States at $41,994.  Median household income increased from 2000 to 2010 by 11.3 percent, 17.6 percent, 8.4 percent, 7.3 percent, and 19.2 percent to $40,380, $37,120, $39,722, $44,613, and $50,046 in Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.  These five areas are also projected to show increases in their median household income levels from 2010 through 2020.  Lawrence County is projected to experience an increase in its median household income level by 8.3 percent to $43,724, while Orange and Washington Counties, Indiana and the United States are projected to experience median household income increases of 6.1 percent, 11.2 percent, 18.9 percent, 21.0 percent and 23.1 percent to $45,528, $45,146, $63,822, $54,419 and $61,618, respectively, from 2010 to 2020.

Exhibit 25 provides a summary of key housing data for Lawrence, Orange and Washington Counties, Indiana and the United States.  In 2000, Lawrence County had a rate of owner-occupancy of 78.9 percent, Orange County had a rate of owner-occupancy of a slightly higher 79.1 percent and Washington County had the highest owner-occupancy rate of 81.1 percent.   Indiana and the United States had owner-occupancy rates at 71.4 percent and 66.2 percent, respectively.  As a result, Lawrence County supported a lower rate of renter-occupied housing of 21.1 percent, compared to 20.9 percent in Orange County, 18.9 percent in Washington County, 28.6 percent in Indiana and 33.8 percent in the United States.  In 2010, owner-occupied housing decreased slightly in all three counties to 76.4 percent, 75.0 percent and 78.3 percent, respectively, in Lawrence, Orange and Washington Counties, with Indiana and the United States decreasing in owner-occupied housing to 69.9 percent and 65.1 percent, respectively.  Conversely, the renter- occupied rates increased slightly in Lawrence, Orange and Washington Counties to levels of 23.6 percent, 25.0 percent and 21.7 percent, respectively, with

Description of Primary Market Area (cont.)

Indiana and the United States increasing in renter-occupied housing to 30.1 percent and 34.9 percent, respectively, in 2010.

Lawrence County's 2000 median housing value was $75,400, higher than Orange County's median housing value of $63,500, but lower than Washington County at $77,500, Indiana at $94,300 and the United States with a median housing value of $119,600.  The 2000 median rent in Lawrence County was $447, higher than both Orange and Washington Counties' levels of $385 and $418, respectively, and much lower than Indiana and the United States at 2000 levels of $521 and $602 for median rent.  In 2010, median housing values had increased in Lawrence, Orange and Washington Counties, Indiana and the United States to $95,700, $90,200, $101,200, $123,400 and $186,200.  The 2010 median rent levels were $602, $587, $610, $719 and $871 in Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.

In 2000, the major source of employment for all area–except Washington County–by industry group, based on share of employment, was the services industry.  The services industry was responsible for the majority of employment with 40.8 percent of jobs in Lawrence County, 34.5 percent of jobs in Orange County, 31.0 percent of jobs in Washington County, 40.9 percent of jobs in Indiana and 46.7 percent in the United States (reference Exhibit 26).  The manufacturing sector held the highest percentage of jobs in Washington County.  The manufacturing sector was the second major employer in Lawrence, Orange and Washington Counties and Indiana at 28.6 percent, 29.5 percent, 33.0 percent, and 22.9 percent, respectively, with the wholesale-retail industry the second largest employer in the United States at 15.3 percent of employment.  The construction group was the third major overall employer in all three counties and Indiana with 12.8 percent, 13.5 percent, 13.2 percent and 15.2 percent of employment in Lawrence, Orange and Washington Counties and Indiana.  The manufacturing industry employed the third largest amount of persons in the United States at 14.1 percent.

Description of Primary Market Area (cont.)

In 2010, the services industry, manufacturing industry and wholesale/retail industry provided the first, second and third highest levels of employment, respectively, for all areas.  The services industry accounted for 50.7 percent, 47.2 percent, 42.1 percent, 48.0 percent and 51.2 percent in Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.  The manufacturing industry provided for 16.9 percent, 20.9 percent, 23.4 percent, 18.3 percent and 15.0 percent in Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.  The wholesale/retail industry was the third largest employer in all areas in 2010, accounting for 14.2 percent, 9.5 percent, 12.2 percent, 14.3 percent and 14.8 percent of employment in Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.

Some of the largest employers in Washington County are listed below.

Employer	Product/Service
Kimball Office Casegoods Manufacturing	Manufacturing
Peerless Gear	Manufacturing
Gkn Sinter Metals	Manufacturing
Net Shape Technologies, Inc.	Manufacturing
Walmart	Retail
John Jones Auto Group	Retail (Auto Sales)
Jay C Food Stores	Retail
Blue River Wood Products	Manufacturing
Jean's Extrusions	Manufacturing
St. Vincent Salem Hospital	Medical Services

The unemployment rate is another key economic indicator.  Exhibit 27 shows the unemployment rates Lawrence, Orange and Washington Counties, Indiana and the United States in 2013 through 2017.  Lawrence County has been characterized by slightly higher unemployment rates with both Lawrence and Orange Counties having higher rates in 2016 than all other areas.  In 2013, Lawrence County had an unemployment rate of 10.1 percent, compared to unemployment rates of 9.9 percent in Orange County, 8.7 percent in Washington County, 7.7 percent in Indiana and 7.4 percent in the United States.  In 2014, Lawrence County's rate of unemployment decreased to 8.1 percent compared to a decrease to 7.7 percent in Orange County

Description of Primary Market Area (cont.)

and decreases to 6.6 percent in Washington County, 6.0 percent in Indiana and 6.2 percent in the United States.  In 2015, all areas had increases in unemployment rates to 6.5 percent, 6.0 percent, 5.2 percent, 4.8 percent and 5.3 percent in Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.  In 2016, the unemployment rates in all areas again decreased:  to 5.7 percent in Lawrence County, to 5.1 percent in Orange County, to 4.5 percent in Washington County, to 4.4 percent in Indiana and to 4.9 percent in the United States.  Through 2017, unemployment rates decreased in Lawrence, Orange and Washington Counties to 4.5 percent, 4.0 percent and 3.7 percent, respectively, decreased to 3.5 percent in  Indiana, and decreased to 4.4 percent in the United States.

Exhibit 28 provides deposit data for banks and thrifts in Lawrence, Orange and Washington Counties.  Mid-Southern's deposit base was approximately $153.0 million or a strong share of the $301.4 million total thrift deposits but a smaller share of the total deposits, which were approximately $949.6 million as of June 30, 2017.  It is evident from the size of the thrift deposits and bank deposits that Mid-Southern has a moderate deposit base in the three-county area but a higher level of 50.8 percent market penetration for thrifts deposits in the three-county area.

Exhibit 29 provides interest rate data for each quarter for the years 2014 through 2017.  The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills.  Short term interest rates experienced a stable trend in 2014, followed by a slightly rising trend in 2015 and stronger increases in 2016 and 2017.

SUMMARY

In summary, population increased by an average of 2.4 percent in the three market area counties from 2000 to 2010, and the number of households increased in an average of 3.5 percent in the three market area counties.  The 2010 median household income in all three market area counties was lower than state and national levels.  All three counties' 2017 unemployment rates were higher than the state rate with Lawrence County higher than the national rate.  According to the 2010 Census, median housing values were $95,700, $90,200, $101,200, $123,400, and $186,200 for Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.  More recently, the 2012-2016 American Community Survey 5-Year Estimates (Census Bureau) indicates median housing values of $103,400 in Lawrence County, $88,400 in Orange County, $104,600 in Washington County, $126,500 in Indiana and $184,700 in the United States.

The Corporation holds deposits of approximately 50.8 percent of all thrift deposits in the three-county market area as of June 30, 2017, and a modest 16.1 percent share of the larger total deposit base of $949.6 million.

III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group."  This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices.  The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group.  There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region.

Exhibits 30 and 31 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 134 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons.  Exhibits 30 and 31 also subclassify all thrifts by region, including the 41 publicly traded Midwest thrifts ("Midwest thrifts") and the 7 publicly traded thrifts in Indiana ("Indiana thrifts").  Exhibit 30 presents prices, pricing ratios and price trends for all publicly traded FDIC-insured thrifts.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters.  The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective.  The parameters established and defined are considered to be both reasonable and reflective of the Corporation's basic operation.

Introduction  (cont.)

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition as a target at February 28, 2018, due to the price impact of such a pending transaction.  There was one thrift institution that was a potential comparable group candidate but had to be eliminated due to its involvement in a merger/acquisition.

Institution	State
Jacksonville Bancorp	Illinois

There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation's city, county or market area as indicated in Exhibit 33.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ).  Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing.  Of the 134 publicly traded, FDIC-insured savings institutions,

Trading Exchange (cont.)

excluding the 22 mutual holding companies, 3 are traded on the New York Stock Exchange and 73 are traded on NASDAQ. There were an additional 22 traded over the counter and 35 institutions listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to December 31, 2017, in order to insure at least four consecutive quarters of reported data as a publicly traded institution.  The resulting parameter is a required IPO date prior to December 31, 2016.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks.  Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the West and Southwest regions.

The geographic location parameter consists of the Midwest, North Central, Southern and Northeast for a total of fifteen states.  To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions.  The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group.  The  total asset size for any potential comparable group institution was $1.0 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $177 million.  Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY

Exhibits 36 and 37 show the 27 institutions considered as comparable group candidates after applying the general parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 34.  The balance sheet ratios consist of the following:
1.    Cash and investments to assets
2.    Mortgage-backed securities to assets

Introduction (cont.)

3.    One- to four-family loans to assets
4.    Total net loans to assets
5.    Total net loans and mortgage-backed securities to assets
6.    Borrowed funds to assets
7.    Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix.  The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation.  The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank's ratio of cash and investments to assets, excluding mortgage-backed securities, was 17.14 percent at December 31, 2017, and reflects the Corporation's share of cash and investments higher than the national and regional averages of 12.47 percent and 13.74 percent, respectively.  The Bank's investments have consisted primarily of U.S. government and federal agency securities, municipal securities and interest-bearing deposits.  For its two most recent fiscal years ended December 31, 2017, the Corporation's average ratio of cash and investments to assets was a lower 16.10 percent, ranging from a high of 17.14 percent in 2017 to a low of 15.06 percent in 2016.  It should be noted that, for the purposes of comparable group selection, the Corporation's $777,600 balance of Federal Home Loan Bank stock at December 31, 2017, is included in the other assets category, rather than in cash and investments, in order to be consistent with reporting requirements and sources of statistical and comparative analysis related to the universe of comparable group candidates and the final comparable group.

Cash and Investments to Assets (cont.)

The parameter range for cash and investments is has been defined as 25.0 percent or less of assets, with a midpoint of 12.5 percent.

Mortgage-Backed Securities to Assets

At December 31, 2017, the Corporation's ratio of mortgage-backed securities to assets was a strong 13.05 percent, higher than the national average of 7.34 percent and higher than the regional average of 7.57 percent for publicly traded thrifts.  The Bank's two most recent fiscal year average is a higher 14.12 percent, higher than industry averages.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 20.0 percent or less of assets and a midpoint of 10.0 percent.

One- to Four-Family Loans to Assets

The Corporation's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings.  One- to four-family loans, excluding construction loans, represented 45.22 percent of the Corporation's assets at December 31, 2017, which is lower than its ratios of 45.59 percent at December 31, 2016. The parameter for this characteristic is 55.0 percent of assets or less in one- to four-family loans with a midpoint of 27.5 percent.

Total Net Loans to Assets

At December 31, 2017, the Corporation had a 65.03 percent ratio of total net loans to assets and a slightly higher than its two-year fiscal year average of 64.75 percent, with the current ratio being lower than the national average of 72.85 percent and the regional average of 70.15 percent for publicly traded thrifts. The Corporation's ratio of total net loans to assets changed from 64.47 percent of total assets in fiscal year 2016 to 65.03 percent in fiscal year 2017.

The parameter for the selection of the comparable group is from 50.0 percent to 95.0 percent with a midpoint of 67.5 percent.  The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation's shares of mortgage-backed securities to assets and total net loans to assets were 13.05 percent and 65.03 percent, respectively, for a combined share of 78.08 percent.  Recognizing the industry and regional ratios of 80.2 percent and 77.7 percent, respectively, the parameter range for the comparable group in this category is 70.0 percent to 95.0 percent, with a midpoint of 82.5 percent.

Borrowed Funds to Assets

The Corporation had no borrowed funds at December 31, 2017, which is below the current industry average of 10.17 percent.  The Corporation also had no borrowed funds at December 31, 2014 and 2015.

Borrowed Funds to Assets (cont.)

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds.  The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.  The institutional demand for borrowed funds has decreased in recent years, due to much lower rates paid on deposits.  Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have diminished in the current economic environment.

The parameter range of borrowed funds to assets is 15.0 percent or less with a midpoint of 7.5 percent.

Equity to Assets

The Corporation's equity to assets ratio was 13.67 percent at December 31, 2017, 12.91 percent at December 31, 2016, and 12.01 percent at December 31, 2015, averaging 12.86 percent for the three fiscal years ended December 31, 2017.  The Bank's dollar equity increased in each of the past three fiscal years, also increasing at December 31, 2017, for a total 10.0 percent increase from December 31, 2015, to December 31, 2017, and a 5.4 percent increase from December 31, 2016 to December 31, 2017.  After conversion, based on the midpoint value of $27.0 million and a public offering of $19.1 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase within the range of 17.0 percent to 18.0 percent of assets, with the Corporation within the range of 20.0 percent to 21.0 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 15.0 percent with a midpoint ratio of 11.5 percent.

PERFORMANCE PARAMETERS

Introduction

Exhibit 35 presents five parameters identified as key indicators of the Corporation's earnings performance and the basis for such performance both historically and during the four quarters ended December 31, 2017.  The primary performance indicator is the Corporation's core return on average assets (ROAA).  The second performance indicator is the Corporation's core return on average equity (ROAE).  To measure the Corporation's ability to generate net interest income, we have used net interest margin.  The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets.  The final performance indicator is the Corporation's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA.  For the year ended December 31, 2017, the Corporation's core ROAA was 0.54 percent based on core earnings after taxes of $960,000, as detailed in Item I of this Report. The Corporation's ROAAs in its most recent two fiscal years of 2016 and 2017 were 0.64 percent and 0.67 percent, respectively, with a two fiscal year average ROAA of 0.66 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.00 percent or less with a midpoint of 0.50 percent.

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation's position. The Corporation's core ROAE for the year ended December 31, 2017, was 5.10 percent based on core income.  In its most recent two fiscal years, the Corporation's average ROAE was 5.09 percent, from 5.08 percent in 2016 to 5.10 percent in 2017.

The parameter range for ROAE for the comparable group, based on core income, is 9.00 percent or less with a midpoint of 4.5 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.44 percent for the year ended
December 31, 2017, representing net interest income as a percentage of average interest-earning assets.  The Corporation's net interest margin levels in its prior fiscal year of 2016 was 3.37 percent, averaging 3.41 percent for the prior two fiscal years.

The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 4.75 percent with a midpoint of 3.75 percent.

Operating Expenses to Assets

For the year ended December 31, 2017, the Corporation had a 2.96 percent ratio of operating expense to average assets.  In its two most recent fiscal years of 2016 and 2017, the Corporation's expense ratio averaged 2.98 percent, from a low of 2.96 percent in fiscal year 2017 to a high of 2.99 percent in fiscal year 2016.

Operating Expenses to Assets (cont.)

The operating expense to assets parameter for the selection of the comparable group is from a low of 2.25 percent to a high of 3.25 percent with a midpoint of 2.75 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower than average level of noninterest income as a source of additional income. The Corporation's ratio of noninterest income to average assets was 0.50 percent for the year ended December 31, 2017.  For its most recent two fiscal years ended December 31, 2016 and 2017, the Corporation's ratio of noninterest income to average assets was 0.41 percent and 0.50 percent, respectively, for an average of 0.46 percent.

The range for this parameter for the selection of the comparable group is 1.20 percent of average assets or less, with a midpoint of 0.60 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 35.  The purpose of these parameters is to insure that the thrift institutions in the comparable group as a group have an asset quality position similar to that of the Corporation.  The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation's ratio of nonperforming assets to assets was 1.17 percent at
December 31, 2017, which was higher than the national average of 0.70 percent for publicly traded thrifts and the average of 0.72 percent for Midwest thrifts.  The Corporation's ratio of nonperforming assets to total assets averaged 1.34 for its most recent two fiscal years ended December 31, 2017, from a high of 1.50 percent in fiscal year 2016 to a low of 1.17 percent in fiscal year 2017.

The comparable group parameter for nonperforming assets is 1.40 percent or less of total assets, with a midpoint of 0.70 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $176,000 at December 31, 2017, representing a ratio to total assets of 0.10 percent, following a ratio of repossessed assets to total assets of 0.18 percent.  National and regional averages were 0.14 percent and 0.16 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.50 percent of assets or less with a midpoint of 0.25 percent.

Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $1,723,000, representing a loan loss allowance to total assets ratio of 0.98 percent at December 31, 2017, which was lower than its 1.41 percent ratio at December 31, 2016.

Loans Loss Reserves to Assets (cont.)

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.30 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 36, 37 and 38.  The comparable group institutions range in size from $262.8 million to $982.9 million with an average asset size of $615.0 million and have an average of 9.0 offices per institution.  The comparable group institutions are located in Maryland, Minnesota, Nebraska, Louisiana, Illinois, Kentucky, Indiana, New York, Pennsylvania and Wisconsin, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 12.4 percent, which is 1.9 percent higher than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.62 percent, lower than all publicly traded thrifts at 0.80 percent, lower than the publicly traded Midwest thrifts at 0.85 percent and Indiana thrifts at 0.86 percent.

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts and to publicly traded thrifts in the Midwest region, as well as to the ten institutions constituting the Corporation's comparable group, as selected and described in the previous section.  The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 37 through 42.

As presented in Exhibits 39 and 40, at December 31, 2017, the Corporation's total equity of 13.67 percent of assets was higher than the comparable group at 12.37 percent, all thrifts at 12.14 percent and Midwest thrifts at 11.76 percent.  The Corporation had a 65.03 percent share of net loans in its asset mix, lower than the comparable group at 76.48 percent, all thrifts at 72.85 percent and Midwest thrifts at 70.15 percent.  The Corporation's higher share of net loans and 17.14 percent share of cash and investments, higher than industry averages, resulted in its higher 13.05 percent share of mortgage-backed securities.  The comparable group had a lower 9.99 percent share of cash and investments and a lower 7.47 percent share of mortgage-backed securities.  All thrifts had 7.34 percent of assets in mortgage-backed securities and 12.47 percent in cash and investments.  The Corporation's 85.97 percent share of deposits was higher than the comparable group, all thrifts and Midwest thrifts, reflecting the Corporation's absence of borrowed funds.  As ratios to assets, the comparable group had 80.93 percent of deposits and 6.40 percent of borrowed funds.  All thrifts averaged a 76.44 percent share of deposits and 10.17 percent of borrowed funds, while Midwest thrifts had a 76.42 percent share of deposits and a 9.03 percent share of borrowed funds.  The Corporation had no goodwill and intangible assets, compared to 0.65 percent for the comparable group, 0.54 percent for all thrifts and 0.29 percent for Midwest thrifts.

Operating performance indicators are summarized in Exhibits 43, 44 and 45 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

Analysis of Financial Performance  (cont.)

As shown in Exhibit 43, for the year ended December 31, 2017, the Corporation had a yield on average interest-earning assets lower than the comparable group, all thrifts and Midwest thrifts.  The Corporation's yield on interest-earning assets was 3.83 percent compared to the comparable group at 4.24 percent, all thrifts at 4.07 percent and Midwest thrifts at 3.94 percent.

The Corporation's cost of funds for the year ended December 31, 2017, was lower than the comparable group, all thrifts and Midwest thrifts.  The Corporation had an average cost of interest-bearing liabilities of 0.48 percent compared to 0.78 percent for the comparable group, 0.81 percent for all thrifts, and 0.73 percent for Midwest thrifts.  The Corporation's lower yield on interest-earning assets and lower interest cost resulted in a net interest spread of 3.35 percent, which was lower than the comparable group at 3.45 percent and higher than all thrifts at 3.24 percent and Midwest thrifts at 3.21 percent.  The Corporation generated a net interest margin of 3.44 percent for the year ended December 31, 2017, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.56 percent.  All thrifts averaged a similar 3.42 percent net interest margin for the trailing four quarters, with Midwest thrifts at a lower 3.35 percent.

The Corporation's major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 42.  The Corporation had a $700,000 credit to provision for loan losses during the year ended December 31, 2017, representing (0.40)percent of average assets.  The average provision for loan losses for the comparable group was 0.11 percent, with all thrifts at 0.21 percent and Midwest thrifts at 0.20 percent.

 The Corporation's total noninterest income was $884,000 or 0.50 percent of average assets for the year ended December 31, 2017.  Such a lower ratio of noninterest income to average assets was below the comparable group at 0.85 percent, and lower than all thrifts at 0.88 percent and Midwest thrifts at 1.03 percent.  For the year ended December 31, 2017, the Corporation's operating expense ratio was 2.96 percent of average assets, higher than the

Analysis of Financial Performance  (cont.)

comparable group at 2.85 percent and all thrifts at 2.92 percent and lower than Midwest thrifts at 3.15 percent.

The overall impact of the Corporation's income and expense ratios is reflected in its net income and return on assets.  For the year ended December 31, 2017, the Corporation had a net ROAA of 0.66 percent and a lower core ROAA of 0.54 percent.  For its most recent four quarters, the comparable group had a similar net ROAA of 0.64 percent and higher core ROAA of 0.62 percent.  All publicly traded thrifts averaged a higher net ROAA of 0.90 percent and 0.80 percent core ROAA, with Midwest thrifts at a 0.88 percent net ROAA and a 0.85 percent core ROAA.

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Mid-Southern with the comparable group.  These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue.  It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses to assets.  The earnings performance analysis was based on the Bank's respective net and core earnings for the twelve months ended December 31, 2017, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions along with a review of historical earnings trend.

As discussed earlier, the Bank experienced decreases in its assets, deposits and gross loans in fiscal 2014, 2015 and 2016, followed by a modest decrease in assets, deposits, and gross loans in 2017.  The Bank also experienced a decrease in nonperforming assets and has focused on maintaining a competitive net interest margin, monitoring and strengthening its ratio

Earnings Performance  (cont.)

of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk, and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs.  Historically, the Bank has closely monitored its yields and costs, resulting in a net interest margin, which has been similar to industry averages due to its lower cost of funds, with a 3.44 percent net interest margin for the year ended December 31, 2017, which was similar to the industry average of 3.42 percent but lower than the comparable group average of 3.56 percent.  During its past two fiscal years, Mid-Southern's ratio of interest expense to interest-bearing liabilities has decreased slightly from 0.51 percent in fiscal year 2016 to 0.48 percent in fiscal year 2017, which was below the industry average.  The Bank's cost of funds ratio of 0.48 percent for the year ended December 31, 2017, was lower than the average of 0.78 percent for the comparable group and lower than the average of 0.81 percent for all thrifts.  Following the second stage offering, the Bank will strive to maintain its net interest margin, maintain its noninterest income, maintain its net income, increase its loan portfolio, control its return on assets, reduce its higher balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced an increase in loan originations in fiscal year 2017, but had a stronger increase in principal payments in 2017, resulting in a net decrease in loan activity.

From December 31, 2016, to December 31, 2017, many categories of loans including one- to four-family residential mortgage loans, residential construction loans, commercial real estate loans and consumer loans had decreases in their balances.  One- to four-family loans indicated a dollar decrease of $1.1 million or 1.3 percent, decreasing from $81.0 million to $79.9 million.  Commercial real estate loans decreased by $869,000 or 3.7 percent from December 31, 2016, to December 31, 2017.  Other key changes were residential construction loans, which decreased $659,000 or 85.9 percent, and commercial real estate construction loans, which increased $1.4 million or 190.3 percent.  Overall, the Bank's lending activities resulted in a total loan decrease of $413,000 or 0.4 percent and a net loan increase of $374,000 or 0.3 percent from

Earnings Performance (cont.)

December 31, 2016, to December 31, 2017, due to the Bank's $700,000 credit to provision for loan losses.

The impact of Mid-Southern's primary lending efforts has been to generate a yield on average interest-earning assets of 3.83 percent for the year ended December 31, 2017, compared to a higher 4.24 percent for the comparable group, 4.07 percent for all thrifts, 3.94 percent for Midwest thrifts, and 3.88 percent for Indiana thrifts.  The Bank's ratio of interest income to average assets was 3.66 percent for the year ended December 31, 2017, lower than the comparable group at 3.92 percent and all thrifts at 3.71 percent, and higher than Midwest thrifts at 3.61 percent, and Indiana thrifts at 3.49 percent, reflecting the Bank's larger share of securities.

Mid-Southern's 0.48 percent cost of interest-bearing liabilities for the year ended December 31, 2017, was lower than the comparable group at 0.78 percent, all thrifts at 0.81 percent, Midwest thrifts at 0.73 percent, and Indiana thrifts at 0.53 percent.  The Bank's resulting net interest spread of 3.35 percent for the year ended December 31, 2017, was lower than the comparable group at 3.45 percent, higher than all thrifts at 3.24 percent, Midwest thrifts at 3.21 percent and similar to Indiana thrifts at 3.35 percent.  The Bank's net interest margin of 3.44 percent, based on average interest-earning assets for the year ended December 31, 2017, was lower than the comparable group at 3.56 percent, similar to all thrifts and Indiana thrifts at 3.42 percent and higher than Midwest thrifts at 3.35 percent.

The Bank's ratio of noninterest income to average assets was 0.50 percent for the year ended December 31, 2017, which was noticeably lower than the comparable group at 0.85 percent, lower than all thrifts at 0.88 percent, Midwest thrifts at 1.03 percent and Indiana thrifts at 1.07 percent.

The Bank's operating expenses were higher than the comparable group, all thrifts and Indiana thrifts.  For the year ended December 31, 2017, Mid-Southern had an operating expense to assets ratio of 2.96 percent compared to 2.85 percent for the comparable group, 2.92 percent

Earnings Performance  (cont.)

for all thrifts and Indiana thrifts and 3.15 percent for Midwest thrifts.  Mid-Southern had a higher 78.30 percent efficiency ratio for the year ended December 31, 2017, compared to the comparable group with an efficiency ratio of 58.8 percent.  The efficiency ratio for all publicly traded thrifts was 59.7 percent for the most recent twelve months.

For the year ended December 31, 2017, Mid-Southern generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and lower net interest margin relative to its comparable group.  The Bank had a (0.40) percent provision for loan losses during the year ended December 31, 2017, compared to the comparable group at 0.11 percent of assets, all thrifts at 0.21 percent and Midwest thrifts at 0.20 percent.  The Bank's allowance for loan losses to total loans of 1.48 percent was higher than the comparable group and also higher than all thrifts.  The Bank's 83.4 percent ratio of reserves to nonperforming assets was lower than the comparable group at 158.8 percent and lower than all thrifts at 135.2 percent.

The Bank's net ROAA was similar to the comparable group, and core ROAA for the year ended December 31, 2017, was lower than the comparable group.  Based on net earnings, the Bank had a return on average assets of 0.66 percent for the year ended December 31, 2017, and a return on average assets of 0.64 percent in fiscal years 2016.  The Bank had a core ROAA of 0.54 percent in 2017.  For their most recent four quarters, the comparable group had a similar net ROAA of 0.64 percent and a higher core ROAA of 0.62 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.90 percent and 0.80 percent, respectively.  Midwest thrifts indicated a net ROAA of 0.88 percent and a core ROAA of 0.85 percent, and Indiana thrifts indicated a higher net ROAA of 0.97 percent and higher core ROAA of 0.86 percent.

Following its second stage conversion, Mid-Southern's earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income and overhead expenses, its asset quality and its future reduced  needs for provisions for loan losses.  Earnings are projected to decrease in 2018, 2019 and 2020.

Earnings Performance (cont.)

In recognition of the foregoing earnings related factors, considering Mid-Southern's historical, current and projected performance measures, a downward  adjustment has been made to the Corporation's pro forma market value for earnings performance.

MARKET AREA

Mid-Southern's lending market consists of Lawrence, Orange and Washington Counties in Indiana.  As discussed in Section II, population increased in the three market area counties by an average of 2.4 percent from 2000 to 2010, and the number of households increased in the three market area counties by an average of 3.5 percent.  Both population and households are projected to decrease by a three-county average of 0.2 percent through 2020.  The 2010 median household income in all three market area counties was lower than state and national levels.  All three counties' 2017 unemployment rates were higher than the state rate with Lawrence County's rate slightly higher than the national rate.  According to the 2010 Census, median housing values were $95,700, $90,200, $101,200, $123,400 and $186,200 for Lawrence, Orange and Washington Counties, Indiana and the United States, respectively.

The Corporation holds deposits of approximately 50.8 percent of all thrift deposits in the three-county market area as of June 30, 2017, and a lesser 16.1 percent share of the total deposit base of $949.6 million.

In recognition of the foregoing factors, recognizing the contrast in the Bank's Indiana market, we believe that a downward adjustment is warranted for the Bank's market area.

FINANCIAL CONDITION

The financial condition of Mid-Southern is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 23, and is compared to the comparable group in Exhibits 38, 39 and 40.  The Bank's ratio of total equity to total assets was 13.67 percent at December 31, 2017, which was modestly higher than the comparable group at 12.37 percent, all thrifts at 12.14 percent and Midwest thrifts at 11.76 percent.  Based on the second stage offering completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will increase to 20.70 percent and the Bank's pro forma equity to assets ratio will increase to 17.47 percent.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group.  Mid-Southern had a moderately lower 65.0 percent ratio of net loans to total assets at December 31, 2017, compared to the comparable group at 76.5 percent. All thrifts indicated a higher 72.9 percent, as did Midwest thrifts at 70.2 percent.  The Bank's 17.1 percent share of cash and investments was higher than the comparable group at 10.0 percent, while all thrifts were at 12.5 percent and Midwest thrifts were at 13.7 percent.  Mid-Southern's 13.1 percent ratio of mortgage-backed securities to total assets was also higher than the comparable group at 7.5 percent and all thrifts at 7.3 percent and higher than Midwest thrifts at 7.6 percent.

The Bank's 86.0 percent ratio of deposits to total assets was modestly higher than the comparable group at 80.9 percent, higher than all thrifts at 76.4 percent and higher than Midwest thrifts at 76.4 percent.  Mid-Southern's higher ratio of deposits was due to its absence of borrowed funds but higher share of equity of 13.7 percent, compared to the comparable group at 12.4 percent of equity to total assets, with all thrifts at 12.1 percent and Midwest thrifts at 11.8 percent.  Mid-Southern had borrowed funds of zero percent of assets at December 31, 2017, lower than the comparable group at 6.4 percent, and lower than all thrifts at 10.2 percent and Midwest thrifts at 9.0 percent.  In fiscal year 2017, total deposits decreased by $2.2 million or 1.4 percent, typical of the Bank.  During fiscal year 2016, Mid-Southern's deposits decreased by $6.2 million or 3.8 percent from $160.2 million to $154.0 million.

Financial Condition  (cont.)

Mid-Southern had lower goodwill or intangible assets of zero percent and had a similar share of repossessed real estate at December 31, 2017.  The Bank had repossessed real estate of $176,000 or 0.10 percent of assets at December 31, 2017.  This compares to ratios of 0.65 percent for goodwill and intangible assets and 0.10 percent for real estate owned, for the comparable group.  All thrifts had a goodwill and intangible assets ratio of 0.54 percent and a real estate owned ratio of 0.14 percent.

The financial condition of Mid-Southern is impacted by its currently higher than average balance of nonperforming assets of $2.1 million or 1.17 percent of total assets at
December 31, 2017, compared to a lower 0.80 percent for the comparable group, 0.70 percent for all thrifts, and 0.72 percent for Midwest thrifts.  The Bank's ratio of nonperforming assets to total assets was 1.53 percent at December 31, 2016, and 1.88 percent at December 31, 2015.

At December 31, 2017, Mid-Southern had $1,723,000 of allowances for loan losses, which represented 0.98 percent of assets and 1.48 percent of total loans.  The comparable group indicated lower allowances , relative to assets and loans, equal to 0.91 percent of assets and 1.14 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a lower 0.75 percent of assets and a lower 1.00 percent of total loans.  Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off.  Mid-Southern's $1,723,000 of allowances for loan losses, represented a lower 83.4 percent of nonperforming assets at December 31, 2017, compared to the comparable group's 158.8 percent, with all thrifts at a higher 135.2 percent and Midwest thrifts at a higher 141.4 percent.  Mid-Southern's ratio of net charge-offs to average total loans was 0.07 percent for the year ended December 31, 2017, compared to a higher 0.17 percent for the comparable group, 0.17 percent for all thrifts and 0.23 percent for Midwest thrifts.

Financial Condition  (cont.)

Mid-Southern has a modest level of interest rate risk.  The change in the Bank's EVE at December 31, 2017, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 2.3 percent decrease, representing a dollar decrease in equity value of $801,000. The Bank's exposure is a higher 8.2 percent decrease in its EVE under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,907,000.

Compared to the comparable group, with particular attention to the Bank's asset quality position, equity level, asset and liability mix and interest rate risk, we believe that no adjustment is warranted for Mid-Southern's current financial condition, recognizing the Bank's lower asset quality position but higher equity ratios.

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent fiscal year and the year ended December 31, 2017, Mid-Southern has been characterized by decreases in assets, loans and deposits relative to its comparable group after decreases in 2015 and decreases in assets, gross loans and deposits in 2016.  The Bank's average annual asset change from December 31, 2015, to December 31, 2017, was a decrease of 3.0 percent.  This rate compares to a positive 3.4 percent for the comparable group, a higher 4.0 percent for all thrifts, and a higher 3.9 percent for Midwest thrifts.  Mid-Southern's loan portfolio indicates an average annual decrease of 4.4 percent from December 31, 2015, to December 31, 2017, compared to growth rates of 4.2 percent for the comparable group, 3.8 percent for all thrifts and 3.6 percent for Midwest thrifts.

Mid-Southern's deposits indicate an average annual decrease of 4.1 percent from 2015 to 2017.  Annual deposit change was a 7.0 percent decrease in 2015, a 3.9 percent decrease in 2016, and a 1.4 percent decrease in 2017, compared to average growth rates of 3.5 percent for the comparable group, 2.6 percent for all thrifts and 2.7 percent for Midwest thrifts.  The Bank had no borrowed funds at December 31, 2017, compared to the comparable group at 6.4 percent.

Asset, Loan and Deposit Growth  (cont.)

In spite of its consistent deposit shrinkage historically, considering the demographics, competition and deposit base trends in its market area, the Bank's ability to increase its asset, loan and deposit bases in the future is primarily dependent on its being able to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity.  Mid-Southern's primary market area experienced increases in population and households in its three market area counties between 2000 and 2010 but are projected to experience decreases from 2010 to 2020.  The Bank's primary market area also indicated 2010 median household income lower than both state and national levels.  In 2010, median housing values in Lawrence, Orange and Washington Counties were below state and national levels.

The total deposit base in Washington County decreased by 1.2 percent from June 30, 2016, to June 30, 2017, decreased by 2.1 percent in Orange County and increased by 1.2 percent in Lawrence County.  At June 30, 2017, Mid-Southern's deposit market share of the three-county market area was a moderate 16.1 percent.

Based on the foregoing factors, we have concluded that a moderate downward adjustment to the Corporation's pro forma value is warranted.

DIVIDEND PAYMENTS

The Corporation has not made a decision to pay dividends.  The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations.  Six of the ten institutions in the comparable group paid cash dividends during the most recent twelve months for an average dividend yield of 1.84 percent and an average payout ratio of 38.42 percent.  During that twelve month period, the average dividend yield was 2.73 percent and the average payout ratio was 23.30 percent for all thrifts.  The Corporation's most recent dividend of $0.06 represents a dividend yield of 0.60 percent.

In our opinion, a downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments, recognizing that the Corporation has paid a lower dividend in the past.

SUBSCRIPTION INTEREST

In 2017, investors' interest in new issues has improved but is still not strong.  Such interest is possibly related to the improved performance of financial institutions overall, which could be challenged in the future due to the rising interest rate environment and rising cost of funds.  The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of continued active merger/acquisition activity in the thrift industry.

Mid-Southern will direct its offering initially to depositors and residents in its market area.  The board of directors and officers anticipate purchasing approximately $870,000 or 4.6 percent of the stock offered to the public based on the appraised midpoint valuation.   The Bank

Subscription Interest (cont.)

will form an ESOP, which plans to purchase 8.0 percent of the total shares sold in the second stage offering.

The Bank has secured the services of Keefe, Bruyette & Woods, Inc., to assist in the marketing and sale of the conversion stock, including a possible syndicated offering.

Based on the smaller size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering and recent subscription levels for second stage offerings, we believe that a downward adjustment is warranted for the Bank's anticipated subscription interest.

LIQUIDITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering and, if required, a subsequent syndicated offering with the assistance of Keefe, Bruyette & Woods, Inc. The stock of the Corporation will initially be traded on NASDAQ Capital Market.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group.  The comparable group has an average market value of $78.6 million for the stock outstanding compared to a midpoint public offering of $27.0 million for the Corporation, less the ESOP and the estimated 87,000 shares to be purchased by officers and directors.  Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 3,996 shares during the last four quarters.

The comparable group has an average of 4,482,121 shares outstanding compared to 2,700,000 shares outstanding for the Corporation, including the exchange shares.

Liquidity of the Stock (cont.)

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, we have concluded that a downward adjustment to the Corporation's pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

The president and chief executive officer of Mid-Southern is Mr. Alexander G. Babey (reference Exhibit 23).  He has served as president and chief executive officer of the Bank since October 2016.  Mr. Babey is also president and chief executive officer of Mid-Southern Bancorp, positions he has held since its formation in January 2018.  He is also a director of the Bank, a position he has held since 2016.  Mr. Babey has been with the Bank since 2013.  He has extensive banking experience with particular expertise in lending.  Prior to joining Mid-Southern, he served as executive vice president and senior loan officer at a community bank.  Mr. Frank M. Benson, III, has been the executive vice president and senior loan officer of Mid-Southern since June 2014.  Prior to joining Mid-Southern, he was senior vice president of lending at MainSource Bank from 1998 through June 2014.  Ms. Erica B. Schmidt serves Mid-Southern as executive vice president, chief financial officer and treasurer.  Ms. Schmidt has served as executive vice president and chief financial officer since January 2014.  Prior to that, Ms. Schmidt served the Bank as controller from September 2005 through December 2013.  Ms. Schmidt has been treasurer since 2008 and has been corporate secretary since 2013.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions.  It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a second stage offering continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's problems with delinquent loans, dependence on interest rate trends, volatility in the stock market and recent legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering.  In our opinion, the volatility in recent market trends cause us to conclude that a modest new issue discount is warranted in the case of this second stage offering.  Consequently, at this time we have made a moderate downward adjustment to the Corporation's pro forma market value related to a new issue discount.

VI.          VALUATION METHODS

Introduction

Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry.   Historically in the thrift industry, more emphasis has been placed on the price to book method, particularly considering the volatility of stock prices.  During the past three years, however, as provision for loan losses decreased significantly resulting in renewed earnings in the industry, the price to earnings method has again become pertinent and meaningful in the objective of discerning commonality and comparability among institutions.  The price to earnings method was used in this valuation, but with less focus in recognition of the Corporation's lower core earnings and negative historical earnings.  In determining the pro forma market value of this Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to earnings multiple and the price to assets method.

In recognition of the volatility and variance in earnings, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method, the price to net assets method, has also been used.  The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value and the super maximum being 115.0 percent of the maximum.  The pro forma market value or appraised value will also be referred to as the "midpoint value."

Introduction (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V.  Downward adjustments were made for the Bank's asset, loan and deposit growth, earnings, market area, dividends, liquidity of the stock, subscription interest and marketing of the issue.  No adjustments were made for the Bank's financial condition and management.

PRICE TO BOOK VALUE METHOD

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings.  Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.  Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution's performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

Exhibit 46 shows the average and median price to book value ratios for the comparable group which were 104.86 percent and 107.23 percent, respectively.  The full comparable group indicated a moderate pricing range, from a low of 82.43 percent (Elmira Savings Bank) to a high of 119.83 percent (United Community Bancorp, Inc.).  The comparable group had higher average and median price to tangible book value ratios of 112.36 percent and 112.16 percent, respectively, with a range of 92.21 percent to 139.39 percent.  Excluding the low and the high in the group, the comparable group's price to book value range narrowed to a low of 91.40 percent and a high of 116.90 percent, and the comparable group's price to tangible book value range also narrowed modestly from a low of 98.17 percent to a high of 125.84 percent.

Price to Book Value Method (cont.)

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 67.34 percent and a price to tangible book value ratio of 65.92 percent at the midpoint.  The price to book value ratio increases from 59.77 percent at the minimum to 77.03 percent at the super maximum, while the price to tangible book value ratio increases from 59.77 percent at the minimum to 77.03 percent at the super maximum.

The Corporation's pro forma price to book value and price to tangible book value ratios of 65.92 percent and 65.92 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 46, are influenced by the Bank's capitalization, asset quality position, earnings performance, local market and public ownership, as well as subscription interest in thrift stocks and overall market and economic conditions.  The Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 20.70 percent compared to 12.37 percent for the comparable group.  Based on the price to book value ratio and the Bank's total equity of $24,154,000 at December 31, 2017, the indicated pro forma market value of the Corporation using this approach is $27,000,000 at the midpoint (reference Exhibit 46).

PRICE TO CORE EARNINGS METHOD

The foundation of the price to core earnings method is the determination of the core earnings based to be used, followed by the calculation of an appropriate price to core earnings multiple.  The Corporation's after tax core earnings for the year ended December 31, 2017, was $960,000 (reference Exhibit 7) and its net earnings was $1,173,000 for that period.  To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings based of $960,000.

Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and the price to net earnings multiples for the comparable group and all publicly traded thrifts.  As indicated in Exhibit 45, the average price to core earnings multiple for the comparable group was 24.40, while the median was a lower 23.79.  The average price to net earnings multiple was 23.81, and the median multiple was 22.23.  The range of the price to core earnings multiple for the comparable group was from a low of 12.25 to a high of 42.00.  The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 13.94 to a high of 39.58 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V.  In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 27.89 at the midpoint, based on the Corporation's core earnings of $960,000 for the year ended December 31, 2017.  The Corporation's fully converted core earnings multiple of 27.89 is higher than its net earnings multiple, which was 22.63 times earnings.

PRICE TO ASSETS METHOD

The final valuation method is the price to assets method.  This method is not  frequently used, since the calculation incorporates neither an institution's equity position nor its earnings base.  Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to net assets ratio below its true level following conversion.

Exhibit 45 indicates that the average price to assets ratio for the comparable group was 12.97 percent and the median was 12.81 percent.  The range in the price to assets ratios for the

Price to Assets Method (cont.)

comparable group varied from a low of 9.57 percent (Elmira Savings Bank) to a high of 16.07 percent (Poage Bancshares).  The range narrows slightly with the elimination of the two extremes in the group to a low of 91.40 percent and a high of 16.02 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 13.95 percent at the midpoint, which ranges from a low of 12.02 percent at the minimum to 17.95 percent at the super maximum.  Based on the Bank's December 31, 2017, asset base of $176,677,000, the indicated pro forma market value of the Corporation using the price to assets method is $27,000,000 at the midpoint (reference Exhibit 46).

VALUATION CONCLUSION

Exhibit 51 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches.  At the midpoint value, the price to book value ratio of 65.92 percent for the Corporation represents a discount of 37.14 percent relative to the comparable group and decreases to a discount of 26.54 percent at the super maximum.  The price to assets ratio of 13.95 percent at the midpoint represents a premium of 7.56 percent, increasing to a premium of 38.40 percent at the super maximum.  The price to core earnings multiple results in a premium at the midpoint, the maximum and super maximum valuation levels ranging from a discount of 3.48 percent at the minimum to a premium of 53.69 percent at the super maximum, as shown in Exhibit 51.

It is our opinion that as of February 28, 2018, the pro forma market value of the Corporation is $27,000,000 at the midpoint, representing 2,700,000 shares at $10.00 per share.  The pro forma valuation range of the Corporation is from a minimum of $22,950,000 or

Valuation Conclusion (cont.)

2,295,000 shares at $10.00 per share to a maximum of $31,050,000 or 3,105,000 shares at $10.00 per share, and then to a super maximum of $35,707,500 or 3,570,750 shares at $10.00 a share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

Our valuation assumptions, process and conclusions recognize that minority public shareholders collectively own 28.31 percent of the Bank's outstanding shares, recognizing the $926,000 in net assets held at Mid-Southern M.H.C., and that the current offering contemplates the sale of the 71.69 percent of the outstanding shares currently owned by Mid-Southern, M.H.C.  At the conclusion of the stock offering, the Corporation will own all the common stock of Mid-Southern in conjunction with the completion of the second stage offering.  As indicated in Exhibit 46, in the second stage conversion, each minority share will be exchanged for 1.8348 shares of the Corporation at the midpoint of the offering range, with that exchange ratio being 1.5596 shares, 2.1101 shares and 2.4266 shares at the minimum, maximum, and super maximum of the offering range, respectively.

The appraised value of Mid-Southern Bancorp, Inc., as of February 28, 2018, is $27,000,000 at the midpoint.

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

MID-SOUTHERN SAVINGS BANK, FSB
SALEM, INDIANA

Consolidated Balance Sheet
At December 31, 2017

ASSETS
Cash and due from banks	$1,150,499
Interest-earning deposits with banks	6,313,740
Total cash and cash equivalents	7,464,239
Securities available-for-sale, at fair value	45,716,443
Securities held-to-maturity (fair value of $167,463)	162,754
Loans (net of allowance for loan losses of $1,723,058)	114,895,578
Federal Home Loan Bank stock, at cost	777,600
Foreclosed real estate	176,100
Real estate held-for-sale	270,000
Premises and equipment	2,032,129
Accrued interest receivable:
Loans	420,686
Securities	240,698
Cash value of life insurance	3,641,725
Other assets	878,876

Total assets	$176,676,828

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Noninterest-bearing	$18,007,698
Interest-bearing	133,885,573
Total deposits	151,893,271
Accrued expenses and other liabilities	629,184
Total liabilities	152,522,455

STOCKHOLDERS' EQUITY
Preferred stock of $1 par value per share:
Authorized 1,000,00 shares; non issued	--
Common stock of $1 par value per share:
Authorized 10,000,000 shares; issued 1,471,612 shares; outstanding
1,469,280 shares	1,471,612
Additional paid-in capital	3,501,209
Retained earnings - substantially restricted	19,325,964
Accumulated other comprehensive loss	(46,368)
Unearned stock compensation plan	(2,761)
Less treasury stock, at cost - 2,332 shares	(95,283)
Total stockholders' equity	24,154,373

Total liabilities and stockholders' equity	$176,676,828
Source: Mid-Southern Savings Bank, FSB's audited financial statements

EXHIBIT 2

MID-SOUTHERN SAVINGS BANK, FSB
Salem, Indiana

Balance Sheets
At December 31, 2013, 2014, 2015 and 2016
	December 31,
ASSETS	2016	2015	2014	2013
Cash and due from banks	$1,152,430	$1,385,885	$1,759,187	$1,803,210
Interest-bearing deposits with banks	7,158,702	15,632,772	29,260,771	15,533,755
Cash and cash equivalents	8,311,132	17,018,657	31,019,958	17,336,965
Time deposits	999,000	1,499,000	1,749,000	1,749,000
Securities available-for-sale, at fair value	44,138,787	40,720,253	17,833,313	16,187,587
Securities held-to-maturity (fair value of $294,849, 432,973,
and $1,133,932 in 2016, 2015, 2014 and 2013, respectively)	285,604	415,044	585,867	1,091,070
Loans (net of allowance for loan losses of $2,502,544,
$3,130,287, $4,461, 102 and $3,803,028 in 2016, 2015
2014 and 2013, respectively)	114,521,772	113,491,906	130,199,947	155,120,437
Federal Home Loan Bank stock, at cost	777,600	777,600	983,200	1,005,700
Foreclosed real estate	313,501	232,110	685,266	845,073
Real estate held for sale	--	--	1,002,845	--
Premises and equipment	2,475,339	2,788,400	2,881,740	3,358,687
Accrued interest receivable:
Loans	429,766	450,881	582,808	737,101
Securities	246,592	203,790	109,064	94,577
Cash value of life insurance	3,563,947	3,483,503	3,521,209	3,426,026
Other assets	1,563,080	1,709,802	2,634,092	2,666,585

Total assets	$177,626,120	$182,790,946	$193,788,309	$203,618,808

LIABILITIES
Deposits:
Noninterest-bearing	$16,766,694	$15,640,288	$15,376,428	$11,902,086
Interest-bearing	137,291,530	144,577,810	156,978,477	170,831,281
Total deposits	154,058,224	160,218,098	172,354,905	182,733,367
Accrued interest and other liabilities	643,016	611,217	851,637	640,281

Total liabilities	154,701,240	160,829,315	173,206,542	183,373,648

STOCKHOLDERS' EQUITY
Preferred stock of $1 par value per share:
Authorized 1,000,000 shares; none issued	--	--	--	--
Common stock of $1 par value per share:
Authorized 10,000,000 shares; issued 1,471,512 shares in 2016
1,471,412 in 2015, 1,471,112 in 2014 and 2013; outstanding
1,469, 360 shares, 1,469,420 shares, 1,469,200 shares and
1,469,000 shares in 2016, 2015, 2014 and 2013, respectively	1,471,512	1,471,412	1,471,112	1,471,112
Additional paid-in capital	3,499,390	3,497,989	3,495,129	3,502,995
Retained earnings--substantially restricted	18,232,666	17,094,181	15,601,788	15,472,024
Accumulated other comprehensive loss	(180,941)	(3,923)	111,698	(89,323)
Unearned stock compensation plan	(4,757)	(6,853)	(8,085)	(11,707)
Less treasury stock, at cost - 2,152 shares, 1,992 shares,
1,912 shares and 2,112 shares in 2016, 2015, 2014 and
2013, respectively	(92,990)	(91,175)	(89,875)	(99,941)
Total stockholders' equity	22,924,880	21,961,631	20,581,767	20,245,160

Total liabilities
and stockholders' equity	$177,626,120	$182,790,946	$193,788,309	$203,618,808

Source: Mid-Southern Savings Bank, FSB.'s audited financial statements

EXHIBIT 3

MID-SOUTHERN SAVINGS BANK, FSB
SALEM, INDIANA

Consolidated Statements of Income
For the Year Ended December 31, 2017
`

Interest income:
Loans, including fees	$5,366,812
Mortgage-backed securities	486,197
Other debt securities:
U.S. government agency	307,421
Municipal tax exempt	213,689
Federal Home Loan Bank dividends	33,048
Interest-bearing deposits with banks and time deposits	70,860
Total interest income	6,478,027

Interest expense:
Deposits	654,634
Total interest expense	654,634

Net interest income	5,823,393

Provision for loan losses	(699,866)

Net interest income after provision for loan losses	6,523,259

Noninterest income:
Deposit account service charges	407,362
Net gain on sales of securities available-for-sale	38,536
Increase in cash value of life insurance	74,309
ATM and debit card fee income	322,367
Other income	41,611
Total noninterest income	884,185

Noninterest expense:
Compensation and benefits	2,717,750
Occupancy and equipment	510,350
Data processing	711,498
Professional fees	355,794
Net loss on foreclosed real estate	30,918
Impairment loss on land	55,000
Directors' fees	151,158
Loan expenses	56,812
Deposit insurance premiums	51,540
Other expenses	611,333
Total noninterest expense	5,252,153

Income before income taxes	2,155,291

Income tax expense	981,853

Net income	$1,173,438

Source: Mid-Southern Savings Bank, FSB's audited financial statements

EXHIBIT 4

MID-SOUTHERN SAVINGS BANK, FSB
SALEM, INDIANA

Statements of Income
Years Ended December 31, 2013, 2014, 2015 and 2016

	December 31,
	2016	2015	2014	2013

Interest income
Loans, including fees	$5,353,939	$5,917,564	$6,891,243	$8,069,329
Mortgage-backed securities	495,583	358,675	129,794	84,270
Other debt securities:
U.S. government agency	305,325	124,179	78,372	179,959
Municipal tax exempt	170,826	132,631	113,336	50,262
Federal Home Loan Bank dividends	32,913	36,657	42,778	34,940
Interest-bearing deposits with banks
and time deposits	39,463	58,933	32,572	38,287
Total interest income	6,398,049	6,628,639	7,288,095	8,457,047

Interest expense:
Deposits	714,115	1,006,654	1,259,322	1,502,008
Total interest expense	714,115	1,006,654	1,259,322	1,502,008

Net interest income	5,683,934	5,621,985	6,028,773	6,955,039

Provision for (credit to) loan losses	(449,450)	(977,410)	953,759	4,820,232

Net interest income after provision
for (credit to) loan losses	6,133,384	6,599,395	5,075,014	2,134,807

Noninterest income:
Deposit account service charges	437,011	529,759	558,292	570,268
Net gain on sales of securities
available-for-sale	4,542	--	--	--
Increase in cash value of life insurance	76,976	81,058	88,286	103,728
ATM and debit card fee income	326,059	328,346	--	--
Gain on sale of premises and equipment	--	116,470	--	--
Gain on life insurance	--	73,309	--	--
Other income	38,119	37,637	358,649	310,210
Total noninterest income	882,707	1,166,579	1,005,227	984,206

Noninterest expense:
Compensation and benefits	2,597,806	2,621,003	2,635,614	2,346,542
Occupancy and equipment	449,085	457,233	483,863	468,510
Deposit insurance premiums	80,913	243,387	259,063	279,475
Data processing	642,266	703,832	697,921	647,667
Professional fees	351,999	365,342	437,727	399,825
Advertising	52,458	43,281	63,134	108,782
Net loss on foreclosed real estate	171,229	164,715	457,355	295,602
Impairment loss on land	215,310	--	--	--
Supervisory examinations	71,970	111,608	--	--
Loan expenses	121,303	251,235	--	--
Other expenses	616,476	634,902	963,145	710,217
Total noninterest expense	5,370,815	5,596,538	5,997,822	5,256,620

Income (loss) before income taxes	1,645,276	2,169,436	82,419	(2,137,607)

Income tax expense (benefit)	506,791	677,043	(47,345)	(916,291)

Net income (loss)	$1,138,485	$1,492,393	$129,764	$(1,221,316)

Source: Mid-Southern Savings Bank, FSB's audited financial statements

EXHIBIT 5

Selected Financial Information
At December 31, 2016 and 2017

	At December 31,
	2017	2016
	(In thousands)
Financial Condition Data:

Total assets	$176,677	$177,626
Cash and cash equivalents	7,464	8,311
Loans receivable, net(1)	114,896	114,522
Investment securities available-for-sale, at fair value	45,716	44,139
Investment securities, held-to-maturity	163	286
Deposits	151,893	154,058
Total stockholders' equity	24,154	22,925

(1) Net of allowances for loan losses, loans in process and deferred loan fees.

Source: Mid-Southern Bancorp, Inc.'s Prospectus

EXHIBIT 6

Income and Expense Trends
For the Years Ended December 31, 2016 and 2017

	Year Ended
	December 31,
	2017	2016
	(In thousands)
Selected Operating Data:
Interest income	$6,478	$6,398
Interest expense	655	714
Net interest income	5,823	5,684
Provision (credit) for loan losses	(700)	(449)
Net interest income after
provision (credit) for loan losses	6,523	6,133
Noninterest income	884	883
Noninterest expenses	5,252	5,371
Income before income taxes	2,155	1,645
Income tax expense	982	507
Net income	$1,173	$1,138

`

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 7

Normalized or Core Earngins
Twelve Months ended December 31, 201
(000)

NET
Net income before taxes	$2,155

Taxes @ 46.21%	982

Net income	$1,173

CORE
Net income before taxes	$2,155

Provision for loan losses	(700)

Net income before taxes	1,455

Tax @ 34.00%	495

Core income	$960

Source: Mid-Southern Savings Bank FSB's audited financial statement

EXHIBIT 8

Performance Indicators
At or for the Years Ended December 31, 2016 and 2017

	At or For
	Years Ended
	December 31,
	2017	2016
Performance Ratios:
Return on average assets	0.67%	0.64%
Return on average stockholders' equity	5.10%	5.08%
Interest rate spread (1)	3.40%	3.27%
Net interest margin (2)	3.50%	3.37%
Efficiency ratio (3)	78.30%	81.80%
Average interest-earning assets to
average interest-bearing liabilities	125.10%	122.10%
Average stockholders' equity to average assets	13.10%	12.50%
Stockholders' equity to total assets at end of period	13.70%	12.90%

Capital Ratios:
Total risk-based capital (to risk-weighted assets)	23.40%	22.20%
Tier 1 core capital (to risk-weighted assets)	22.10%	21.00%
Common equity Tier 1 (to risk-weighted assets)	22.10%	21.00%
Tier 1 leverage (to average adjusted total assets)	13.50%	12.80%

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.50%	2.10%
Allowance for loan losses as a percent of nonperforming loans	91.70%	104.40%
Net charge-offs to average outstanding loans during the period	1.50%	0.20%
Nonperforming loans as a percent of total loans	1.60%	2.10%
Nonperforming assets as a percent of total assets (4)	1.20%	1.50%

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of funds on average interest-bearing liabilities. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(2)	Represents net interest income as a percentage of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(3)	Represents noninterest expense divided by the sum of net interest income and total noninterest income.
(4)	Nonperforming assets consist of nonperforming loans (which include nonaccruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.

Source:  Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 9

Volume/Rate Analysis
For the Year Ended December 31, 2017 vs 2016

	Years Ended December 31,
	2017 vs. 2016
	Increase (Decrease)
	Due to

	Rate	Volume	Total
	(Dollars in thousands)
Interest income
Interest-bearing deposits with banks	$39	$(7)	$32
Loans receivable, net	(85)	98	13
Mortgage-backed securities	59	(69)	(10)
Other investment securities	14	31	45
Federal Home Loan Bank stock	0	0	0
Total interest-earning assets	$27	$53	$80

Interest expense
Interest-bearing checking	$0	$1	$1
Savings and money market	35	2	37
Certificates of deposit	(20)	(77)	(97)
Total interest-bearing liabilities	15	(74)	(59)

Net increase (decrease) in net interest income	$12	$127	$139

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 10

Yield and Cost Trends
For the Years Ended December 31, 2016 and 2017, and
At December 31, 2017

	At	Years Ended
	December 31,	December 31,
	2017	2017	2016
	Yield/	Yield/	Yield/
	Rate(1)	Rate	Rate
Weighted average yield on:
Interest-bearing deposits with banks	1.04%	0.80%	0.32%
Loans receivable, net	4.62%	4.59%	4.69%
Investment securities	2.70%	2.59%	2.38%
Federal Home Loan Bank stock	4.24%	4.24%	4.24%
Total interest-earning assets	3.97%	3.88%	3.78%

Weighted average rate paid on:
Interest-bearing checking	0.12%	0.12%	0.12%
Savings and money market	0.23%	0.21%	0.14%
Certificates of deposit	0.99%	0.94%	0.97%
Total interest-earing liabilities	0.49%	0.48%	0.51%

Interest rate spread (spread between weighted average rate on	3.48%	3.40%	3.27%
all interest-bearing liabilities
Net interest margin (net interest income (expense) as a percentage of
average interest-earning assets)	--	3.50%	3.37%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 11

Net Portfolio Value
At December 31, 2017
(Dollars in thousands)

	Economic
Change in	Value of	Estimated Increase
Interest Rates	Equity	(Decrease) in EVE
(Basis Points)	Amount	Amount	Percent

+400	$28,360	$(7,217)	(20.30)%
+300	30,525	(5,052)	(14.20)%
+200	32,670	(2,907)	(8.20)%
+100	34,776	(801)	(2.30)%
--	35,577	--	--
(100)	35,318	(259)	(0.70)%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 12

Loan Portfolio Composition
At December 31, 2016 and 2017

	At December 31,
	2017		2016
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$79,899	68.6%	$80,982	69.2%
Multi-family residential	6,352	5.4%	5,464	4.7%
Residential construction	108	0.1%	767	0.7%
Commercial real estate	22,315	19.1%	23,184	19.8%
Commercial real estate construction	2,061	1.8%	710	0.6%

Total real estate loans	110,735	95.00%	111,107	95.00%

Commercial business loans	3,875	3.30%	3,776	3.20%

Consumer loans	1,978	1.70%	2,118	1.80%

Total loans	116,588	100.00%	117,001	100.00%

Deferred loan origination fees and costs, net	31		24

Allowance for loan losses	(1,723)		(2,503)

Total loans, net	$114,896		$114,522

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 13

Loan Maturity Schedule
At December 31, 2017

	One- to Four-		Residential		Commercial	Commercial
	Family	Multi-family	Construction	Commercial	Construction	Business	Consumer	Total (1)
	(Dollars in thousands)

Amounts due in:
One year or less (2)	$6,853	$301	$108	$4,469	$638	$1,957	$874	$15,200
More than one year	17,303	1,428	0	6,694	255	1,689	1,092	28,461
to five years
More than five years	55,743	4,623	0	11,152	1,168	229	12	72,927
Total	$79,899	$6,352	$108	$22,315	$2,061	$3,875	$1,978	$116,588

(1)	Excludes net deferred loan origination fees and costs.
(2)	Includes demand loans, loans having no stated maturity, and overdraft loans.

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 13 (cont)

Fixed- and Adjustable-Rate Loan Schedule
At December 31, 2016 and 2017

	At December 31,
	2017		2016
	Amount	Percent	Amount	Percent
Fixed-rate Loans:	(In thousands)
Real estate loans:
One- to four-family residential	$7,465	6.4%	$8,254	7.1%
Multi-family residential	1,932	1.7%	1,746	1.5%
Residential construction	108	0.1%	767	0.7%
Commercial real estate	5,712	4.9%	7,873	6.7%
Commercial real estate construction	60	0.1%	2	0.0%
Total real estate loans	15,277	13.2%	18,642	16.0%

Commercial business	3,622	3.1%	3,267	2.8%
Consumer	1,885	1.6%	2,031	1.7%
Total fixed-rate loans	20,784	17.9%	23,940	20.5%

Adjustable-rate loans:
Real estate loans:
One- to four-family residential	$72,434	62.1%	$72,728	62.1%
Multi-family residential	4,420	3.8%	3,718	3.2%
Residential construction	0	0.0%	0	0.0%
Commercial real estate	16,603	14.2%	15,311	13.1%
Commercial real estate construction	2,001	1.7%	708	0.6%
Total real estate loans	95,458	81.8%	92,465	79.0%

Commercial business	253	0.2%	509	0.4%
Consumer	93	0.1%	87	0.1%
Total adjustable-rate loans	95,804	82.1%	93,061	79.5%

Total loans	$116,588	100.0%	$117,001	100.0%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 14

Loan Originiations, Purchases, Sales and Repayments
For the Years Ended December 31, 2016 and 2017

	Years Ended
	December 31,
	2017	2016
	(In thousands)

Originations by type
Fixed-rate:
One- to four-family residential	$1,830	$2,402
Multi-family residential	284	1,762
Residential construction	270	1,259
Commercial real estate	1,058	2,862
Consumer real estate construction	200	208
Commercial business	2,463	1,278
Consumer	940	1,319
Total fixed-rate	7,045	11,090

Adjustable-rate:
One- to four-family residential	14,133	9,048
Multi-family residential	714	1,897
Residential construction	0	0
Commercial real estate	6,117	3,405
Consumer real estate construction	3,562	170
Commercial business	821	1,565
Consumer	25	15
Total adjustable-rate	25,372	16,100

Total loans originated	32,417	27,190

Principal repayments	(32,830)	(26,819)

Net increase (decrease) in total loans	$(413)	$371

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 15

Loan Delinquencies
At December 31, 2017

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total

	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

Real estate loans

One- to four-family residential	42	$2,851	14	$516	56	$3,367
Multi-family residential	--	--	--	--	--	--
Residential construction	5	--	--	--	--	--
Commercial real estate	--	276	3	97	8	373
Commercial real estate construction	--	--	--	--	--	--

Total real estate loans	47	3,127	17	613	64	3,740

Commercial business	1	5	--	--	1	5

Consumer	--	--	--	--	--	--

Total loans	48	$3,132	17	$613	65	$3,745

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 16

Nonperforming Assets
At December 31, 2016 and 2017

	At December 31,
	2017	2016
	(Dollars in thousands)
Nonaccrual loans:
Real estate loans:
One- to four-family residential	$1,333	$1,668
Multi-family residential	--	--
Residential construction	--	--
Commercial real estate	535	699
Commercial real estate construction	--	--
Total real estate loans	1,868	2,367

Commercial business loans	10	19

Consumer loans	--	11
Total nonaccruing loans	1,878	2,397

Accruing loans past due 90 days or more:	--	--

Real estate owned
One- to four-family residential	176	313
Repossessed automobiles, recreational vehicles	--	--

Other nonperforming assets	--	--
Total nonperforming assets	$2,054	$2,710

Total nonperforming assets as a percentage of total assets	1.2%	1.5%

Restructured loans:
Real estate loans:
One- to four-family residential	$877	$1,258
Commercial real estate	484	759
Total real estate loans	1,361	2,017

Commercial business loans	514	567

Consumer loans	--	14

Total restructured loans	$1,875	$2,598

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 17

Allowance for Loan Losses
For the Years Ended December 31, 2016 and December 31, 2017

	Years Ended
	December 31,
	2017	2016
	(Dollars in thousands)

Balance at beginning of period	$2,503	$3,130
Charge-offs:
One- to four-family residential	64	218
Multi-family residential	--	--
Construction	--	--
Commercial real estate	19	1
Commercial business	--	--
Consumer	18	25
Total charge-offs	101	244

Recoveries:
One- to four-family residential	6	54
Multi-family residential	--	--
Construction	--	--
Commercial real estate	1	1
Commercial business	--	--
Consumer	14	11
Total recoveries	21	66

Net (charge-offs) recoveries	(80)	(178)

Negative provision credited to operations	(700)	(449)

Balance at end of period	$1,723	$2,503

Net charge-offs during the period as a percentage of
average loans outstanding during the period	1.5%	0.2%

Net charge-offs during the period as a percentage of
average nonperforming assets	3.4%	6.6%

Allowance as a percentage of nonperforming loans	91.7%	104.4%

Allowance as a percentage of total loans (end of period)	1.5%	2.1%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 18

Investment Portfolio Composition
At December 31, 2016 and 2017

	At December 31,
	2017		2016
	Book	Fair	Book	Fair
	Value	Value	Value	Value
	(In thousands)
Securities available-for-sale:
Federal agency securities	$1,000	$999	$2,000	$1,998
Municipal obligations	21,474	21,742	15,554	15,546
Mortgage-backed	23,304	22,975	26,879	26,595

Total available-for-sale	$45,778	$45,716	$44,433	$44,139

Securities held-to-maturity:
Municipal obligations	85	87	131	135
Mortgage-backed	78	80	155	160

Total held-to-maturity	163	167	286	295

Restricted equity securities:
Federal Home Loan Bank stock	778	778	778	778

Total securities	$46,719	$46,661	$45,497	$45,212

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 19

Mix of Deposits
For the Years Ended December 31, 2016 and 2017

	For the Years Ended December 31,
	2017			2016
	(Dollars in thousands)

		Percent	Increase/		Percent
	Amount	of Total	Decrease	Amount	of Total
Deposit type:

Noninterest-bearing checking	$18,008	11.9%	$1,241	$16,767	10.9%
Interest-bearing checking	36,797	24.2%	1,326	35,471	23.0%
Savings and money market	45,514	30.0%	2,796	42,718	27.7%
Time deposits:
Maturing:
Within one year	16,415	10.8%	(5,452)	21,867	14.2%
After one year, but within two years	9,242	6.1%	(1,394)	10,636	6.9%
After two years, but within five years	25,917	17.1%	(682)	26,599	17.3%
Maruting thereafter	0	0.0%	0	0	0.0%

Total deposits	$151,893	100.0%	$(2,165)	$154,058	100.0%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 20

Certificates of Deposit By Rate and Maturity
At December 31, 2017
(Dollars in thousands)

													Percent
	0.00	%-	2.00	%-	4.00	%-	6.00	%-	8.00	%-	10.00% or		of
	1.99%		3.99%		5.99%		7.99%		9.99%		Greater	Total	Total

Certificate accounts maturing
in quarter ending:
March 31, 2018	$4,903		$--		$--		$--		$--		$--	$4,903	9.5%
June 30, 2018	3,809		--		--		--		--		--	3,809	7.4%
September 30, 2018	4,331		--		--		--		--		--	4,331	8.4%
December 31, 2018	3,195		175		--		--		--		--	3,370	6.5%
March 31, 2019	2,583		--		--		--		--		--	2,583	5.0%
June 30, 2019	2,964		--		--		--		--		--	2,964	5.7%
September 30, 2019	1,267		--		--		--		--		--	1,267	2.5%
December 31, 2019	2,428		--		--		--		--		--	2,428	4.7%
March 31, 2020	1,213		74		--		--		--		--	1,287	2.5%
June 30, 2020	2,887		612		--		--		--		--	3,499	6.8%
September 30, 2020	4,672		--		--		--		--		--	4,672	9.1%
December 31, 2020	3,564		131									3,695	7.2%
Thereafter	11,275		1,491									12,766	24.8%

Total	$49,091		$2,483		$0		$0		$0		$0	$51,574	100.0%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 21

Deposit Activity
For the Years Ended December 31, 2016 and 2017

	At December 31,
	2017	2016
	(In thousands)

Beginning balance	$154,058	$160,218
Net deposits (withdrawals)	(2,742)	(6,751)
Interest credited	577	591
Net increase (decrease) in deposits	(2,165)	(6,160)
Ending balance	$151,893	$154,058

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 22

OFFICES OF MID-SOUTHERN SAVINGS BANK
SALEM, IN
As of December 31, 2017

		Owned		Net Book Value
	Square	or	Lease	at
Location	Footage	Leased	Expiration Date	December 31, 2017
				(in thousands)
Main Office
Salem Main Office
300 N. Water Street	9,318	Owned	N/A	$628
Salem, Indiana 47167

Branch Offices:
Orleans Branch
870 S. Maple Street
Orleans, Indiana 47452	2,489	Owned	N/A	301

Mitchell Office
1505 West Main Street
Mitchell, Indiana 47446	3,098	Owned	N/A	1,019

New Albany Loan Production Office
3626 Grant Line Road
Suite 103
New Albany, Indiana 47150	1,403	Leased	2019	15

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 23

DIRECTORS AND MANAGEMENT OF THE BANK
At December 31, 2017

		Director	Term
Name	Age	Since	Expires

Paul G. Allemeier	83	1989	2019
Alexander G. Babey, President & CEO	49	2016	2020
Larry R. Bailey	55	2013	2020
Dana J. Dunbar, Chairman	68	2004	2020
Trent L. Fisher	58	2005	2019
Charles W. Lamb	78	2001	2018
Kermit A. Lamb	69	2013	2018
Brent A. Rosenbaum	57	2014	2018

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 24

Key Demographic Data and Trends
Lawrence, Orange and Washington counties, Indiana and the United States
2000, 2010 and 2020

	2000	2010	% Change	2020	% Change
Population
Lawrence County	45,922	46,134	0.5%	45,567	(1.2)%
Orange County	19,306	19,840	2.8%	19,815	(0.1)%
Washington County	27,223	28,262	3.8%	28,461	0.7%
Indiana	6,080,485	6,483,802	6.6%	6,785,691	4.7%
United States	281,421,906	308,745,538	9.7%	332,139,637	7.6%

Households
Lawrence County	18,535	18,811	1.5%	18,576	(1.2)%
Orange County	7,621	7,872	3.3%	7,859	(0.2)%
Washington County	10,264	10,850	5.7%	10,927	0.7%
Indiana	2,336,306	2,502,154	7.1%	2,618,299	4.6%
United States	105,480,101	116,716,292	10.7%	125,527,510	7.5%

Per Capita Income
Lawrence County	$17,653	$21,352	21.0%	--	--
Orange County	16,717	19,119	14.4%	--	--
Washington County	16,748	19,278	15.1%	--	--
Indiana	20,397	22,806	11.8%	--	--
United States	22,162	26,059	17.6%	--	--

Median Household Income
Lawrence County	$36,280	$40,380	11.3%	$43,724	8.3%
Orange County	31,564	37,120	17.6%	39,369	6.1%
Washington County	36,630	39,722	8.4%	45,378	14.2%
Indiana	41,567	44,613	7.3%	51,391	15.2%
United States	41,994	50,046	19.2%	61,618	23.1%

Source: Mid-Southern Bancorp Inc.'s Prospectus

EXHIBIT 25

Key Housting Data
Lawrence, Orange and Washington Counties,
Indiana and the United States
2000 & 2010

Occupied Housing Units	2000	2010
Lawrence County	13,704	12,763
Orange County	59,556	75,532
Washington County	22,984	24,646
Indiana	1,819,046	4,491,910
United States	105,480,101	116,716,292

Occupancy Rate
Lawrence County
Owner-Occupied	78.9%	76.4%
Renter-Occupied	21.1%	23.6%
Orange County
Owner-Occupied	79.1%	75.0%
Renter-Occupied	20.9%	25.0%
Washington County
Owner-Occupied	81.1%	78.3%
Renter-Occupied	18.9%	21.7%
Indiana
Owner-Occupied	71.4%	69.9%
Renter-Occupied	28.6%	30.1%
United States
Owner-Occupied	66.2%	65.1%
Renter-Occupied	33.8%	34.9%

Median Housing Values
Lawrence County	$75,400	$95,700
Orange County	63,500	90,200
Washington County	77,500	101,200
Indiana	94,300	123,400
United States	119,600	186,200

Median Rent
Lawrence County	$447	$602
Orange County	385	587
Washington County	418	610
Indiana	521	719
United States	602	871

Source:  U.S. Census Bureau

EXHIBIT 26

Major Sources of Employment by Industry Group
Lawrence, Orange and Washington Counties, Indiana and the United States
2000 and 2010

	2000
	Lawrence	Orange	Washington		United
Industry Group	County	County	County	Indiana	States

Agriculture/Mining	2.7%	3.4%	3.7%	1.4%	1.9%
Construction	6.1%	9.8%	8.5%	6.6%	6.8%
Manufacturing	28.6%	29.5%	33.0%	22.9%	14.1%
Wholesale/Retail	12.8%	13.5%	13.2%	15.2%	15.3%
Transportation/Utilities	3.9%	5.2%	5.1%	5.2%	5.2%
Information	1.8%	1.2%	1.8%	2.1%	3.1%
Finance, Insurance	3.3%	2.9%	3.7%	5.7%	6.9%
& Real Estate
Services	40.8%	34.5%	31.0%	40.9%	46.7%

	2010
	Lawrence	Orange	Washington		United
	County	County	County	Indiana	States

Agriculture/Mining	1.7%	3.7%	4.3%	1.6%	0.9%
Construction	7.4%	7.7%	8.1%	5.7%	5.1%
Manufacturing	16.9%	20.9%	23.4%	18.3%	15.0%
Wholesale/Retail	14.2%	9.5%	12.2%	14.3%	14.8%
Transportation/Utilities	3.9%	5.6%	6.5%	5.1%	4.8%
Information	1.4%	1.2%	1.0%	1.6%	1.8%
Finance, Insurance
& Real Estate	3.8%	4.2%	2.4%	5.4%	6.4%
Services	50.7%	47.2%	42.1%	48.0%	51.2%

Source:  Bureau of the Census

EXHIBIT 27

Unemployment Rates
Lawrence, Orange and Washington Counties, Indiana and the United States
For the Years 2013 through 2017

Location	2013	2014	2015	2016	2017

Lawrence County	10.1%	8.1%	6.5%	5.7%	4.5%

Orange County	9.9%	7.7%	6.0%	5.1%	4.0%

Washington County	8.7%	6.6%	5.2%	4.5%	3.7%

Indiana	7.7%	5.9%	4.8%	4.4%	3.5%

United States	7.4%	6.2%	5.3%	4.9%	4.4%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor

EXHIBIT 28

Market Share of Deposits
Lawrence, Orange and Washington Counties
June 30, 2017

	Lawrence County	Mid-Southern's	Mid-Southern's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$266,606	---	---
Thrifts	132,058	$25,843	19.6%
Total	$398,664	$25,843	6.5%

	Orange County	Mid-Southern's	Mid-Southern's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$190,986	---	---
Thrifts	41,592	$41,592	100.0%
Total	$232,578	$41,592	17.9%

	Washington County	Mid-Southern's	Mid-Southern's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$190,662	---	---
Thrifts	127,731	$85,570	67.0%
Total	$318,393	$85,570	26.9%

	Total	Mid-Southern's	Mid-Southern's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$648,254	---	---
Thrifts	301,381	$153,005	50.8%
Total	$949,635	$153,005	16.1%

Source:  FDIC

EXHIBIT 29

National Interest Rates by Quarter
2014-2017

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2014	2014	2014	2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016

Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2017	2017	2017	2017

Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

Source:  The Wall Street Journal

EXHIBIT 30

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	4.42	4.0	0.62	126.21	0.00	7.13	6.05	NM	60.90	3.50
ABNK	ALTAPACIFIC BANCORP	CA	OTC PINK	12.69	19.7	0.77	69.13	0.00	16.48	16.70	123.56	NM	18.36
BOFI	BOFI HOLDING	CA	NASDAQ	29.90	4.7	2.17	134.81	0.00	13.78	13.91	219.53	NM	22.18
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	2.36	43.9	0.17	23.42	0.00	13.88	13.88	91.83	NM	10.08
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	29.58	17.1	2.15	171.37	2.28	13.76	13.76	133.24	NM	17.26
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	18.40	(9.0)	0.45	156.88	1.31	40.89	40.00	112.06	NM	11.73
FBNK	FIRST CONNECTICUT BANCORP	CT	NASDAQ	26.15	15.5	1.25	188.18	1.02	20.92	20.92	152.75	NM	13.90
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	14.70	(4.5)	1.09	129.53	0.46	13.49	22.62	105.15	NM	11.35
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	17.64	(2.9)	1.17	137.52	1.20	15.08	15.21	129.80	NM	12.83
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	47.85	3.2	2.49	218.89	0.67	19.22	19.77	202.84	NM	21.86
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	NASDAQ	9.43	38.7	0.53	59.33	0.00	17.79	20.96	160.37	NM	15.89
FFHD	FIRSTATLANTIC BANK	FL	OTC BB	17.64	57.5	0.70	75.32	0.03	25.20	25.20	191.53	NM	23.42
SBCP	SUNSHINE BANCORP	FL	NASDAQ	22.94	33.8	0.65	117.46	0.00	35.29	35.29	155.63	NM	19.53
ABCB	AMERIS BANCORP	GA	NASDAQ	48.20	10.6	2.37	219.17	0.90	20.34	20.17	209.75	NM	21.99
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	17.54	5.2	0.96	108.84	0.35	18.27	19.49	123.78	NM	16.12
CFBI	COMM FIRST BANCSHARES	GA	NASDAQ	11.60	0.0	0.19	37.08	0.00	61.05	64.44	113.84	NM	31.28
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	30.87	(6.0)	1.74	199.13	2.22	17.74	18.27	128.20	NM	15.50
WCFB	WCF BANCORP	IA	NASDAQ	9.52	0.0	0.06	43.59	0.30	NM	NM	84.17	107.67	21.84
AJSB	AJS BANCORP	IL	OTC BB	14.90	(3.9)	0.21	92.78	0.95	70.95	99.33	107.97	306.89	16.06
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	1.75	257.1	4.24	190.45	0.00	0.41	0.80	NM	59.36	0.92
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	9.60	(16.5)	(1.56)	142.01	0.00	NM	NM	93.39	NM	6.76
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	30.05	10.7	1.66	339.13	1.12	18.10	18.44	90.32	458.61	8.86
IROQ	IF BANCORP	IL	NASDAQ	19.66	6.3	0.92	155.32	0.40	21.37	27.69	91.40	49.69	12.66

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

JXSB	JACKSONVILLE BANCORP	IL	NASDAQ	32.02	6.7	1.78	188.05	0.70	17.99	21.21	126.91	118.63	17.03
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	25.00	31.6	0.21	313.96	0.28	NM	NM	83.36	NM	7.96
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	14.44	13.4	0.44	70.82	0.24	32.82	35.22	94.69	65.34	20.39
RYFL	ROYAL FINANCIAL	IL	OTC BB	15.25	30.9	1.36	128.95	0.00	11.21	13.62	103.53	67.26	11.83
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	13.05	(0.5)	0.25	118.44	0.00	52.20	54.38	99.69	449.53	11.02
DSFN	DSA FINANCIAL CORP	IN	OTC BB	591.14	5,373.5	0.44	69.65	0.77	NM	NM	NM	NM	NM
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	25.00	150.0	12.05	804.73	0.00	2.07	2.98	NM	NM	3.11
FCAP	FIRST CAPITAL	IN	NASDAQ	36.74	13.3	2.07	225.42	2.11	17.75	17.92	150.45	64.97	16.30
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	44.50	14.5	3.28	319.95	2.83	13.57	15.19	139.72	70.69	13.91
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	12.80	15.4	0.59	108.39	0.42	21.69	21.69	118.41	77.73	11.81
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	20.55	23.1	0.89	128.26	0.67	23.09	23.35	119.83	NM	16.02
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	28.89	(15.0)	1.10	278.41	0.60	26.26	17.72	106.17	160.76	10.38
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	13.41	(18.5)	0.61	66.64	2.52	21.98	21.98	135.45	NM	20.12
PBSK	POAGE BANKSHARES	KY	NASDAQ	21.00	11.7	0.48	130.69	0.64	43.75	42.00	112.00	63.00	16.07
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	29.25	46.3	2.57	265.29	0.40	11.38	11.34	119.19	123.54	11.03
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	17.60	3.5	1.21	209.68	0.35	14.55	14.55	90.49	63.04	8.39
HIBE	HIBERNIA BANCORP	LA	OTC BB	31.01	45.8	0.40	132.14	0.00	77.53	77.53	169.18	NM	23.47
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	28.13	4.7	2.05	217.22	0.93	13.72	14.28	116.90	75.78	12.95
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	20.10	7.2	0.71	94.78	1.01	28.31	28.31	159.27	NM	21.21
BLMT	BSB BANCORP INC.	MA	NASDAQ	29.25	1.0	1.60	257.34	0.00	18.28	18.17	161.87	NM	11.37
HONE	HARBORONE BANCORP	MA	NASDAQ	19.16	NM	0.36	79.41	0.00	53.22	53.22	183.70	NM	24.13
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	207.00	5.2	11.90	1,039.52	2.80	17.39	17.47	245.44	285.64	19.91
MTGB	MEETINGHOUSE BANCORP	MA	OTC BB	25.90	48.0	(0.14)	172.56	0.00	NM	NM	175.59	NM	15.01

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

EBSB	MERIDIAN BANCORP	MA	NASDAQ	20.60	9.0	0.84	94.91	0.36	24.52	28.22	172.38	NM	21.70
PLRM	PILGRIM BANCSHARES	MA	OTC BB	19.02	26.8	0.57	116.56	0.00	33.37	33.37	126.38	104.47	16.32
PVBC	PROVIDENT BANCORP	MA	NASDAQ	26.45	47.8	0.82	96.41	0.00	32.26	48.09	219.50	NM	27.43
RNDB	RANDOLPH BANCORP	MA	NASDAQ	15.35	(4.8)	(0.16)	86.32	0.00	NM	NM	108.25	NM	17.78
WEBK	WELLESLEY BANCORP	MA	NASDAQ	29.70	7.0	1.96	308.12	0.42	15.15	15.15	125.37	60.45	9.64
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	10.90	16.6	0.47	67.70	0.30	23.19	24.22	132.93	NM	16.10
BYBK	BAY BANCORP	MD	NASDAQ	12.23	85.2	0.49	60.78	0.00	24.95	NM	182.46	NM	20.11
IFSB	COLOMBO BANK	MD	OTC PINK	0.22	(31.3)	0.45	130.90	0.00	0.49	0.48	NM	NM	0.17
HBK	HAMILTON BANCORP	MD	NASDAQ	15.40	8.1	(0.03)	149.33	0.00	NM	NM	85.04	NM	10.31
MBCQ	MB BANCORP	MD	OTC BB	15.75	7.1	(0.55)	71.02	0.00	NM	NM	100.45	NM	22.18
SVBI	SEVERN BANCORP	MD	NASDAQ	7.26	(8.2)	0.35	65.43	0.00	20.73	19.61	96.60	NM	11.09
EGDW	EDGEWATER BANCORP	MI	OTC BB	19.30	21.4	0.88	236.05	0.00	21.93	20.10	95.26	358.73	8.18
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	OTC BB	8.00	4.6	0.37	89.84	0.35	21.62	23.53	94.56	NM	8.90
FBC	FLAGSTAR BANCORP	MI	NYSE	37.42	38.9	2.39	295.20	0.00	15.66	15.72	147.44	NM	12.68
NWBB	NEW BANCORP	MI	OTC BB	19.30	40.4	1.34	175.35	0.00	14.40	14.62	90.91	NM	11.01
SBT	STERLING BANCORP	MI	NASDAQ	12.70	0.0	863.18	58,231.47	0.00	0.01	0.01	NM	480.91	0.02
STBI	STURGIS BANCORP	MI	OTC BB	18.80	36.7	1.34	165.79	1.02	14.03	13.93	120.13	40.19	11.34
HMNF	HMN FINANCIAL	MN	NASDAQ	19.10	9.1	1.42	159.14	0.00	13.45	13.94	106.53	NM	12.00
REDW	REDWOOD FINANCIAL	MN	OTC PINK	45.00	25.0	6.15	664.92	0.40	7.32	7.32	58.90	NM	6.77
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	12.25	(2.5)	0.48	104.57	0.00	25.52	25.52	104.79	255.72	11.71
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	14.50	13.7	0.06	40.09	0.00	NM	NM	92.59	NM	36.17
NASB	NASB FINANCIAL	MO	OTC BB	37.50	7.9	3.74	262.05	3.16	10.03	10.11	126.69	NM	14.31
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	15.15	8.2	0.36	135.62	0.00	42.08	50.50	72.56	439.35	11.17

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	29.25	42.0	1.27	219.83	0.00	23.03	21.51	131.64	NM	13.31
KSBI	KS BANCORP	NC	OTC BB	30.11	62.8	2.24	282.32	0.32	13.44	13.50	108.19	126.20	10.67
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	24.00	33.3	1.79	264.81	0.00	13.41	15.00	90.53	183.35	9.06
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	10.90	10.1	0.44	78.00	0.00	24.77	24.22	102.16	38.26	13.97
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	25.11	23.1	1.50	121.35	0.80	16.74	17.56	116.47	54.46	20.69
CSBK	CLIFTON BANCORP INC.	NJ	NASDAQ	17.10	1.1	0.28	70.47	1.10	61.07	68.40	131.94	NM	24.27
DLNO	DELANCO BANCORP	NJ	OTC PINK	15.19	31.5	0.26	134.41	0.00	58.42	46.03	105.05	278.04	11.30
ISBC	INVESTORS BANCORP	NJ	NASDAQ	13.88	(0.5)	0.63	80.98	0.50	22.03	22.39	134.76	NM	17.14
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	14.45	(7.1)	0.24	58.96	0.36	60.21	60.21	116.16	NM	24.51
MGYR	MAGYAR BANCORP	NJ	NASDAQ	12.80	6.7	0.27	103.60	0.00	47.41	40.00	150.06	NM	12.36
MSBF	MB BANCORP	NJ	NASDAQ	17.80	21.1	0.64	113.61	0.43	27.81	28.71	145.31	37.59	15.67
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	17.08	(14.5)	0.71	82.02	0.79	24.06	24.06	129.39	NM	20.82
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	26.25	(12.6)	1.18	165.72	1.44	22.25	22.25	143.36	NM	15.84
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	16.40	(12.5)	1.09	89.23	3.25	15.05	24.85	133.66	NM	18.38
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	26.97	(4.7)	1.46	142.85	1.86	18.47	18.60	137.88	NM	18.88
WAWL	WAWEL BANK	NJ	OTC PINK	3.80	(26.2)	(0.23)	32.94	0.00	NM	NM	122.58	NM	11.54
BCTF	BANCORP 34	NM	NASDAQ	14.75	NM	1.38	105.32	0.00	10.69	59.00	97.81	NM	14.00
CARV	CARVER BANCORP	NY	NASDAQ	2.91	(9.6)	(1.18)	180.30	0.00	NM	NM	NM	NM	1.61
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	20.95	4.2	0.99	172.21	1.40	21.16	22.77	133.78	NM	12.17
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	20.45	0.0	1.68	213.80	1.61	12.17	12.25	82.43	48.14	9.57
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	17.00	19.7	0.57	161.73	0.00	29.82	30.36	101.67	NM	10.51
NCXS	NATIONAL BANK OF COXSACKIE	NY	OTC PINK	43.10	(29.3)	2.52	863.66	0.00	17.10	18.03	59.07	NM	4.99
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	13.02	(18.2)	0.91	99.08	1.70	14.31	15.50	94.21	NM	13.14

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SNNF	SENECA FIN CORP	NY	OTC PINK	8.76	0.0	0.35	90.06	0.00	25.03	28.26	146.98	NM	9.73
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	17.00	27.8	(0.14)	109.16	0.00	NM	NM	122.30	NM	15.57
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	9.20	5.1	0.48	50.69	0.66	19.17	19.17	194.50	NM	18.15
ASBN	ASB FINANCIAL CORP	OH	OTC PINK	18.90	40.0	1.39	147.95	2.16	13.60	13.40	120.46	46.63	12.77
CNNB	CINCINNATI BANCORP	OH	OTC BB	10.43	9.8	0.47	95.05	0.00	22.19	22.19	96.75	62.46	10.97
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	15.95	10.0	1.01	274.56	0.55	15.79	14.63	66.10	283.00	5.81
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	51.97	2.4	2.98	289.20	2.38	17.44	17.62	143.37	36.65	17.97
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	11.15	1.8	0.34	85.60	0.24	32.79	46.46	102.29	109.49	13.03
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	28.80	36.8	3.18	204.40	0.71	9.06	9.11	125.65	108.75	14.09
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	26.00	(9.9)	2.04	141.67	2.40	12.75	12.75	168.50	59.88	18.35
MWBC	MW BANCORP INC	OH	OTC BB	24.25	28.4	1.75	174.44	0.91	13.86	69.29	124.74	NM	13.90
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	27.50	13.9	2.08	158.76	3.37	13.22	13.22	97.80	61.81	17.32
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	9.13	2.1	0.45	52.39	0.21	20.29	20.75	155.54	NM	17.43
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	24.00	18.5	1.03	171.45	0.00	23.30	23.30	75.14	NM	14.00
WAYN	WAYNE SAVINGS BANCSHARES	OH	NASDAQ	18.45	11.8	1.08	160.75	1.20	17.08	17.08	120.51	37.61	11.48
BNCL	BENEFICIAL MUTUAL BANCORP	PA	NASDAQ	16.45	(10.6)	0.46	76.87	0.48	35.76	34.27	119.99	NM	21.40
ESSA	ESSA BANCORP	PA	NASDAQ	15.67	(0.3)	0.63	153.95	0.90	24.87	27.02	99.43	NM	10.18
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	23.25	7.4	1.65	202.11	2.16	14.09	14.62	127.61	NM	11.50
MLVF	MALVERN BANCORP	PA	NASDAQ	26.20	23.9	1.16	159.03	0.00	22.59	24.04	167.95	NM	16.47
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	16.73	(7.2)	0.94	93.07	1.26	17.80	22.01	142.26	NM	17.98
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	17.60	2.8	0.37	99.73	0.30	47.57	80.00	126.62	NM	17.65
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	13.00	8.3	0.93	120.80	0.43	13.98	13.27	113.04	84.46	10.76
STND	STANDARD FINANCIAL CORP	PA	NASDAQ	30.08	19.4	0.78	205.50	1.32	38.56	39.58	107.93	127.79	14.64

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

WVFC	WVS FINANCIAL CORP	PA	NASDAQ	15.49	5.2	0.87	177.26	0.52	17.80	17.80	92.75	59.47	8.74
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	15.49	5.2	0.87	177.26	0.52	17.80	17.80	92.75	92.75	8.74
CWAY	COASTWAY BANCORP	RI	NASDAQ	21.20	35.5	0.71	159.61	0.00	29.86	29.86	131.27	58.83	13.28
FCPB	FIRST CAPITAL BANCSHARES	SC	OTC PINK	6.05	(23.9)	0.64	92.89	0.00	9.45	9.31	40.55	111.44	6.51
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	4.30	(4.2)	0.03	3.43	0.00	NM	NM	NM	NM	NM
CASH	META FINANCIAL GROUP	SD	NASDAQ	92.65	(10.0)	4.67	543.34	1.30	19.84	19.88	205.20	NM	17.05
AFCB	ATHENS BANCSHARES CORP	TN	NASDAQ	38.50	10.8	2.31	256.98	0.30	16.67	19.35	137.50	163.33	14.98
SFBK	SFB BANCORP	TN	OTC PINK	30.20	(9.0)	1.26	160.28	2.05	23.97	24.35	119.04	NM	18.84
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	21.60	13.7	1.92	248.08	1.06	11.25	11.37	83.56	150.10	8.71
BAFI	BANCAFFILIATED	TX	OTC PINK	75.00	0.0	27.11	2,215.67	1.50	2.77	2.76	NM	NM	3.38
TBK	TRIUMPH BANCORP	TX	NASDAQ	31.50	20.5	1.74	139.58	0.00	18.10	17.90	169.90	NM	22.57
ANCB	ANCHOR BANCORP	WA	NASDAQ	24.80	(8.8)	1.36	184.30	0.00	18.24	18.51	92.68	90.54	13.46
FSBW	FS BANCORP	WA	NASDAQ	54.57	51.8	3.67	270.14	0.97	14.87	16.59	169.63	63.86	20.20
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	8.67	23.9	0.44	50.93	0.21	19.70	19.70	167.37	NM	17.02
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	26.55	28.5	1.92	129.33	1.10	13.83	13.83	176.06	NM	20.53
BKMU	BANK MUTUAL CORP	WI	NASDAQ	10.65	12.7	0.34	58.64	0.55	31.32	31.32	167.45	NM	18.16
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	12.90	17.6	(0.09)	165.91	0.00	NM	NM	107.59	NM	7.78
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	17.05	(7.3)	0.99	62.80	2.05	17.22	17.40	122.05	NM	27.15
WBB	WESTBURY BANCORP	WI	NASDAQ	23.00	11.1	0.87	214.51	0.00	26.44	27.06	112.86	55.15	10.72

KELLER & COMPANY
Dublin, Ohio
614-766-1426
SHARE DATA AND PRICING RATIOS
PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
PRICES AS OF SEPTEMBER 30, 2017
ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	26.90	54.54	7.88	618.13	0.64	22.45	24.55	125.72	133.94	14.45
HIGH	591.14	5,373.50	863.18	58,231.47	3.37	77.53	99.33	245.44	480.91	36.17
LOW	0.22	(31.30)	(1.56)	3.43	0.00	0.01	0.01	40.55	36.65	0.02

AVERAGE FOR STATE
IN	108.52	796.40	2.92	276.40	1.06	17.41	16.48	126.92	93.54	11.92

AVERAGE BY REGION
MID-ATLANTIC	17.42	3.72	0.68	119.88	0.68	24.93	25.40	122.51	25.19	15.35
MIDWEST	35.05	156.60	23.00	1,636.43	0.75	18.68	21.38	102.32	93.84	12.10
NORTH CENTRAL	26.83	6.01	1.77	201.76	0.77	16.52	17.37	109.59	81.41	16.89
NORTHEAST	27.31	8.63	1.22	207.05	0.54	19.33	20.88	136.03	23.23	14.48
SOUTHEAST	21.05	18.35	1.17	151.47	0.33	19.75	20.40	111.06	53.02	14.25
SOUTHWEST	32.46	17.26	5.21	469.27	0.45	21.25	28.19	109.07	37.48	13.68
WEST	23.84	16.58	1.48	138.94	0.81	18.32	18.52	141.42	15.44	16.63

AVERAGE BY EXCHANGE
NYSE	25.80	5.33	1.59	179.04	1.19	16.15	16.61	126.51	0.00	14.90
NASDAQ	24.21	8.77	12.99	949.83	0.66	22.78	24.51	133.86	30.37	16.17
OTC BB	39.81	206.16	1.10	163.40	0.59	20.60	23.71	108.84	101.03	12.97
OTC PINK	20.19	12.80	2.49	287.57	0.57	13.01	13.25	82.07	66.11	10.50

EXHIBIT 31

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ABCB	AMERIS BANCORP	GA	7,649,820	801,921	657,654	1.14	1.15	11.05	11.14	NASDAQ	34,902,946	1,682,322
ABNK	ALTAPACIFIC BANCORP	CA	421,410	62,595	59,344	1.17	1.17	7.64	7.60	OTC PINK	6,096,302	77,362
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	922,834	91,394	90,356	0.89	0.77	9.16	7.91	NASDAQ	15,553,709	146,671
AFBA	ALLIED FIRST BANCORP	IL	97,322	10,574	10,574	2.26	1.16	21.00	10.80	OTC BB	511,000	894
AFCB	ATHENS BANCSHARES CORP	TN	464,130	50,576	47,455	0.92	0.79	8.44	7.26	NASDAQ	1,806,084	69,534
AJSB	AJS BANCORP	IL	199,460	29,673	29,671	0.22	0.17	1.50	1.13	OTC BB	2,149,860	32,033
ANCB	ANCHOR BANCORP	WA	459,820	66,776	66,530	0.74	0.73	5.17	5.10	NASDAQ	2,494,940	61,875
ASBN	ASB FINANCIAL CORP	OH	292,807	31,049	28,140	0.97	0.98	8.98	9.07	OTC PINK	1,979,034	37,404
BAFI	BANCAFFILIATED	TX	616,954	63,628	60,755	1.21	1.21	12.11	12.12	OTC PINK	278,450	20,884
BCTF	BANCORP 34	NM	362,721	51,919	51,548	1.40	0.25	9.32	1.70	NASDAQ	3,443,922	50,798
BFFI	BEN FRANKLIN FINANCIAL	IL	100,830	7,296	7,296	(1.21)	(1.29)	(14.47)	(15.49)	OTC BB	710,038	6,816
BHBK	BLUE HILLS BANCORP	MA	2,546,662	339,034	327,752	0.77	0.76	5.05	5.00	NASDAQ	26,869,088	540,069
BKMU	BANK MUTUAL CORP	WI	2,693,892	292,350	286,072	0.59	0.59	5.44	5.42	NASDAQ	45,938,464	489,245
BLMT	BSB BANCORP INC.	MA	2,500,025	175,561	174,827	0.67	0.67	9.29	9.31	NASDAQ	9,714,775	284,157
BNCL	BENEFICIAL MUTUAL BANCORP	PA	5,821,303	1,038,338	863,924	0.60	0.62	3.39	3.52	NASDAQ	75,725,817	1,245,690
BOFI	BOFI HOLDING	CA	8,581,628	866,694	858,650	1.63	1.61	16.99	16.83	NASDAQ	63,655,970	1,903,314
BYBK	BAY BANCORP	MD	651,412	71,810	69,395	0.83	(20.85)	7.72	(193.89)	NASDAQ	10,717,889	131,026
BYFC	BROADWAY FINANCIAL CORP	CA	437,864	48,115	48,091	0.71	0.71	6.63	6.64	NASDAQ	18,694,823	44,120
CARV	CARVER BANCORP	NY	666,416	46,674	46,503	(0.64)	(0.63)	(9.03)	(8.86)	NASDAQ	3,696,087	10,756
CASH	META FINANCIAL GROUP	SD	5,228,346	434,496	283,595	1.03	1.03	10.90	10.87	NASDAQ	9,622,595	891,533
CCFC	CCSB FINANCIAL CORP	MO	95,889	10,715	10,650	0.46	0.46	4.21	4.19	OTC PINK	916,945	11,233
CFBI	COMM FIRST BANCSHARES	GA	279,492	76,796	76,796	0.50	0.50	2.45	2.43	NASDAQ	7,538,250	87,444
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	68,722	26,835	26,835	0.14	0.07	0.37	0.18	OTC PINK	1,714,020	24,853

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,211,858	1,368,313	1,367,852	0.92	0.91	6.14	6.13	NASDAQ	138,223,835	1,853,582
CHFN	CHARTER FINANCIAL CORP	GA	1,645,163	214,199	169,727	0.95	0.90	6.87	6.49	NASDAQ	15,115,883	265,133
CIBN	COMMUNITY INVESTORS BANCORP	OH	144,145	12,669	12,071	0.37	0.40	4.24	4.60	OTC PINK	525,000	8,374
CNNB	CINCINNATI BANCORP	OH	166,617	18,890	18,025	0.52	0.52	4.41	4.41	OTC BB	1,752,947	18,283
CSBK	CLIFTON BANCORP INC.	NJ	1,554,903	285,943	285,943	0.42	0.38	2.10	1.88	NASDAQ	22,064,768	377,308
CTUY	CENTURY NEXT FINANCIAL CORP	LA	275,901	25,518	25,518	1.04	1.05	10.93	11.00	OTC BB	1,040,000	30,420
CWAY	COASTWAY BANCORP	RI	701,086	70,926	70,812	0.47	0.47	4.48	4.46	NASDAQ	4,392,441	93,120
DCOM	DIME COMMUNITY BANCSHARES	NY	6,444,429	586,037	530,285	0.60	0.56	6.45	6.00	NASDAQ	37,422,884	784,009
DLNO	DELANCO BANCORP	NJ	127,073	13,672	13,672	0.20	0.25	1.88	2.37	OTC PINK	945,425	14,361
DSFN	DSA FINANCIAL CORP	IN	116,322	15,771	15,459	0.60	0.54	4.76	4.28	OTC BB	1,670,000	987,204
EBSB	MERIDIAN BANCORP	MA	5,086,671	640,404	626,603	0.95	0.83	7.26	6.32	NASDAQ	53,596,105	1,104,080
EGDW	EDGEWATER BANCORP	MI	157,656	13,530	13,149	0.39	0.42	4.44	4.84	OTC BB	667,898	12,890
ENFC	ENTEGRA FINANCIAL CORP	NC	1,419,833	143,525	131,297	0.60	0.64	5.96	6.37	NASDAQ	6,458,679	188,916
EQFN	EQUITABLE FINANCIAL CORP	NE	262,781	35,946	34,820	0.60	0.61	4.17	4.22	NASDAQ	3,368,932	36,721
ESBK	ELMIRA SAVINGS BANK	NY	565,204	65,590	51,670	0.78	0.78	7.33	7.28	NASDAQ	2,643,652	54,063
ESSA	ESSA BANCORP	PA	1,785,218	182,727	166,850	0.41	0.38	4.11	3.74	NASDAQ	11,596,263	181,713
FBC	FLAGSTAR BANCORP	MI	16,880,117	1,451,000	1,183,851	0.88	0.88	9.81	9.80	NYSE	57,181,536	2,139,733
FBNK	FIRST CONNECTICUT BANCORP	CT	3,002,068	273,193	267,924	0.68	0.68	7.45	7.45	NASDAQ	15,952,946	417,170
FCAP	FIRST CAPITAL	IN	752,219	81,486	73,865	0.92	0.91	8.80	8.70	NASDAQ	3,336,964	122,600
FCPB	FIRST CAPITAL BANCSHARES	SC	52,367	8,411	8,411	0.67	0.69	4.34	4.43	OTC PINK	563,728	3,411
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	2,935,162	367,924	253,800	1.08	1.07	8.79	8.71	NASDAQ	10,149,184	527,453
FDLB	FIDELITY FEDERAL BANCORP	IN	622,055	72,672	70,691	1.66	1.16	14.24	9.93	OTC PINK	773,000	19,325
FFHD	FIRSTATLANTIC BANK	FL	464,743	56,812	54,546	0.95	0.95	7.84	7.85	OTC BB	6,169,969	108,838

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	335,120	31,563	30,461	0.41	0.37	4.55	4.09	OTC BB	3,730,000	29,840
FNFI	FIRST NILES FINANCIAL	OH	95,288	12,139	12,139	0.40	0.27	3.22	2.21	OTC PINK	1,113,172	12,412
FPBF	FPB FINANCIAL CORP	LA	337,591	31,316	31,316	0.61	0.61	6.69	6.66	OTC PINK	1,610,000	28,336
FSBC	FSB COMMUNITY BANKSHARES	NY	302,874	31,313	30,418	0.37	0.36	3.37	3.28	NASDAQ	1,872,753	31,837
FSBW	FS BANCORP	WA	992,728	118,239	108,698	1.49	1.34	14.49	13.01	NASDAQ	3,674,902	200,539
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	82,569	5,319	4,965	0.81	0.86	12.84	13.72	OTC PINK	24,065,545	103,482
GTPS	GREAT AMERICAN BANCORP	IL	173,634	17,036	15,852	0.47	0.47	4.97	4.89	OTC BB	512,000	15,386
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	763,986	68,859	68,859	0.81	0.78	9.23	8.89	OTC PINK	3,780,000	87,885
HBK	HAMILTON BANCORP	MD	509,375	61,777	52,537	(0.02)	(0.17)	(0.14)	(1.43)	NASDAQ	3,411,075	52,531
HCFL	HOME CITY FINANCIAL CORP	OH	166,961	18,719	18,719	1.59	1.58	14.66	14.57	OTC PINK	816,820	23,524
HFBL	HOME FED BANCORP OF LOUISIANA	LA	418,595	46,363	46,164	0.95	0.91	8.69	8.36	NASDAQ	1,927,053	54,198
HIBE	HIBERNIA BANCORP	LA	136,456	18,933	18,933	0.32	0.32	2.23	2.23	OTC BB	1,032,667	32,023
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,214,967	179,718	179,718	1.21	1.21	14.90	14.84	NASDAQ	2,130,750	441,065
HLFN	HOME LOAN FINANCIAL CORP	OH	212,511	23,145	22,998	1.47	1.47	13.31	13.30	OTC BB	1,500,000	39,000
HMNF	HMN FINANCIAL	MN	715,746	80,632	77,797	0.91	0.88	8.17	7.86	NASDAQ	4,497,538	85,903
HONE	HARBORONE BANCORP	MA	2,593,663	340,601	306,595	0.46	0.47	3.52	3.55	NASDAQ	32,662,295	625,810
HWIS	HOME BANCORP WISCONSIN	WI	149,184	10,781	10,781	(0.05)	(0.07)	(0.69)	(0.85)	OTC PINK	899,190	11,600
IFSB	COLOMBO BANK	MD	202,888	20,871	20,871	0.35	0.35	3.44	3.48	OTC PINK	1,550,000	341
IROQ	IF BANCORP	IL	612,009	84,742	84,019	0.61	0.47	4.32	3.36	NASDAQ	3,940,408	77,468
ISBC	INVESTORS BANCORP	NJ	24,795,214	3,155,132	3,055,565	0.80	0.79	6.11	6.03	NASDAQ	306,176,459	4,249,729
JXSB	JACKSONVILLE BANCORP	IL	336,610	45,157	41,882	0.98	0.82	7.35	6.21	NASDAQ	1,790,000	57,316
KRNY	KEARNY FINANCIAL CORP	NJ	4,808,150	1,014,233	905,015	0.40	0.41	1.79	1.81	NASDAQ	81,547,848	1,178,366
KSBI	KS BANCORP	NC	369,695	36,449	36,449	0.80	0.80	8.29	8.25	OTC BB	1,309,500	39,429

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

LSFG	LIFESTORE FINANCIAL GROUP	NC	278,049	27,831	26,982	0.69	0.61	6.56	5.86	OTC PINK	1,050,000	25,200
MBCQ	MB BANCORP	MD	137,802	30,416	30,416	(0.78)	(0.83)	(3.52)	(3.74)	OTC BB	1,940,200	30,558
MCBK	MADISON COUNTY FINANCIAL	NE	381,037	67,698	64,786	1.28	1.22	7.09	6.77	OTC PINK	3,140,000	78,845
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	116,982	11,175	11,175	0.07	(0.05)	0.72	(0.52)	OTC PINK	372,600	9,315
MGYR	MAGYAR BANCORP	NJ	603,012	49,678	49,609	0.26	0.31	3.18	3.79	NASDAQ	5,820,746	74,506
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,033,342	133,882	133,882	1.29	1.29	9.93	9.93	OTC BB	6,030,000	178,367
MLVF	MALVERN BANCORP	PA	1,045,252	102,520	102,252	0.78	0.74	7.37	6.92	NASDAQ	6,572,684	172,204
MSBF	MB BANCORP	NJ	541,746	58,422	58,422	0.61	0.60	4.97	4.85	NASDAQ	4,768,632	84,882
MTGB	MEETINGHOUSE BANCORP	MA	114,104	9,752	9,455	(0.08)	(0.11)	(0.93)	(1.33)	OTC BB	661,250	17,126
MWBC	MW BANCORP INC	OH	155,466	17,324	17,201	1.11	0.22	9.16	1.83	OTC BB	891,209	21,612
NASB	NASB FINANCIAL	MO	2,062,303	232,969	216,734	1.48	1.47	13.01	12.94	OTC BB	7,870,000	295,125
NCXS	NATIONAL BANK OF COXSACKIE	NY	304,419	25,717	25,717	0.30	0.28	3.53	3.34	OTC PINK	352,475	15,192
NFBK	NORTHFIELD BANCORP	NJ	4,009,055	645,157	605,157	0.89	0.89	5.47	5.46	NASDAQ	48,880,772	834,884
NWBB	NEW BANCORP	MI	126,167	15,274	14,322	0.83	0.82	6.53	6.42	OTC BB	719,531	13,887
NWBI	NORTHWEST BANCSHARES	PA	9,545,410	1,205,847	867,303	1.00	0.81	8.15	6.58	NASDAQ	102,565,667	1,715,924
NWIN	NORTHWEST INDIANA BANCORP	IN	916,347	91,222	87,940	1.03	0.92	10.72	9.58	OTC BB	2,864,007	127,448
NYCB	NEW YORK COMMUNITY BANCORP	NY	48,457,891	6,759,654	4,316,662	0.91	0.84	6.75	6.23	NYSE	489,061,848	6,367,585
OCFC	OCEANFIRST FINANCIAL CORP	NJ	5,397,115	596,252	438,568	0.73	0.73	6.60	6.56	NASDAQ	32,567,477	854,896
ORIT	ORITANI FINANCIAL CORP	NJ	4,120,195	566,452	566,452	1.23	0.74	9.10	5.49	NASDAQ	46,176,504	757,295
OTTW	OTTAWA SAVINGS BANCORP	IL	245,686	52,913	51,552	0.64	0.60	2.91	2.74	OTC BB	3,469,402	50,098
PBIP	PRUDENTIAL BANCORP	PA	898,392	125,240	118,023	0.42	0.24	2.69	1.58	NASDAQ	9,008,124	158,543
PBSK	POAGE BANKSHARES	KY	460,260	66,035	63,658	0.37	0.39	2.51	2.63	NASDAQ	3,521,903	73,960
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	392,148	69,468	69,468	1.31	1.31	7.47	7.47	OTC PINK	2,470,032	67,926

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,495,146	1,300,324	879,448	1.02	1.01	7.61	7.54	NYSE	66,467,819	1,792,637
PLRM	PILGRIM BANCSHARES	MA	262,832	33,935	33,935	0.50	0.50	3.89	3.88	OTC BB	2,254,950	42,889
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	107,722	14,942	14,942	0.53	0.55	3.96	4.09	OTC PINK	1,361,048	13,951
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,193,785	124,921	124,057	0.28	0.29	2.62	2.68	NASDAQ	7,609,552	140,016
PVBC	PROVIDENT BANCORP	MA	928,219	116,054	116,054	0.92	0.61	7.00	4.69	NASDAQ	9,627,988	254,660
QNTO	QUAINT OAK BANCORP	PA	231,268	22,018	21,011	0.80	0.84	8.35	8.73	OTC PINK	1,914,486	24,888
QRRY	QUARRY CITY S&L ASSN	MO	55,293	8,514	8,226	0.27	0.23	1.73	1.46	OTC BB	407,691	6,177
REDW	REDWOOD FINANCIAL	MN	291,602	33,506	27,909	0.98	0.98	8.21	8.21	OTC PINK	438,551	19,735
RNDB	RANDOLPH BANCORP	MA	506,555	83,240	77,110	(0.19)	(0.28)	(1.14)	(1.64)	NASDAQ	5,868,544	90,082
RVSB	RIVERVIEW BANCORP	WA	1,147,680	116,742	88,041	0.90	0.90	8.72	8.78	NASDAQ	22,533,912	195,369
RYFL	ROYAL FINANCIAL	IL	323,671	36,965	36,073	1.08	0.89	9.56	7.89	OTC BB	2,510,000	38,278
SBCP	SUNSHINE BANCORP	FL	942,747	118,274	96,217	0.55	0.55	4.55	4.55	NASDAQ	8,026,354	184,125
SBT	STERLING BANCORP	MI	2,636,197	184,472	177,004	1.66	1.69	22.64	23.11	NASDAQ	45,271	575
SFBK	SFB BANCORP	TN	63,630	10,072	9,899	0.80	0.79	4.79	4.74	OTC PINK	397,000	11,989
SIFI	SI FINANCIAL GROUP	CT	1,584,286	171,002	152,974	0.84	0.50	7.92	4.71	NASDAQ	12,230,680	179,791
SNNF	SENECA FIN CORP	NY	178,324	11,799	11,799	0.40	0.36	6.11	5.37	OTC PINK	1,980,000	17,345
SNNY	SUNNYSIDE BANCORP	NY	86,616	11,030	11,030	(0.13)	(0.17)	(1.05)	(1.40)	OTC BB	793,500	13,490
STBI	STURGIS BANCORP	MI	404,526	38,177	30,889	0.81	0.82	8.72	8.76	OTC BB	2,440,000	45,872
STND	STANDARD FINANCIAL CORP	PA	982,921	133,290	103,215	0.51	0.50	3.70	3.61	NASDAQ	4,783,023	143,873
SUGR	SUGAR CREEK FINANCIAL CORP	IL	95,764	10,581	10,581	0.21	0.21	1.76	1.74	OTC BB	808,530	10,551
SVBI	SEVERN BANCORP	MD	801,231	92,010	90,444	0.54	0.57	4.76	4.99	NASDAQ	12,245,425	88,841
SZBI	SOUTHFIRST BANCSHARES	AL	88,599	10,057	10,057	0.49	0.57	4.35	5.14	OTC PINK	702,000	3,103
TBK	TRIUMPH BANCORP	TX	2,906,161	386,097	343,645	1.31	1.33	11.25	11.38	NASDAQ	20,820,900	655,858

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

TBNK	TERRITORIAL BANCORP	HI	1,962,523	237,292	237,017	0.89	0.86	7.34	7.11	NASDAQ	9,855,555	304,241
TDCB	THIRD CENTURY BANCORP	IN	153,918	15,354	15,155	0.58	0.58	5.51	5.51	OTC BB	1,420,000	18,176
TRST	TRUSTCO BANK CORP NY	NY	4,871,816	454,928	454,375	0.95	0.93	10.50	10.30	NASDAQ	96,107,596	884,190
TSBK	TIMBERLAND BANCORP	WA	952,024	111,000	103,525	1.51	1.51	13.36	13.34	NASDAQ	7,361,077	195,437
UBNK	UNITED FINANCIAL BANCORP	CT	6,989,048	690,653	559,394	0.88	0.87	8.87	8.76	NASDAQ	50,821,391	896,489
UCBA	UNITED COMMUNITY BANCORP	IN	538,844	72,058	68,624	0.70	0.69	5.27	5.25	NASDAQ	4,201,113	86,333
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,607,085	291,851	261,809	0.90	0.88	8.08	7.94	NASDAQ	49,758,487	454,295
UNTN	UNITED TENNESSEE BANKSHARES	TN	205,159	21,374	21,374	0.78	0.77	7.59	7.53	OTC PINK	827,000	17,863
VERF	VERSAILLES FINANCIAL CORP	OH	56,461	10,520	10,520	0.61	0.61	3.26	3.26	OTC BB	329,320	7,904
WAWL	WAWEL BANK	NJ	71,802	6,761	6,761	(0.69)	(1.01)	(7.11)	(10.40)	OTC PINK	2,180,000	8,284
WAYN	WAYNE SAVINGS BANCSHARES	OH	447,169	42,598	40,377	0.67	0.67	7.22	7.21	NASDAQ	2,781,839	51,325
WBB	WESTBURY BANCORP	WI	792,005	75,253	74,548	0.42	0.41	4.19	4.12	NASDAQ	3,692,166	84,920
WCFB	WCF BANCORP	IA	111,668	28,971	28,908	0.14	0.05	0.56	0.21	NASDAQ	2,561,542	24,386
WEBK	WELLESLEY BANCORP	MA	767,943	59,043	58,937	0.67	0.67	8.55	8.55	NASDAQ	2,492,352	74,023
WEIN	WEST END INDIANA BANCSHARES	IN	296,998	29,031	28,330	0.40	0.60	4.11	6.11	OTC BB	1,066,751	30,818
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,086,378	252,555	235,532	0.70	0.67	5.83	5.60	NASDAQ	30,816,813	335,903
WSBF	WATERSTONE FINANCIAL	WI	1,851,585	411,930	410,611	1.61	1.60	7.11	7.05	NASDAQ	29,483,346	502,691
WSFS	WSFS FINANCIAL CORP	DE	6,875,344	740,861	551,745	1.14	1.11	10.95	10.65	NASDAQ	31,410,498	1,502,992
WVFC	WVS FINANCIAL CORP	PA	355,972	33,545	33,545	0.50	0.50	5.26	5.26	NASDAQ	2,008,144	31,106

KELLER & COMPANY
Dublin, Ohio
614-766-1426
KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS
MOST RECENT FOUR QUARTERS

		ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
		Total	Total	Total		Core		Core		Number of	Mkt. Value
		Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE		2,056,044	251,996	212,175	0.90	0.80	7.29	6.51		18,821,719	344,684
MEDIAN		507,965	64,609	60,050	0.71	0.67	6.49	5.56		3,456,662	74,265
HIGH		48,457,891	6,759,654	4,316,662	2.26	1.69	22.64	23.11		489,061,848	6,367,585
LOW		52,367	5,319	4,965	(1.21)	(20.85)	(14.47)	(193.89)		45,271	341

AVERAGE FOR STATE
IN		485,243	53,942	51,438	0.97	0.86	8.88	7.94		2,190,262	198,843

AVERAGE BY REGION
MID-ATLANTIC		3,312,738	447,006	385,577	0.82	0.60	6.02	4.41		34,493,298	607,510
MIDWEST		914,806	98,357	87,051	0.88	0.85	8.01	7.77		6,287,507	155,988
NORTH CENTRAL		1,680,477	211,690	195,283	1.00	0.99	7.60	7.56		15,705,604	302,554
NORTHEAST		4,009,182	483,379	368,387	0.85	0.80	7.14	6.67		37,170,351	564,922
SOUTHEAST		995,255	111,534	96,146	0.95	0.95	8.66	8.58		8,299,110	195,831
SOUTHWEST		722,054	89,111	82,554	1.19	1.11	10.40	9.75		4,307,570	124,645
WEST		1,718,280	188,626	182,784	1.31	1.29	12.29	12.12		14,800,703	330,064

AVERAGE BY EXCHANGE
NYSE		24,944,385	3,170,326	2,126,654	0.92	0.87	7.33	6.95		204,237,068	3,433,318
NASDAQ		2,561,007	310,706	280,919	0.89	0.77	7.23	6.26		24,796,598	455,386
OTC		311,119	36,102	34,839	0.93	0.88	7.98	7.59		1,974,407	76,714
OTC PINK		239,677	27,678	26,900	0.87	0.81	7.52	7.03		2,234,890	27,532

32

EXHIBIT 32

RECENT STANDARD AND SECOND STAGE CONVERSIONS
JANUARY 1, 2017, THROUGH FEBRUARY 28, 2108
PRICE CHANGES FROM IPO DATE

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	2/12/16

Community Savings Bancorp	CCSB	1/10/2017	OTC Pink	30.00	30.00	30.00	40.50%
HV Bancorp, Inc.	HVBC	1/12/2017	NASDAQ	36.70	41.30	39.90	40.20
PCSB Financial Corp.	PCSB	4/21/2017	NASDAQ	64.60	63.50	63.60	94.80
Eagle Financial Bancorp	EFBI	7/21/2017	NASDAQ	49.20	51.00	60.00	60.00

		AVERAGE		45.13%	46.45%	48.38%	58.88%
		MEDIAN		42.95%	46.15%	49.95%	50.25%

EXHIBIT 33

KELLER & COMPANY
Dublin, Ohio
614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS
COUNTY, CITY OR MARKET AREA OF MID-SOUTHERN SAVINGS BANK

NONE
(that were potential comparable group candidates)

EXHIBIT 34

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS
Most Recent Quarter

General Parameters:
	Regions: Mid-Atlantic, Midwest, Northeast, North Central and Southwest
	Asset Size: < $1 Billion
	Stock trades on the NYSE or NASDAQ exchanges							Total
	No Recent Acquisition Activity			Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	MID-SOUTHERN BANCORP, INC.	IN	176,677	17.14	13.05	45.22	65.03	78.08	0.00	13.67

	DEFINED PARAMETERS FOR						50.00 -	70.00 -		8.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,000,000	< 25.00	< 20.00	< 55.00	95.00	95.00	< 15.00	15.00

WCFB	WCF BANCORP	IA	111,668	16.57	21.62	44.03	52.71	74.33	3.41	25.94
IROQ	IF BANCORP	IL	612,009	4.73	14.43	23.40	76.12	90.55	11.56	13.85
JXSB	JACKSONVILLE BANCORP	IL	336,610	21.54	16.61	15.38	54.70	71.31	2.19	13.42
FCAP	FIRST CAPITAL	IN	752,219	23.41	17.73	17.22	53.28	71.01	0.55	10.83
UCBA	UNITED COMMUNITY BANCORP	IN	538,844	22.84	17.26	27.60	53.33	70.59	1.88	13.37
PBSK	POAGE BANKSHARES	KY	460,260	13.07	7.02	38.17	73.05	80.07	2.82	14.35
HFBL	HOME FED BANCORP OF LOUISIANA	LA	418,595	1.51	13.27	35.56	76.81	90.08	8.32	11.08
PVBC	PROVIDENT BANCORP	MA	928,219	9.91	3.74	11.74	80.64	84.38	8.44	12.50
RNDB	RANDOLPH BANCORP	MA	506,555	7.57	7.53	48.99	73.59	81.12	12.13	16.43
WEBK	WELLESLEY BANCORP	MA	767,943	10.58	2.03	55.80	84.46	86.49	14.88	7.69
BYBK	BAY BANCORP	MD	651,412	9.70	5.29	24.48	80.01	85.30	3.84	11.02
HBK	HAMILTON BANCORP	MD	509,375	5.72	13.30	37.03	71.72	85.02	10.84	12.13
SVBI	SEVERN BANCORP	MD	801,231	8.96	3.96	39.01	80.24	84.20	11.66	11.48
HMNF	HMN FINANCIAL	MN	715,746	18.32	0.76	20.57	81.46	82.22	0.00	11.27
EQFN	EQUITABLE FINANCIAL CORP	NE	262,781	2.40	0.20	22.52	93.25	93.45	4.11	13.68
MGYR	MAGYAR BANCORP	NJ	603,012	5.51	8.67	31.00	78.06	86.73	5.39	8.24
MSBF	MB BANCORP	NJ	541,746	4.65	4.49	33.11	85.15	89.64	13.01	10.78
BCTF	BANCORP 34	NM	362,721	3.39	6.34	15.96	73.35	79.69	18.96	14.31
CARV	CARVER BANCORP	NY	666,416	13.67	6.96	19.58	77.04	84.00	3.90	7.00
ESBK	ELMIRA SAVINGS BANK	NY	565,204	8.75	2.33	54.65	78.50	80.83	6.55	11.60
FSBC	FSB COMMUNITY BANKSHARES	NY	302,874	7.28	3.03	70.40	83.57	86.60	22.95	10.34
WAYN	WAYNE SAVINGS BANCSHARES	OH	447,169	6.63	10.70	39.84	77.05	87.75	6.67	9.53

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS
Most Recent Quarter

General Parameters:
	Regions: Mid-Atlantic, Midwest, Northeast, North Central and Southwest
	Asset Size: < $1 Billion
	Stock trades on the NYSE or NASDAQ exchanges							Total
	No Recent Acquisition Activity			Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	MID-SOUTHERN BANCORP, INC.	IN	176,677	17.14	13.05	45.22	65.03	78.08	0.00	13.67

	DEFINED PARAMETERS FOR						50.00 -	70.00 -		8.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,000,000	< 25.00	< 20.00	< 55.00	95.00	95.00	< 15.00	15.00

PBIP	PRUDENTIAL BANCORP	PA	898,392	16.04	13.93	38.00	63.60	77.53	12.72	13.94
STND	STANDARD FINANCIAL CORP	PA	982,921	10.82	5.41	43.89	76.04	81.45	13.68	13.56
WVFC	WVS FINANCIAL CORP	PA	355,972	38.63	35.25	19.83	22.29	57.54	47.76	9.42
CWAY	COASTWAY BANCORP	RI	701,086	6.36	0.00	46.39	83.34	83.34	22.34	10.12
WBB	WESTBURY BANCORP	WI	792,005	8.48	10.09	21.36	76.01	86.10	3.39	9.50

EXHIBIT 35

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

General Parameters:
	Regions: Mid-Atlantic, Midwest, Northeast, North Central and Southwest
	Asset Size: < $1 Billion
	Stock trades on the NYSE or NASDAQ exchanges
	No Recent Acquisition Activity			OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	MID-SOUTHERN BANCORP, INC.	IN	176,677	0.54	4.08	3.44	2.96	0.50	1.17	0.10	0.98

	DEFINED PARAMETERS FOR					2.75-	2.25-
	INCLUSION IN COMPARABLE GROUP		< 1,000,000	< 1.00	< 9.00	4.75	4.25	< 1.20	< 1.40	< 0.50	> 0.30

WCFB	WCF BANCORP	IA	111,668	0.05	0.21	2.97	3.17	0.52	0.59	0.02	0.46
IROQ	IF BANCORP	IL	612,009	0.47	3.36	3.11	2.48	0.81	1.67	0.07	1.18
JXSB	JACKSONVILLE BANCORP	IL	336,610	0.82	6.21	3.29	3.06	1.22	0.40	0.00	0.92
FCAP	FIRST CAPITAL	IN	752,219	0.91	8.70	3.48	2.61	0.86	0.89	0.52	0.47
UCBA	UNITED COMMUNITY BANCORP	IN	538,844	0.69	5.25	2.85	2.69	0.86	0.39	0.02	0.79
PBSK	POAGE BANKSHARES	KY	460,260	0.39	2.63	3.78	3.38	0.60	1.38	0.40	0.69
HFBL	HOME FED BANCORP OF LOUISIANA	LA	418,595	0.91	8.36	3.60	2.80	0.90	0.78	0.16	0.77
PVBC	PROVIDENT BANCORP	MA	928,219	0.61	4.69	3.72	2.64	0.77	0.61	0.00	1.18
RNDB	RANDOLPH BANCORP	MA	506,555	(0.28)	(1.64)	2.96	6.05	2.97	0.43	0.00	0.70
WEBK	WELLESLEY BANCORP	MA	767,943	0.67	8.55	3.09	2.36	0.26	0.08	0.00	0.75
BYBK	BAY BANCORP	MD	651,412	NM	NM	6.40	3.33	1.01	1.69	0.17	0.62
HBK	HAMILTON BANCORP	MD	509,375	(0.17)	(1.43)	3.15	2.50	0.21	1.25	0.09	0.49
SVBI	SEVERN BANCORP	MD	801,231	0.57	4.99	3.20	2.88	0.66	0.93	0.14	0.99
HMNF	HMN FINANCIAL	MN	715,746	0.88	7.86	3.76	3.63	1.08	0.62	0.06	1.30
EQFN	EQUITABLE FINANCIAL CORP	NE	262,781	0.61	4.22	3.65	3.39	1.01	1.17	0.08	1.43
MGYR	MAGYAR BANCORP	NJ	603,012	0.31	3.79	3.35	2.79	0.34	2.22	1.83	0.58
MSBF	MB BANCORP	NJ	541,746	0.60	4.85	3.19	2.16	0.16	0.82	0.00	0.97
BCTF	BANCORP 34	NM	362,721	0.25	1.70	4.06	6.56	3.46	1.60	0.00	0.85
CARV	CARVER BANCORP	NY	666,416	(0.63)	(8.86)	3.07	4.20	0.67	1.46	0.09	0.77
ESBK	ELMIRA SAVINGS BANK	NY	565,204	0.78	7.28	3.24	2.69	1.00	0.68	0.01	0.78
FSBC	FSB COMMUNITY BANKSHARES	NY	302,874	0.36	3.28	2.80	3.44	1.30	0.03	0.00	0.39
WAYN	WAYNE SAVINGS BANCSHARES	OH	447,169	0.67	7.21	3.33	2.77	0.48	0.57	0.02	0.73

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

General Parameters:
	Regions: Mid-Atlantic, Midwest, Northeast, North Central and Southwest
	Asset Size: < $1 Billion
	Stock trades on the NYSE or NASDAQ exchanges
	No Recent Acquisition Activity			OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	MID-SOUTHERN BANCORP, INC.	IN	176,677	0.54	4.08	3.44	2.96	0.50	1.17	0.10	0.98

	DEFINED PARAMETERS FOR					2.75-	2.25-
	INCLUSION IN COMPARABLE GROUP		< 1,000,000	< 1.00	< 9.00	4.75	4.25	< 1.20	< 1.40	< 0.50	> 0.30

PBIP	PRUDENTIAL BANCORP	PA	898,392	0.24	1.58	2.83	2.08	0.28	1.74	0.02	0.50
STND	STANDARD FINANCIAL CORP	PA	982,921	0.50	3.61	4.67	4.06	0.71	0.31	0.04	0.40
WVFC	WVS FINANCIAL CORP	PA	355,972	0.50	5.26	1.80	1.06	0.14	0.07	0.00	0.12
CWAY	COASTWAY BANCORP	RI	701,086	0.47	4.46	3.11	3.17	1.12	1.36	0.66	0.40
WBB	WESTBURY BANCORP	WI	792,005	0.41	4.12	3.15	3.07	0.81	0.04	0.00	0.73

EXHIBIT 36

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS
Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	MID-SOUTHERN BANCORP, INC.	IN	176,677	17.14	13.05	45.22	65.03	78.08	0.00	13.67

	DEFINED PARAMETERS FOR						50.00 -	70.00 -		8.00 -
	INCLUSION IN COMPARABLE GROUP		< 1,000,000	< 25.00	< 20.00	< 55.00	95.00	95.00	< 15.00	15.00

EQFN	EQUITABLE FINANCIAL CORP	NE	262,781	2.40	0.20	22.52	93.25	93.45	4.11	13.68
HFBL	HOME FED BANCORP OF LOUISIANA	LA	418,595	1.51	13.27	35.56	76.81	90.08	8.32	11.08
PBSK	POAGE BANKSHARES	KY	460,260	13.07	7.02	38.17	73.05	80.07	2.82	14.35
UCBA	UNITED COMMUNITY BANCORP	IN	538,844	22.84	17.26	27.60	53.33	70.59	1.88	13.37
ESBK	ELMIRA SAVINGS BANK	NY	565,204	8.75	2.33	54.65	78.50	80.83	6.55	11.60
IROQ	IF BANCORP	IL	612,009	4.73	14.43	23.40	76.12	90.55	11.56	13.85
HMNF	HMN FINANCIAL	MN	715,746	18.32	0.76	20.57	81.46	82.22	0.00	11.27
WBB	WESTBURY BANCORP	WI	792,005	8.48	10.09	21.36	76.01	86.10	3.39	9.50
SVBI	SEVERN BANCORP	MD	801,231	8.96	3.96	39.01	80.24	84.20	11.66	11.48
STND	STANDARD FINANCIAL CORP	PA	982,921	10.82	5.41	43.89	76.04	81.45	13.68	13.56

		AVERAGE	614,960	9.99	7.47	32.67	76.48	83.95	6.40	12.37
		MEDIAN	588,607	8.85	6.21	31.58	76.47	83.21	5.33	12.49
		HIGH	982,921	22.84	17.26	54.65	93.25	93.45	13.68	14.35
		LOW	262,781	1.51	0.20	20.57	53.33	70.59	0.00	9.50

EXHIBIT 37

KELLER & COMPANY
Dublin, Ohio
(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	MID-SOUTHERN BANCORP, INC.	IN	176,677	0.54	4.08	3.44	2.96	0.50	1.17	0.10	0.98

	DEFINED PARAMETERS FOR					2.75-	2.25-
	INCLUSION IN COMPARABLE GROUP		< 1,000,000	< 1.00	< 9.00	4.75	4.25	< 1.20	< 1.40	< 0.50	> 0.30

EQFN	EQUITABLE FINANCIAL CORP	NE	262,781	0.61	4.22	3.65	3.39	1.01	1.17	0.08	1.43
HFBL	HOME FED BANCORP OF LOUISIANA	LA	418,595	0.91	8.36	3.60	2.80	0.90	0.78	0.16	0.77
PBSK	POAGE BANKSHARES	KY	460,260	0.39	2.63	3.78	3.38	0.60	1.38	0.40	0.69
UCBA	UNITED COMMUNITY BANCORP	IN	538,844	0.69	5.25	2.85	2.69	0.86	0.39	0.02	0.79
ESBK	ELMIRA SAVINGS BANK	NY	565,204	0.78	7.28	3.24	2.69	1.00	0.68	0.01	0.78
IROQ	IF BANCORP	IL	612,009	0.47	3.36	3.11	2.48	0.81	1.67	0.07	1.18
HMNF	HMN FINANCIAL	MN	715,746	0.88	7.86	3.76	3.63	1.08	0.62	0.06	1.30
WBB	WESTBURY BANCORP	WI	792,005	0.41	4.12	3.15	3.07	0.81	0.04	0.00	0.73
SVBI	SEVERN BANCORP	MD	801,231	0.57	4.99	3.20	2.88	0.66	0.93	0.14	0.99
STND	STANDARD FINANCIAL CORP	PA	982,921	0.50	3.61	4.67	4.06	0.71	0.31	0.04	0.40

		AVERAGE	614,960	0.62	5.17	3.50	3.11	0.84	0.80	0.10	0.91
		MEDIAN	588,607	0.59	4.61	3.42	2.98	0.84	0.73	0.07	0.79
		HIGH	982,921	0.91	8.36	4.67	4.06	1.08	1.67	0.40	1.43
		LOW	262,781	0.39	2.63	2.85	2.48	0.60	0.04	0.00	0.40

EXHIBIT 38

KELLER & COMPANY
Dublin, Ohio
614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter

								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)

SUBJECT

MID-SOUTHERN BANCORP, INC.		SALEM	IN	3	-	176,677	168,812	114,896	0	151,893	24,154

COMPARABLE GROUP
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	554,686	495,133	460,754	12,320	457,660	56,681
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	270,549	258,959	255,425	1,467	231,684	35,814
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	722,455	710,557	597,005	1,156	639,597	77,006
HFBL	HOME FED BANCORP OF LOUISIANA	SHREVEPORT	LA	6	NASDAQ	412,756	387,878	322,825	0	342,756	45,932
IROQ	IF BANCORP	WATSEKA	IL	6	NASDAQ	611,493	587,136	465,552	0	473,345	83,476
PBSK	POAGE BANKSHARES	ASHLAND	KY	10	NASDAQ	447,826	419,293	333,491	1,943	374,405	58,358
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	4	NASDAQ	804,888	769,984	672,776	1,099	602,323	91,100
STND	STANDARD FINANCIAL CORP	MONROEVILLE	PA	11	NASDAQ	970,004	887,940	751,227	29,180	697,134	128,904
UCBA	UNITED COMMUNITY BANCORP	LAWRENCEBURG	IN	8	NASDAQ	542,718	510,857	296,359	2,657	468,806	71,960
WBBW	WESTBURY BANCORP	WEST BEND	WI	9	NASDAQ	790,289	741,192	601,988	0	675,797	81,084

	Average			9		612,766	576,893	475,740	4,982	496,351	73,032
	Median			9		583,090	548,997	463,153	1,312	471,076	74,483
	High			13		970,004	887,940	751,227	29,180	697,134	128,904
	Low			4		270,549	258,959	255,425	0	231,684	35,814

EXHIBIT 39

KELLER & COMPANY
Dublin, Ohio
614-766-1426

BALANCE SHEET
ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets

							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
MID-SOUTHERN BANCORP, INC.		176,677	17.14	13.05	65.03	0.98	0.10	0.00	1.17	95.55	85.97	0.00

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	262,781	2.40	0.20	93.25	1.43	0.08	0.10	1.17	94.28	76.93	0.32
HFBL	HOME FED BANCORP OF LOUISIANA	418,595	1.51	13.27	76.81	0.77	0.16	0.00	0.78	92.95	74.08	0.05
PBSK	POAGE BANKSHARES	460,260	13.07	7.02	73.05	0.69	0.40	0.44	1.38	92.87	72.15	0.08
UCBA	UNITED COMMUNITY BANCORP	538,844	22.84	17.26	53.33	0.79	0.02	0.50	0.39	93.15	79.67	0.14
ESBK	ELMIRA SAVINGS BANK	565,204	8.75	2.33	78.50	0.78	0.01	2.18	0.68	88.29	73.90	0.28
IROQ	IF BANCORP	612,009	4.73	14.43	76.12	1.18	0.07	0.00	1.67	94.76	81.79	0.12
HMNF	HMN FINANCIAL	715,746	18.32	0.76	81.46	1.30	0.06	0.17	0.62	96.62	65.67	0.23
WBB	WESTBURY BANCORP	792,005	8.48	10.09	76.01	0.73	0.00	0.00	0.04	92.85	73.08	0.09
SVBI	SEVERN BANCORP	801,231	8.96	3.96	80.24	0.99	0.14	0.14	0.93	93.57	76.72	0.06
STND	STANDARD FINANCIAL CORP	982,921	10.82	5.41	76.04	0.40	0.04	3.01	0.31	90.96	71.06	0.05

	Average	614,960	9.99	7.47	76.48	0.91	0.10	0.65	0.80	93.03	74.51	0.14
	Median	588,607	8.86	6.22	76.47	0.79	0.07	0.16	0.73	93.05	73.99	0.11
	High	982,921	22.84	17.26	93.25	1.43	0.40	3.01	1.67	96.62	81.79	0.32
	Low	262,781	1.51	0.20	53.33	0.40	0.00	0.00	0.04	88.29	65.67	0.05

ALL THRIFTS (134)
	Average	2,056,044	12.47	7.34	72.85	0.75	0.14	0.54	0.70	92.82	75.58	0.12

MIDWEST THRIFTS (41)
	Average	974,754	13.74	7.57	70.15	0.75	0.16	0.29	0.72	92.40	76.99	0.17

INDIANA THRIFTS (7)
	Average	485,243	14.63	14.74	61.63	0.65	0.25	0.31	0.74	90.83	74.57	0.11

EXHIBIT 40

KELLER & COMPANY
Dublin, Ohio
614-766-1426

BALANCE SHEET COMPARISON
LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Capital	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT

MID-SOUTHERN BANCORP, INC.		152,522	24,154	85.97	0.00	0.36	0.00	13.67	(0.03)	10.89	13.67	13.53	23.38

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	226,835	35,946	83.86	4.11	(1.66)	0.00	13.68	(0.00)	4.87	13.68	10.99	13.03
HFBL	HOME FED BANCORP OF LOUISIANA	372,232	46,363	80.03	8.32	0.57	0.00	11.08	(0.10)	3.19	11.08	10.86	17.11
PBSK	POAGE BANKSHARES	394,225	66,035	81.52	2.82	1.32	0.00	14.35	0.05	6.77	14.35	13.99	21.70
UCBA	UNITED COMMUNITY BANCORP	466,786	72,058	86.00	1.88	(1.25)	0.00	13.37	(0.13)	6.55	13.37	11.24	21.76
ESBK	ELMIRA SAVINGS BANK	499,614	65,590	80.83	6.55	1.02	1.72	9.89	0.01	0.88	11.60	9.99	16.82
IROQ	IF BANCORP	527,267	84,742	75.89	11.56	(1.30)	0.00	13.85	(0.05)	8.29	13.85	11.92	16.42
HMNF	HMN FINANCIAL	635,114	80,632	88.44	0.00	0.29	0.00	11.27	(0.06)	12.70	11.27	10.76	13.87
WBB	WESTBURY BANCORP	716,752	75,253	86.02	3.39	1.09	0.00	9.50	(0.07)	5.86	9.50	9.58	12.66
SVBI	SEVERN BANCORP	709,221	92,010	74.09	11.66	0.19	0.36	11.12	(0.00)	3.32	11.48	10.67	16.17
STND	STANDARD FINANCIAL CORP	849,631	133,290	72.60	13.68	0.16	0.00	13.56	0.02	3.43	13.56	10.50	15.30

	Average	539,768	75,192	80.93	6.40	0.04	0.21	12.17	(0.03)	5.59	12.37	11.05	16.48
	Median	513,441	73,656	81.17	5.33	0.24	0.00	12.32	(0.03)	5.37	12.49	10.81	16.30
	High	849,631	133,290	88.44	13.68	1.32	1.72	14.35	0.05	12.70	14.35	13.99	21.76
	Low	226,835	35,946	72.60	0.00	(1.66)	0.00	9.50	(0.13)	0.88	9.50	9.58	12.66

ALL THRIFTS (134)
	Average	1,821,101	251,996	76.44	10.17	0.41	0.08	12.07	(0.07)	5.72	12.14	11.45	18.38

MIDWEST THRIFTS (41)
	Average	872,186	102,569	76.42	9.03	0.61	0.00	11.76	(0.04)	5.85	11.76	11.21	18.92

INDIANA THRIFTS (7)
	Average	431,301	53,942	80.62	7.25	0.82	0.00	11.31	(0.01)	6.58	11.31	10.34	17.42

EXHIBIT 41

KELLER & COMPANY
Dublin, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON
TRAILING FOUR QUARTERS
($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

MID-SOUTHERN BANCORP, INC.		6,478	655	5,823	(700)	39	884	5,252	2,155	982	1,173	960

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	9886	1260	8626	1,017	0	2493	8384	2,362	872	1,490	1,511
HFBL	HOME FED BANCORP OF LOUISIANA	17390	3016	14374	1,500	94	3743	11728	5,881	1,929	3,952	3,804
PBSK	POAGE BANKSHARES	19035	2760	16275	2,083	1	2771	15518	2,336	640	1,696	1,773
UCBA	UNITED COMMUNITY BANCORP	16602	2297	14305	84	9	4588	14345	4,807	1,088	22,307	21,913
ESBK	ELMIRA SAVINGS BANK	20611	4050	16561	490	0	5658	15281	6,448	1,999	4,444	4,414
IROQ	IF BANCORP	21388	3767	17621	2,083	800	4775	14715	5,669	2,055	3,614	2,806
HMNF	HMN FINANCIAL	27624	1782	25842	(956)	(1)	7892	7325	10,635	4,252	6,383	6,146
WBB	WESTBURY BANCORP	25246	3409	21837	450	16	6055	22931	4,991	1,782	161	60
SVBI	SEVERN BANCORP	31454	7834	23620	(1,150)	(2)	5254	22803	7,222	2,952	433	512
STND	STANDARD FINANCIAL CORP	38118	6557	31561	477	54	5178	29794	5,586	1,840	200	198

	Average	22,735	3,673	19,062	608	97	4,841	16,282	5,594	1,941	4,468	4,314
	Median	21,000	3,213	17,091	484	5	4,977	14,998	5,628	1,885	2,655	2,290
	High	38,118	7,834	31,561	2,083	800	7,892	29,794	10,635	4,252	22,307	21,913
	Low	9,886	1,260	8,626	(1,150)	(2)	2,493	7,325	2,336	640	161	60

ALL THRIFTS (134)
	Average	70,949	13,804	57,146	2,201	464	18,201	46,288	26,164	9,249	17,946	16,034

MIDWEST THRIFTS (41)
	Average	29,383	5,389	23,993	1,326	196	18,996	30,621	11,085	3,449	10,333	10,018

INDIANA THRIFTS (7)
	Average	16,127	1,656	14,471	4,891	346	5,678	13,694	6,092	1,505	15,685	14,850

EXHIBIT 42

KELLER & COMPANY
Dublin, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON
AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

MID-SOUTHERN BANCORP, INC.		3.66	0.37	3.29	(0.40)	0.02	0.50	2.96	1.22	0.55	0.66	0.54

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	4.00	0.51	3.49	0.41	0.00	1.01	3.39	0.96	0.35	0.60	0.61
HFBL	HOME FED BANCORP OF LOUISIANA	4.16	0.72	3.44	0.36	0.02	0.90	2.80	1.41	0.46	0.95	0.91
PBSK	POAGE BANKSHARES	4.15	0.60	3.54	0.45	0.00	0.60	3.38	0.51	0.14	0.37	0.39
UCBA	UNITED COMMUNITY BANCORP	3.11	0.43	2.68	0.00	0.00	0.86	2.69	0.19	0.04	0.70	0.69
ESBK	ELMIRA SAVINGS BANK	3.63	0.71	2.92	0.09	0.00	1.00	2.69	1.14	0.35	0.78	0.78
IROQ	IF BANCORP	3.61	0.64	2.98	0.35	0.14	0.81	2.48	0.96	0.35	0.61	0.47
HMNF	HMN FINANCIAL	3.94	0.25	3.69	(0.14)	(0.00)	1.13	1.05	1.52	0.61	0.91	0.88
WBB	WESTBURY BANCORP	3.38	0.46	2.93	0.38	0.01	0.81	3.07	4.26	1.52	0.42	0.41
SVBI	SEVERN BANCORP	3.98	0.99	2.99	(1.29)	(0.00)	0.66	2.88	8.09	3.31	0.54	0.57
STND	STANDARD FINANCIAL CORP	5.19	0.89	4.30	0.50	0.06	0.71	4.06	5.84	1.92	0.51	0.50

	Average	3.92	0.62	3.29	0.11	0.02	0.85	2.85	2.49	0.91	0.64	0.62
	Median	3.96	0.62	3.21	0.36	0.00	0.84	2.84	1.27	0.41	0.61	0.59
	High	5.19	0.99	4.30	0.50	0.14	1.13	4.06	8.09	3.31	0.95	0.91
	Low	3.11	0.25	2.68	(1.29)	(0.00)	0.60	1.05	0.19	0.04	0.37	0.39

ALL THRIFTS (134)
	Average	3.71	0.59	3.12	0.21	0.02	1.17	3.20	2.48	0.90	0.90	0.80

MIDWEST THRIFTS (41)
	Average	3.61	0.54	3.07	0.20	0.03	1.96	4.06	1.21	0.30	0.88	0.85

INDIANA THRIFTS (7)
	Average	3.49	0.41	3.08	0.53	0.05	1.07	2.92	0.85	0.22	0.97	0.86

EXHIBIT 43

KELLER & COMPANY
Dublin, Ohio
614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS
TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
MID-SOUTHERN BANCORP, INC.		3.83	0.48	3.35	3.44	0.66	4.98	0.54	4.08

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	4.29	0.60	3.68	3.74	0.60	4.17	0.61	4.22
HFBL	HOME FED BANCORP OF LOUISIANA	4.63	0.95	3.68	3.83	0.95	8.69	0.91	8.36
PBSK	POAGE BANKSHARES	4.51	0.75	3.76	3.85	0.37	2.51	0.39	2.63
UCBA	UNITED COMMUNITY BANCORP	3.35	0.51	2.85	2.89	0.70	5.27	0.69	5.25
ESBK	ELMIRA SAVINGS BANK	4.10	0.88	3.22	3.30	0.78	7.33	0.78	7.28
IROQ	IF BANCORP	3.76	0.84	2.92	3.09	0.61	4.32	0.47	3.36
HMNF	HMN FINANCIAL	4.09	0.29	3.81	3.83	0.91	8.17	0.88	7.86
WBB	WESTBURY BANCORP	3.64	0.54	3.10	3.15	0.42	4.19	0.41	4.12
SVBI	SEVERN BANCORP	4.35	1.25	3.10	3.26	0.54	4.76	0.57	4.99
STND	STANDARD FINANCIAL CORP	5.64	1.21	4.43	4.67	0.51	3.70	0.50	3.61

	Average	4.24	0.78	3.45	3.56	0.64	5.31	0.62	5.17
	Median	4.20	0.79	3.45	3.52	0.61	4.54	0.59	4.61
	High	5.64	1.25	4.43	4.67	0.95	8.69	0.91	8.36
	Low	3.35	0.29	2.85	2.89	0.37	2.51	0.39	2.63

ALL THRIFTS (134)
	Average	4.07	0.81	3.24	3.42	0.90	7.29	0.80	6.51

MIDWEST THRIFTS (41)
	Average	3.94	0.73	3.21	3.35	0.88	8.01	0.85	7.77

INDIANA THRIFTS (7)
	Average	3.88	0.53	3.35	3.42	0.97	8.88	0.86	7.94

EXHIBIT 44

KELLER & COMPANY
Dublin, Ohio
614-766-1426

		RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/		Chargeoffs/	Provisions/
		Gross	Reserves/	Average	Net	Effective
		Loans	NPA	Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT

MID-SOUTHERN BANCORP, INC.		1.48	83.36	0.07	(874.83)	45.56

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	1.48	122.68	0.01	3,400.00	36.31
HFBL	HOME FED BANCORP OF LOUISIANA	0.94	99.11	0.25	37.22	33.07
PBSK	POAGE BANKSHARES	0.93	50.10	0.64	203.21	28.86
UCBA	UNITED COMMUNITY BANCORP	1.44	201.37	0.44	4.07	20.81
ESBK	ELMIRA SAVINGS BANK	0.96	114.11	0.16	167.55	31.30
IROQ	IF BANCORP	1.51	70.63	0.19	167.90	36.40
HMNF	HMN FINANCIAL	1.53	209.65	(0.15)	(1,322.73)	39.71
WBB	WESTBURY BANCORP	0.94	485.26	0.01	562.50	36.89
SVBI	SEVERN BANCORP	1.19	106.11	0.12	(169.27)	NM
STND	STANDARD FINANCIAL CORP	0.52	128.92	0.06	158.93	31.39

	Average	1.14	158.79	0.17	320.94	32.75
	Median	1.08	118.40	0.14	163.24	33.07
	High	1.53	485.26	0.64	3,400.00	39.71
	Low	0.52	50.10	(0.15)	(1,322.73)	20.81

ALL THRIFTS (134)
	Average	1.00	135.18	0.17	179.54	29.99

MIDWEST THRIFTS (41)
	Average	1.02	141.36	0.23	(516.60)	26.85

INDIANA THRIFTS (7)
	Average	1.05	100.08	0.57	95.50	27.58

EXHIBIT 45

KELLER & COMPANY
Dublin, Ohio
614-766-1426

		COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
		STOCK PRICES AS OF FEBRUARY 28, 2018
		FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		*				*					*			*
							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)
		---------	---------	---------	---------	---------	---------	---------	---------	---------	---------	---------	---------	---------	---------	---------

MID-SOUTHERN BANCORP, INC.
	Midpoint	27,000	10.00	0.36	15.17	22.63	65.92	13.95	65.92	27.89	0.06	0.60	16.74	21.17	0.47	2.23

	Minimum	22,950	10.00	0.42	16.73	19.13	59.77	12.02	59.77	23.55	0.06	0.60	14.13	20.11	0.48	2.40
	Maximum	31,050	10.00	0.31	14.01	26.17	71.33	15.84	71.33	32.30	0.06	0.60	19.38	22.20	0.46	2.09
	Maximum, as adjusted	35,708	10.00	0.27	12.98	30.32	77.03	17.95	77.03	37.50	0.06	0.60	22.50	23.31	0.45	1.94

ALL THRIFTS (134)
	Average	344,684	26.86	7.88	50.62	22.50	125.72	14.48	135.51	24.59	0.62	2.73	23.30	12.19	0.80	6.51
	Median	74,265	18.63	0.89	15.63	18.38	120.51	13.94	126.38	19.88	0.31	1.43	0.00	11.18	0.67	5.56

INDIANA THRIFTS (7)
	Average	198,843	108.52	2.92	30.70	17.41	126.92	11.92	133.09	16.48	1.06	2.98	57.46	11.31	0.86	7.94
	Median	86,333	28.89	1.10	24.42	19.72	119.83	12.86	125.84	17.82	0.67	3.26	71.19	10.83	0.69	6.11

COMPARABLE GROUP (10)
	Average	78,628	20.01	0.99	19.06	23.81	104.86	12.97	112.36	24.40	0.41	1.84	38.42	12.37	0.62	5.17
	Median	81,194	20.50	0.88	19.57	22.23	107.23	12.81	112.16	23.79	0.32	1.32	31.98	12.49	0.59	4.61

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	36,721	10.90	0.44	10.67	24.77	102.16	13.97	105.42	24.22	0.00	0.00	0.00	13.68	0.61	4.22
ESBK	ELMIRA SAVINGS BANK	54,063	20.45	1.68	24.81	12.17	82.43	9.57	104.66	12.25	1.61	7.87	95.83	11.60	0.78	7.28
HFBL	HOME FED BANCORP OF LOUISIANA	54,198	28.13	2.05	24.06	13.72	116.90	12.95	117.38	14.28	0.42	1.49	20.49	11.08	0.91	8.36
HMNF	HMN FINANCIAL	85,903	19.10	1.42	17.93	13.45	106.53	12.00	110.40	13.94	0.00	0.00	0.00	11.27	0.88	7.86
IROQ	IF BANCORP	77,468	19.66	0.92	21.51	21.37	91.40	12.66	92.21	27.69	0.40	2.03	43.48	13.85	0.47	3.36
PBSK	POAGE BANKSHARES	73,960	21.00	0.48	18.75	43.75	112.00	16.07	116.21	42.00	0.24	1.14	50.00	14.35	0.39	2.63
STND	STANDARD FINANCIAL CORP	143,873	30.08	0.78	27.87	38.56	107.93	14.64	139.39	39.58	0.77	2.57	99.10	13.56	0.50	3.61
SVBI	SEVERN BANCORP	88,841	7.26	0.35	7.51	20.73	96.60	11.09	98.17	19.61	0.00	0.00	0.00	11.48	0.57	4.99
UCBA	UNITED COMMUNITY BANCORP	86,333	20.55	0.89	17.15	23.09	119.83	16.02	125.84	23.35	0.67	3.26	75.28	13.37	0.69	5.25
WBB	WESTBURY BANCORP	84,920	23.00	0.87	20.38	26.44	112.86	10.72	113.92	27.06	0.00	0.00	0.00	9.50	0.41	4.12

EXHIBIT 46

KELLER & COMPANY
Columbus, Ohio
614-766-1426

VALUATION ANALYSIS AND CALCULATION - SECOND STAGE OFFERING

Mid-Southern Bancorp, Inc.
February 28, 2018

Pricing ratios and parameters:
		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
---------------	----------	----------------	--------------	--------------	--------------	--------------
Price to earnings (X)	P/E	22.63	23.81	22.23	22.50	18.38
Price to core earnings (X)	P/CE	27.89	24.40	23.79	24.59	19.88
Price to book value	P/B	65.92%	104.86	107.23	125.72	120.51
Price to tangible book value	P/TB	65.92%	112.36	112.16	135.51	126.38
Price to assets	P/A	13.95%	12.97	12.81	14.48	13.94

Pre conversion earnings	(Y)	$1,173,000	For the twelve months ended December 31, 2017
Pre conversion core earnings	(CY)	$960,000	For the twelve months ended December 31, 2017
Pre conversion book value	(B)	$24,154,000	At December 31, 2017
Pre conversion tang. book value	(TB)	$24,154,000	At December 31, 2017
Pre conversion assets	(A)	$176,677,000	At December 31, 2017

Conversion expense	(X)	5.94%	Percent sold (PCT)			71.69%
ESOP stock purchase	(E)	8.00%	Option % granted (OP)			10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value (OV)			30.61%
ESOP term (yrs.)	(T)	20	Option maturity (OM)			5
RRP amount	(M)	4.00%	Option % taxable (OT)			25.00%
RRP term (yrs.)	(N)	5	Price per share (P)			$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		1.89%
Investment rate of return, net	(RR)	1.49%

Formulae to indicate value after conversion:

1. P/CE method: Value = P/CE*CY	= $	27,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value = P/B*(B)	= $	27,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value = P/A*(A)	= $	27,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:
			Gross Proceeds
	Exchange	Public	of Public	Exchange	Total	TOTAL
	Shares Issued	Shares Issued	Offering	Ratio	Shares Issued	VALUE

Midpoint	764,370	1,935,630	$19,356,300	1.7740	2,700,000	$27,000,000

Minimum	649,715	1,645,286	$16,452,855	1.5079	2,295,000	$22,950,000
Maximum	879,026	2,225,975	$22,259,745	2.0402	3,105,000	$31,050,000
Maximum, as adjusted	1,010,879	2,559,871	$25,598,707	2.3462	3,570,750	$35,707,500

EXHIBIT 47

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Mid-Southern Bancorp, Inc.
At the MINIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$16,452,855
	Less: Estimated offering expenses	1,150,000
	Net offering proceeds	$15,302,855

2.	Generation of Additional Income
	Net offering proceeds	$15,302,855
	Less: Stock-based benefit plans (2)	1,974,343
	Plus MHC consolidation	920,000
	Net offering proceeds invested	$14,248,512

	Investment rate, after taxes	1.49%

	Earnings increase - return on proceeds invested	$212,745
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	51,991
	Less: Stock-based incentive plan expense, net of taxes	103,982
	Less: Option expense, net of applicable taxes	95,405
	Net earnings increase (decrease)	$(38,634)

3.	Comparative Pro Forma Earnings
		Net	Core

	Before conversion - 12 months ended 12/31/17	$1,173,000	$960,000
	Net earnings increase (decrease)	(38,634)	(38,634)
	After conversion	$1,134,366	$921,366

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 12/31/17	$24,154,000	$24,154,000
	Net cash conversion proceeds	14,248,512	14,248,512
	Other adjustments	0	0
	After conversion	$38,402,512	$38,402,512

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/17	$176,677,000
	Net cash conversion proceeds	14,248,512
	Other adjustments	0
	After conversion	$190,925,512

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans.
(3) ESOP and RRP are omitted from net worth.

EXHIBIT 48

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Mid-Southern Bancorp, Inc.
At the MIDPOINT

1.	Gross Offering Proceeds
	Offering proceeds (1)	$19,356,300
	Less: Estimated offering expenses	1,150,000
	Net offering proceeds	$18,206,300

2.	Generation of Additional Income
	Net offering proceeds	$18,206,300
	Less: Stock-based benefit plans (2)	2,322,756
	Plus MHC consolidation	920,000
	Net offering proceeds invested	$16,803,544

	Investment rate, after taxes	1.49%

	Earnings increase - return on proceeds invested	$250,894
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	61,166
	Less: Stock-based incentive plan expense, net of taxes	122,332
	Less: Option expense, net of applicable taxes	112,241
	Net earnings increase (decrease)	$(44,845)

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - 12 months ended 12/31/17	$1,173,000	$960,000
	Net earnings increase	(44,845)	(44,845)
	After conversion	$1,128,155	$915,155

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 12/31/17	$24,154,000	$24,154,000
	Net cash conversion proceeds	16,803,544	16,803,544
	Other adjustments	0	0
	After conversion	$40,957,544	$40,957,544

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/17	$176,677,000
	Net cash conversion proceeds	16,803,544
	Other adjustments	0
	After conversion	$193,480,544

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans..
(3) ESOP and RRP are omitted from net worth.

EXHIBIT 49

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Mid-Southern Bancorp, Inc.
At the MAXIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$22,259,745
	Less: Estimated offering expenses	1,150,000
	Net offering proceeds	$21,109,745

2.	Generation of Additional Income
	Net offering proceeds	$21,109,745
	Less: Stock-based benefit plans (2)	2,671,169
	Plus MHC consolidation	920,000
	Net offering proceeds invested	$19,358,576

	Investment rate, after taxes	1.49%

	Earnings increase - return on proceeds invested	$289,043
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	70,341
	Less: Stock-based incentive plan expense, net of taxes	140,682
	Less: Option expense, net of applicable taxes	129,078
	Net earnings increase (decrease)	$(51,057)

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - 12 months ended 12/31/17	$1,173,000	$960,000
	Net earnings increase	(51,057)	(51,057)
	After conversion	$1,121,943	$908,943

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 12/31/17	$24,154,000	$24,154,000
	Net cash conversion proceeds	19,358,576	19,358,576
	Other adjustments	0	0
	After conversion	$43,512,576	$43,512,576

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/17	$176,677,000
	Net cash conversion proceeds	19,358,576
	Other adjustments	0
	After conversion	$196,035,576

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans..
(3) ESOP and RRP are omitted from net worth.

EXHIBIT 50

KELLER & COMPANY
Columbus, Ohio
614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS
Mid-Southern Bancorp, Inc.
At the Maximum, as adjusted

1.	Gross Offering Proceeds
	Offering proceeds (1)	$25,598,707
	Less: Estimated offering expenses	1,250,000
	Net offering proceeds	$24,348,707

2.	Generation of Additional Income
	Net offering proceeds	$24,348,707
	Less: Stock-based benefit plans (2)	3,071,845
	Plus MHC consolidation	920,000
	Net offering proceeds invested	$22,196,862

	Investment rate, after taxes	1.49%

	Earnings increase - return on proceeds invested	$331,421
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings, net of taxes	80,892
	Less: Stock-based incentive plan expense, net of taxes	161,784
	Less: Option expense, net of applicable taxes	148,439
	Net earnings increase (decrease)	$(59,694)

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - 12 months ended 12/31/17	$1,173,000	$960,000
	Net earnings increase	(59,694)	(59,694)
	After conversion	$1,113,306	$900,306

4.	Comparative Pro Forma Net Worth (3)

		Total	Tangible

	Before conversion - 12/31/17	$24,154,000	$24,154,000
	Net cash conversion proceeds	22,196,862	22,196,862
	Other adjustments	0	0
	After conversion	$46,350,862	$46,350,862

5.	Comparative Pro Forma Assets

	Before conversion - 12/31/17	$176,677,000
	Net cash conversion proceeds	22,196,862
	Other adjustments	0
	After conversion	$198,873,862

(1) Represents gross proceeds of public offering.
(2) Represents ESOP and stock-based incentive plans.
(3) ESOP and RRP are omitted from net worth.

EXHIBIT 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

			Premium or (discount)
			from comparable group.

	Mid-Southern Bancorp, Inc.		Average	Median

Midpoint:
Price/earnings	22.63	x	(4.96)%	1.80%
Price/book value	65.92	% *	(37.14)%	(38.52)%
Price/assets	13.95%		7.56%	8.90%
Price/tangible book value	65.92%		(41.33)%	(41.23)%
Price/core earnings	27.89	x	14.30%	17.23%

Minimum of range:
Price/earnings	19.13	x	(19.66)%	(13.95)%
Price/book value	59.77	% *	(43.00)%	(44.26)%
Price/assets	12.02%		(7.32)%	(6.17)%
Price/tangible book value	59.77%		(46.80)%	(46.71)%
Price/core earnings	23.55	x	(3.48)%	(1.01)%

Maximum of range:
Price/earnings	26.17	x	9.91%	17.72%
Price/book value	71.33	% *	(31.98)%	(33.48)%
Price/assets	15.84%		22.13%	23.65%
Price/tangible book value	71.33%		(36.52)%	(36.40)%
Price/core earnings	32.30	x	32.38%	35.77%

Super maximum of range:
Price/earnings	30.32	x	27.34%	36.39%
Price/book value	77.03	% *	(26.54)%	(28.16)%
Price/assets	17.95%		38.40%	40.12%
Price/tangible book value	77.03%		(31.44)%	(31.32)%
Price/core earnings	37.50	x	53.69%	57.63%

*   Represents pricing ratio associated with primary valuation method.

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.
Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio.  Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Alaska to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments.  Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions.  Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading thrift conversion appraisal firms in the United States. We have on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States and daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an approved appraiser for filing with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.  We are an affiliate member of numerous trade organizations including the American Bankers Association and America's Community Bankers.

Each of the firm's senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise.  It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis.  In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry.  Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions.  After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A.  During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses.  By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm.  In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions.  Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

Consultants in the Firm (cont.)

SUSAN H. O'DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA.  Her clients consisted primarily of financial institutions and health care companies.

Ms. O Donnell then joined Empire Bank of America in Buffalo, New York.  During her five years with Empire, Ms. O Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting.  She also coordinated the offering circular for its initial offering of common stock.

Ms. O Donnell later joined Banc One Corporation where she worked for eleven years.  She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings.  She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates.  Ms. O Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue.  She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O Donnell graduated from Miami University with a B.S. in Business.  She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

Consultants in the Firm (cont.)

JOHN A. SHAFFER  has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans.  Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio.  At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion.  His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects.  Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

EXHIBIT B

RB 20
CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

March 12, 2018	/s/ Michael R. Keller
Date	Michael R. Keller

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:
The fee which I received directly from the applicant, Mid-Southern Savings Bank, in the amount of $35,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.
Further, affiant sayeth naught.

/s/ Michael R. Keller
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 12th  day of March 2018.

/s/ Janet M. Mohr
NOTARY PUBLIC